PRELIMINARY OFFERING CIRCULAR DATED FEBRUARY 14, 2024

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Verb Technology Company, Inc. ®

27,397,260 Shares of Common Stock

By this offering circular (the “Offering Circular”), Verb Technology Company, Inc., a Nevada corporation, is offering on a “best-efforts” basis a maximum of 27,397,260 shares of its common stock, par value $0.0001 per share (the “Offered Shares”), at a fixed price of $0.30 to $1.15 per share (to be fixed by post-qualification supplement), pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). There is no minimum purchase requirement for investors in this offering.

This offering is being conducted on a “best-efforts” basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. None of the proceeds received will be placed in an escrow or trust account. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 8, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence within two days of SEC qualification; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) one year from the date of SEC qualification, or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

	Number of Shares	Price to Public(1)	Broker-Dealer Discounts and Commissions(2)	Proceeds to Company(3)
Per Share:	-	$0.73	$(0.02)	$0.71
Total Minimum:	0	$0	$0)	$0
Total Maximum:	27,397,260	$20,000,000	$(600,000)	$19,400,000

(1)	Assumes a public offering price of $0.73, which represents the midpoint of the offering price range of $0.30 to $1.15 per share

(2)	We have engaged Dawson James Securities, Inc., member FINRA/SIPC (“the “Placement Agent”), to act as placement agent for this offering, in exchange for a fee of 3% of the aggregate offering price of the Offered Shares sold.

(3)	Does not account for the payment of expenses of this offering estimated at $175,450. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”), under the symbol “VERB.” On February 13, 2024, the last reported sale price of our common stock was $0.147 per share.

Investing in the Offered Shares is speculative and involves substantial risks. You should purchase Offered Shares only if you can afford a complete loss of your investment. See “Risk Factors”, beginning on page 8, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to “Qualified Purchasers” on page 22. Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is _______________, 2024.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the section entitled “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the section entitled “Risk Factors” and the consolidated financial statements and the notes thereto. Verb Technology Company, Inc. and its consolidated subsidiaries are referred to herein as “Verb,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

Overview

All dollar amounts in this section are in thousands.

Through June 13, 2023, we operated three distinct lines of business through separate wholly owned subsidiaries. Verb Direct, LLC, a sales Software-as-a-Service (“SaaS”) platform for the direct sales industry; Verb Acquisition Co., LLC, a sales SaaS platform for the Life Sciences industry and sports teams; and verbMarketplace, LLC, a multi-vendor, multi-presenter, livestream social shopping platform known as MARKET.live that combines ecommerce and entertainment.

We determined that by focusing all of our resources solely on the development and operation of MARKET.live, our livestream shopping platform, over time we could generate greater shareholder value than through the continued operation of our SaaS business platforms. Accordingly, after an extensive seven-month process, managed by a prominent M&A advisory firm, to identify a buyer willing to pay the highest price on the most favorable terms for the assets of the SaaS business on June 13, 2023 we disposed of all of the operating SaaS assets of Verb Direct, LLC and Verb Acquisition Co., LLC pursuant to an asset purchase agreement for aggregate consideration of $6,500, $4,750 of which was paid in cash by the buyer at the closing of the transaction. Additional payments in the aggregate of $1,750 will be paid by the buyer if certain profitability and revenue targets are met within the next two years as set forth more particularly in the asset purchase agreement. During the seven-month period of the sales process, virtually all of our resources were dedicated to facilitating the sale process and all operating budgets were suspended, including sales and marketing budgets for MARKET.live, in order to preserve cash and minimize reliance on the capital markets until the asset sale process was complete.

Our MARKET.live Business

MARKET.live is a multivendor social shopping platform for retailers, brands, manufacturers, creators, influencers and entrepreneurs who seek to participate in an open market-style eco-system environment. MARKET.live is akin to a virtual shopping mall, a centralized online destination where shoppers can explore hundreds, and we believe over time thousands, of shoppable stores for their favorite brands, influencers, creators and celebrities, all of whom can host livestream shopping events from their virtual stores that can be seen by all shoppers at the virtual mall. Every store operator can host livestream events, even simultaneously, and over time we believe there could be thousands of such events, across numerous product and service categories, being hosted by people from all over the world, always on – 24/7 – where shoppers can communicate directly with the hosts in real time to comment or ask questions about products through an on-screen chat visible to all shoppers. Through the on-screen chat, shoppers can also communicate directly with each other in real time, invite their friends and family to join them at any of the live shopping events to share the experience, and then simply click on a non-intrusive in-video overlay to place items in an on-screen shopping cart for purchase – all without interrupting the video. Shoppers can visit any number of other shoppable events to meet up and chat with friends, old and new, and together watch, shop and chat with the hosts, discover new products and services, and become part of an immersive entertaining social shopping experience. Throughout the experience, the shopping cart follows shoppers seamlessly from event to event, shoppable video to shoppable video, host to host, store to store and product to product.

We believe the MARKET.live business model is a simple but innovative B-to-B play. It is a multi-vendor platform, with a single follow-me style unified shopping cart, and robust ecommerce capabilities with the tools for consumer brands, big box brick and mortar stores, boutiques, influencers and celebrities to connect with their clients, customers, fans, followers, and prospects by providing a unique, interactive social shopping experience that we believe could keep them coming back and engaged for hours.

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Among the key differentiators for MARKET.live is that it allows anyone that streams on MARKET.live to simultaneously broadcast their stream (multi-cast or simulcast) over most popular social media sites to reach a substantially larger audience, which can be especially attractive for creators and influencers that have large number of followers on other social media platforms. All livestream events are recorded and available to watch in each vendor’s personally branded stores on MARKET.live for those fans, followers and customers to return after the livestream events, 24/7, to browse and purchase any of the featured products. All the recorded livestream videos are indexed for easy browsing and remain shoppable.

We recently completed development work on a new MARKET.live capability that facilitates a deeper integration into the TikTok social media platform, which could expose MARKET.live shoppable programming to tens of millions of potential viewers/purchasers.

This new capability allows shoppers watching a MARKET.live stream on TikTok to stay on that site and check out through that site, eliminating the friction or reluctance of TikTok users to leave their TikTok feed in order to complete their purchase on MARKET.live. Our technology integration allows the purchase data to flow back through MARKET.live and to the individual vendors and stores on MARKET.live seamlessly for fulfillment of the orders.

In fall of 2023 we launched our “Creators on MARKET.live,” a program that allows creators to monetize their content through livestream shopping and personalized storefronts on MARKET.live. This program is only open to those individuals with a large, verifiable social media following. Participants selected for the Creators on MARKET.live program (“Creators”) can choose to feature their favorite products from MARKET.live stores and promote and sell them to their fans, followers and customers. The Company recently launched a similar program on TikTok for TikTok creators and influencers.

In the coming weeks, we expect to formally launch a new drop ship program on MARKET.live, offered on a subscription basis, designed specifically for those individuals interested in starting their own ecommerce business who do not yet have a large base of fans or followers. Through this new program, entrepreneurs will be able to quickly and easily establish their own virtual storefronts, essentially their own website, by choosing the products they love from a carefully curated list of products by category (based on their selected subscription package). They will be able to easily import the products into their storefront and launch their own ecommerce business through livestream shopping events broadcast live on MARKET.live and simulcast on other social platforms. Subscribers will not have to purchase inventory and product fulfillment will be handled for them for no additional cost. This program represents a very low cost, low risk option for those who want to start their own ecommerce business. We are planning a national television commercial campaign to promote this new program.

Depending on the products chosen, participants in the Creators on MARKET.live program can earn between 5% and 20% of their gross sales at no cost and no risk to the Creators selected to participate in the program. Entrepreneurs that participate in the drop ship programs will pay a fixed monthly fee for access to the products in the program and to maintain their MARKET.live ecommerce storefronts and will also earn a percentage of the sales they generate, which varies based on the subscription package.

verbTV will launch as a feature of our MARKET.live platform, serving to draw an audience of people seeking to consume video content that is also interactive and shoppable. We expect this additional audience will also be exposed to and enhance the eco-system of shoppers and retailers on MARKET.live. Over time we anticipate that verbTV will feature concerts, game shows, sports, including e-sports, sitcoms, podcasts, special events, news, including live events, and other forms of video entertainment that is all interactive and shoppable. verbTV represents an entirely new distribution channel for all forms of content by a new generation of content creators looking for greater freedom to explore the creative possibilities that a native interactive video platform can provide for their audience. We believe content creators may also enjoy greater revenue opportunities through the native ecommerce capabilities the platform provides to sponsors and advertisers who will enjoy real-time monetization, data collection and analytics. Through verbTV, we believe sponsors and advertisers will be able to accurately measure the ROI from their marketing spend, instead of relying on imprecise viewership information traditionally offered to television sponsors and advertisers.

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Recent Developments

Nasdaq Deficiency Notices

August 18, 2023 Notice

 On August 18, 2023, the Company received a notice from The Nasdaq Stock Market LLC (“NASDAQ”) indicating that it did not meet the minimum of $2,500,000 in stockholders’ equity required by NASDAQ Listing Rule 5550(b)(1) (the “Listing Rule”) for continued listing, or the alternatives of market value of listed securities or net income from continuing operations. The notice was based upon the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, which reported that the Company’s total stockholders’ equity as of June 30, 2023 was ($1,818,000).On October 9, 2023, the Company submitted a plan to regain compliance with the Listing Rule and was given an extension until February 14, 2024 to evidence compliance through a public filing.

On February 5, 2024, the Company reported in a Current Report on Form 8-K (the “Form 8-K Filing”) that based on its unaudited balance sheet as of December 31, 2023, it believed it had regained compliance with the stockholders’ equity requirement of NASDAQ Listing Rule 5550(b)(1) for continued listing. On February 5, 2023, the Company was informed that based upon the Form 8-K Filing, the Staff determined that the Company is in compliance with Listing Rule 550(b)(1).

November 2, 2023 Notice

On November 2, 2023, we received a letter from The NASDAQ Stock Market advising that the Company did not meet the minimum $1.00 per share bid price requirement for continued inclusion on The NASDAQ Capital Market pursuant to NASDAQ Marketplace Listing Rule 5550(a)(2). To demonstrate compliance with this requirement, the closing bid price of our common stock needs to be at least $1.00 per share for a minimum of 10 consecutive business days before April 30, 2024. In order to satisfy this requirement, the Company intends to continue actively monitoring the bid price for its common stock between now and April 30, 2024, and will consider available options to resolve the deficiency and regain compliance with the minimum bid price requirement.

Series C Preferred Stock Offering

On December 29, 2023, the Company entered into a securities purchase agreement with Streeterville Capital, LLC (the “Streeterville Purchase Agreement”), pursuant to which the Company sold 3,000 shares of the Company’s newly designated non-convertible Series C Preferred Stock for proceeds of $3,000,000. The Series C Preferred Stock receives a 10% stated annual dividend, has no voting rights and has a face value of $1,300 per share. The sale of the Series C Preferred Stock was consummated on December 29, 2023.

ATM Offerings

On December 15, 2023, the Company entered into an At-the-Market Issuance Sales Agreement (the “Ascendiant Sales Agreement”) with Ascendiant Capital Markets, LLC, as sales agent, to sell, from time to time, shares of its common stock having an aggregate offering price of up to $960,000, through an “at the market” offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-264038), as supplemented by a prospectus supplement. From December 15, 2023 to the date of this Offering Circular, the Company issued 2,396,247 shares of its common stock and received $0.2 million of aggregate net proceeds in “at the market” offerings under the Ascendiant Sales Agreement.

On December 15, 2023, the Company terminated its At-The Market Issuance Sales Agreement, dated as of November 16, 2021, by and between the Company and Truist Securities, Inc. (the “Truist Sales Agreement”). From September 30, 2023, to December 15, 2023, the Company issued and sold an aggregate of 8,678,914 shares of common stock for aggregate net proceeds of $2.5 million under the Truist Sales Agreement.

Debt Financing

On October 11, 2023, the Company entered into a note purchase agreement with Streeterville Capital, LLC, pursuant to which the Company sold a promissory note in the aggregate principal amount of $1.0 million (the “Note”). The Note bears interest at 9.0% per annum compounded daily. The maturity date of the Note is 18 months from the date of its issuance. In connection with the sale of the Note, verbMarketplace, LLC, a wholly-owned subsidiary of the Company, entered into a Guaranty, dated October 11, 2023, pursuant to which it guaranteed the obligations of the Company under the Note in exchange for receiving a portion of the proceeds.

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Our Corporate Information

We are a Nevada corporation that was incorporated in November 2012. Our principal executive and administrative offices are located at 2700 S. Las Vegas Blvd., Suite 2301, Las Vegas, NV 89109, and our telephone number is (855) 250-2300. Our website address is https://www.verb.tech. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. Information on or accessed through our website or the SEC’s website is not incorporated into this Offering Circular.

Offering Summary

Securities Offered	The Offered Shares, 27,397,260 shares of common stock, are being offered by the Company in a “best-efforts” offering.

Offering Price Per Share	$0.30 to $1.15 per Offered Share (to be fixed by post-qualification supplement).

Shares Outstanding Before This Offering	25,150,074 shares of common stock issued and outstanding as of February 7, 2024.

Shares Outstanding After This Offering

52,547,334 shares of common stock issued and outstanding, assuming all of the Offered Shares are sold hereunder. The number of shares to be outstanding after this offering is based on 25,150,074 shares outstanding as of February 7, 2024 and excludes:

●	2,071,465 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $1.17 per share;
●	148,852 shares of common stock issuable upon vesting of restricted stock unit awards;
●	12,802,279 shares of common stock reserved for future issuance under our 2019 Omnibus Incentive Plan; and
●	919,664 shares of common stock issuable upon exercise of warrants to purchase common stock with a weighted-average exercise price of $33.76 per share.

Minimum Number of Shares to Be Sold in This Offering	None

Investor Suitability Standards	The Offered Shares are being offered and sold to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, as amended (the “Securities Act”). “Qualified purchasers” include any person to whom securities are offered or sold in a Tier 2 offering pursuant to Regulation A under the Securities Act.

Market for our Common Stock	Our common stock is listed on Nasdaq under the symbol “VERB.”

Termination of this Offering	This offering will terminate at the earliest of (a) the date on which all of the Offered Shares have been sold, (b) the date which is one year from this offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Use of Proceeds	We will use the proceeds of this offering for marketing and advertising expenses and general corporate purposes, including working capital. See “Use of Proceeds”.

Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Exchange Act. Our continuing reporting obligations under Regulation A are deemed to be satisfied as long as we comply with our Section 13(a) reporting requirements.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Related to Our Business

We have incurred significant net losses and cannot assure you that we will achieve or maintain profitable operations.

We have incurred operating losses and negative cash flows from operations since inception. We incurred a net loss from continuing operations of $12.0 million during the nine months ended September 30, 2023. We also utilized cash in operations from continuing operations of $6.6 million during the nine months ended September 30, 2023. To date, we have funded our operations through cash collected from sales of our products and services, offerings of our equity securities, and debt financing. We have devoted substantially all of our resources to the design, development and commercialization of our products, the scaling of our technology and infrastructure, and our marketing and sales efforts. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, delays, and other unknown events.

To implement our business strategy and achieve consistent profitability, we need to, among other things, continue to reduce operating expenses, increase sales of our products and the gross profit associated with those sales, continue to reduce research and development expenses, and increase our marketing and sales efforts to drive an increase in the number of customers and clients utilizing our services. These expenditures may make it more difficult to achieve and maintain profitability. In addition, our efforts to grow our business may be more expensive than we expect, and we may not be able to generate sufficient revenue to offset operating expenses. If we are forced to reduce our expenses beyond our planned cost reduction initiatives, our growth strategy could be compromised. To offset our anticipated operating expenses, we will need to generate and sustain significant revenue levels in future periods in order to become profitable, and even if we do, we may not be able to maintain or increase our level of profitability.

Accordingly, we cannot assure you that we will achieve sustainable operating profits as we continue to reduce operating expenses, restructure our balance sheet, further develop our marketing efforts, and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition, and could cause the value of our common stock, to decline, resulting in a significant or complete loss of your investment.

Our independent registered public accounting firm’s report for the fiscal year ended December 31, 2022, has raised substantial doubt as to our ability to continue as a going concern.

Our independent registered public accounting firm indicated in its report on our audited consolidated financial statements as of and for the year ended December 31, 2022, that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

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If we are unable to generate sufficient cash flow from operations to operate our business and pay our debt obligations as they become due, we may need to seek to borrow additional funds, dispose of our assets, or reduce or delay capital expenditures. There can be no assurance that we will ever be profitable or that debt or equity financing will be available to us in the amounts, on terms, and at times deemed acceptable to us, if at all. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business, as planned, and as a result may be required to scale back or cease operations for our business, the results of which would be that our stockholders would lose some or all of their investment. Our audited consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern. For additional information, please refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Going Concern,” as well as Note 1 to our audited consolidated financial statements for the year ended December 31, 2022, included herein.

Public health threats, such as the COVID-19 pandemic, natural disasters and other events beyond our control, have had and may continue to have a significant negative impact on our business, sales, results of operations and financial condition.

Public health threats and other highly communicable diseases and outbreaks could adversely impact our operations, the operations of our customers, suppliers, distributors and other business partners, as well as the healthcare system in general. For example, the COVID-19 pandemic has led to severe disruptions in general economic activities, as businesses and federal, state, and local governments take increasingly broad actions to mitigate this public health crisis. We have experienced disruption to our business, both in terms of disruption of our operations and the adverse effect on overall economic conditions. These conditions have had significant negative impacts on all aspects of our business. Our business is dependent on the continued health and productivity of our employees, including our software engineers, sales staff and corporate management team. Individually and collectively, the consequences of the COVID-19 pandemic have had, and may continue to have, a material adverse effect on our business, sales, results of operations and financial condition. In addition, our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services.

Additionally, our liquidity could be negatively impacted if these conditions continue for a significant period of time and we may be required to pursue additional sources of financing to obtain working capital, maintain appropriate inventory levels, and meet our financial obligations. Capital and credit markets have been disrupted by the crisis and our ability to obtain any required financing is not guaranteed and largely dependent upon evolving market conditions and other factors. Depending on the continued impact of the crisis, further actions may be required to improve our cash position and capital structure.

The extent to which the COVID-19 pandemic, or other public health threats, natural disasters or catastrophic events, ultimately impacts our business, sales, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 pandemic has subsided, we may continue to experience significant impacts to our business as a result of its global economic impact, including any economic downturn or recession that has occurred or may occur in the future.

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Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

We have limited capital resources. We have financed our operations entirely through equity investments by founders and other investors and the incurrence of debt, and we expect to continue to finance our operations in the same manner in the foreseeable future. Our ability to continue our normal and planned operations, to grow our business, and to compete in our industry will depend on the availability of adequate capital. We cannot assure you that we will be able to obtain additional funding from those or other sources when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our then-existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of additional indebtedness, we would likely become subject to further covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our then-existing stockholders. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce, or eliminate development of new programs or future marketing efforts, or reduce or discontinue our operations. Any of these events could significantly harm our business, financial condition, and prospects.

Our indebtedness, and the agreements governing such indebtedness, subject us to required debt service payments, as well as financial restrictions and operating covenants, any of which may reduce our financial flexibility and affect our ability to operate our business.

From time to time, we have financed our liquidity needs in part from borrowings made under various credit agreements. As of September 30, 2023, the aggregate outstanding principal balance of our notes payable was $3.3 million.

The agreements underlying these transactions contain certain financial restrictions, operating covenants, and debt service requirements. Our failure to comply with obligations under these agreements, or inability to make required debt service payments, could result in an event of default under the agreements. A default, if not cured or waived, could permit a lender to accelerate payment of the loan, which could have a material adverse effect on our business, operations, financial condition, and liquidity. Further, if our debt is accelerated, we cannot be certain that funds will be available to pay the debt or that we will have the ability to refinance the debt on terms satisfactory to us or at all. If we are unable to repay or refinance the accelerated debt, we could become insolvent and seek to file for bankruptcy protection, which would have a material adverse impact on our financial condition.

In addition, the covenants in our credit agreements could limit our ability to engage in transactions that would be in our best interest, or otherwise respond to changing business and economic conditions, and may therefore have a material impact on our business. For example, our borrowings will require debt service payments, which could require us to divert funds identified for other purposes to such debt service payments. Further, if we cannot generate sufficient cash flow from operations to service our debt, we may need to refinance the debt, dispose of its assets, or reduce or delay expenditures. Alternatively, we may be required to issue equity to obtain necessary funds, which would be dilutive to our stockholders. We do not know whether we would be able to take any of these actions on a timely basis or at all.

Our current or future level of indebtedness could affect our operations in several ways, including the following:

●	the covenants contained in current or future agreements governing outstanding indebtedness may limit our ability to borrow additional funds, refinance debt, dispose of assets, and make certain investments;
●	debt covenants may also affect our flexibility in planning for, and reacting to, changes in the economy and in our industry;
●	a high level of debt would increase our vulnerability to general adverse economic and industry conditions;
●	a significant level of debt may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, may be able to take advantage of opportunities that our indebtedness would prevent us from pursuing; and
●	a high level of debt may impair our ability to obtain additional financing in the future for working capital, debt service requirements, acquisitions, or other purposes.

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The success of our business is dependent upon our ability to maintain and expand our customer base and our ability to convince our customers to increase the use of our services and/or platform. If we are unable to expand our customer base and/or the use of our services and/or platform by our customers declines, our business will be harmed.

Our ability to expand and generate revenue depends, in part, on our ability to maintain and expand our relationships with existing customers and convince them to increase their use of our platform. If our customers do not increase their use of our platform, then our revenue may not grow and our results of operations may be harmed. It is difficult to predict customers’ usage levels accurately and the loss of customers or reductions in their usage levels may have a negative impact on our business, results of operations, and financial condition. If a significant number of customers cease using, or reduce their usage of, our platform, then we may be required to spend significantly more on sales and marketing than we currently plan to spend in order to maintain or increase revenue. These additional expenditures could adversely affect our business, results of operations, and financial condition. Most of our customers do not have long-term contractual financial commitments to us and, therefore, most of our customers could reduce or cease their use of our platform at any time without penalty or termination charges.

The market in which we operate is intensely competitive and, if we do not compete effectively, our operating results could be harmed.

The market for livestream shopping platforms is intensely competitive and rapidly changing, barriers to entry are relatively low, and many of our competitors have greater name recognition, longer operating histories, and larger marketing budgets, as well as substantially greater financial, technical, and other resources, than we do. In addition, many of our potential competitors have established marketing relationships and access to larger customer bases, and have major distribution agreements with consultants, system integrators, and resellers. As a result, our competitors may be able to respond more effectively than we can to new or changing opportunities, technologies, standards, customer requirements, competitive pressures, or challenges within the financial markets. Furthermore, because of these advantages, even if our products and services are more effective than the products and services that our competitors offer, potential customers might accept competitive products and services in lieu of purchasing our products and services. If we do not compete effectively against our current and future competitors, our operating results could be harmed.

We may not be able to increase the number of our strategic relationships or grow the revenues received from our current strategic relationships.

We have entered into certain strategic relationships with other individuals and enterprises and are actively seeking additional strategic relationships. There can be no assurance, however, that these strategic relationships will result in material revenues for us or that we will be able to generate any other meaningful strategic relationships. If we are not able to increase the number of our strategic relationships or grow the revenues received from our current strategic relationships, our operating results could be harmed.

We may not be able to develop enhancements and new features to our existing service or acceptable new services that keep pace with technological developments.

If we are unable to develop enhancements to, and new features for, our platform that keep pace with rapid technological developments, our business will be harmed. The success of enhancements, new features, and services depends on several factors, including the timely completion, introduction, and market acceptance of the feature or edition. Failure in this regard may significantly impair our revenue growth or harm our reputation. We may not be successful in either developing these modifications and enhancements or in timely bringing them to market at a competitive price or at all. Furthermore, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our service to operate effectively with future network platforms and technologies could reduce the demand for our service, result in customer dissatisfaction, and harm our business.

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Our ability to deliver our services is dependent on third party Internet providers.

The Internet’s infrastructure is comprised of many different networks and services that, by design, are highly fragmented and distributed. This infrastructure is run by a series of independent, third-party organizations that work together to provide the infrastructure and supporting services of the Internet under the governance of the Internet Corporation for Assigned Numbers and Names (“ICANN”) and the Internet Assigned Numbers Authority (“IANA”), which is now related to ICANN.

The Internet has experienced, and will continue to experience, a variety of outages and other delays due to damages to portions of its infrastructure, denial-of-service attacks, or related cyber incidents. These scenarios are not under our control and could reduce the availability of the Internet to us or our customers for delivery of our services. Any resulting interruptions in our services or the ability of our customers to access our services could result in a loss of potential or existing customers and harm our business.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information, proprietary business information of our customers, including, credit card and payment information, and personally identifiable information of our customers and employees. The secure processing, maintenance, and transmission of this information is critical to our operations and business strategy.

In addition, we are subject to numerous federal, state, provincial and foreign laws regarding privacy and protection of data. Some jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data and our agreements with certain customers require us to notify them in the event of a security incident. Evolving regulations regarding personal data and personal information, including the General Data Protection Regulation, the California Consumer Privacy Act of 2018 (“CCPA”), and the recently passed California Privacy Rights Act, which amends the CCPA and has many provisions that became effective on January 1, 2023, especially relating to classification of IP addresses, machine identification, location data and other information, may limit or inhibit our ability to operate or expand our business. Such laws and regulations require or may require us or our customers to implement privacy and security policies, permit consumers to access, correct or delete personal information stored or maintained by us or our customers, inform individuals of security incidents that affect their personal information, and, in some cases, obtain consent to use personal information for specified purposes.

We believe that we take reasonable steps to protect the security, integrity and confidentiality of the information we collect, use, store, and disclose, and we take steps to strengthen our security protocols and infrastructure, however, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. We also could be negatively impacted by software bugs or other technical malfunctions, as well as employee error or malfeasance. Advanced cyber-attacks can be multi-staged, unfold over time, and utilize a range of attack vectors with military-grade cyber weapons and proven techniques, such as spear phishing and social engineering, leaving organizations and users at high risk of being compromised. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, a disruption of our operations, damage to our reputation, a loss of confidence in our business, early termination of our contracts and other business losses, indemnification of our customers, liability for stolen assets or information, increased cybersecurity protection and insurance costs, financial penalties, litigation, regulatory investigations and other significant liabilities, any of which could materially harm our business any of which could adversely affect our business, revenues, and competitive position.

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Our success depends, in part, on the capacity, reliability, and security of our information technology hardware and software infrastructure, as well as our ability to adapt and expand our infrastructure.

The capacity, reliability, and security of our information technology hardware and software infrastructure are important to the operation of our current business, which would suffer in the event of system failures. Likewise, our ability to expand and update our information technology infrastructure in response to our growth and changing needs is important to the continued implementation of our new service offering initiatives. Our inability to expand or upgrade our technology infrastructure could have adverse consequences, including the delayed provision of services or implementation of new service offerings, and the diversion of development resources. We rely on third parties for various aspects of our hardware and software infrastructure. Third parties may experience errors or disruptions that could adversely impact us and over which we may have limited control. Interruption and/or failure of any of these systems could disrupt our operations and damage our reputation, thus adversely impacting our ability to provide our products and services, retain our current users, and attract new users. In addition, our information technology hardware and software infrastructure may be vulnerable to unauthorized access, misuse, computer viruses, or other events that could have a security impact. If one or more of such events occur, our customer and other information processed and stored in, and transmitted through, our information technology hardware and software infrastructure, or otherwise, could be compromised, which could result in significant losses or reputational damage. We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses, any of which could substantially harm our business and our results of operations.

We are dependent on third parties to, among other things, maintain our servers, provide the bandwidth necessary to transmit content, and utilize the content derived therefrom for the potential generation of revenues.

We depend on third-party service providers, suppliers, and licensors to supply some of the services, hardware, software, and operational support necessary to provide some of our products and services. Some of these third parties do not have a long operating history or may not be able to continue to supply the equipment and services we desire in the future. If demand exceeds these vendors’ capacity, or if these vendors experience operating or financial difficulties or are otherwise unable to provide the equipment or services we need in a timely manner, at our specifications and at reasonable prices, our ability to provide some products and services might be materially adversely affected, or the need to procure or develop alternative sources of the affected materials or services might delay our ability to serve our users. These events could materially and adversely affect our ability to retain and attract users, and have a material negative impact on our operations, business, financial results, and financial condition.

We may not be able to find suitable software developers at an acceptable cost or at all.

We currently rely on certain key suppliers and vendors in the coding and maintenance of our software. We will continue to require such expertise in the future. Due to the current demand for skilled software developers, we run the risk of not being able to find or retain suitable and qualified personnel at an acceptable price, or at all. These risks may be greater now than in the past due to current general labor shortages in the United States. Without these developers, we may not be able to further develop and maintain our software, which is the most important aspect of our business development.

The success of our business is highly correlated to general economic conditions.

Demand for our products and services is highly correlated with general economic conditions, as a substantial portion of our revenue is derived from discretionary spending by individuals, which typically declines during times of economic instability. Declines in economic conditions in the United States or in other countries in which we operate, including declines as a result of the COVID-19 pandemic, and may operate in the future may adversely impact our financial results. Because such declines in demand are difficult to predict, we or our industry may have increased excess capacity as a result. An increase in excess capacity may result in declines in prices for our products and services. Our ability to grow or maintain our business may be adversely affected by sustained economic weakness and uncertainty, including the effect of wavering consumer confidence, high unemployment, and other factors. The inability to grow or maintain our business would adversely affect our business, financial conditions, and results of operations, and thereby an investment in our common stock.

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Our failure to adequately protect our intellectual property rights could diminish the value of our products, weaken our competitive position and reduce our revenue, and infringement claims asserted against us or by us, could have a material adverse effect.

We regard the protection of our intellectual property, which includes patents, trade secrets, copyrights, trademarks and domain names, as critical to our success. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We have registered domain names and trademarks in the United States and have pursued additional registrations both in and outside the United States. Effective trade secret, copyright, trademark, domain name and patent protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights. Notwithstanding our efforts, third parties may independently develop technology that is not covered by our patents, or that is similar to, or competes with, our technology. In addition, our intellectual property may be infringed or misappropriated by third parties, particularly in foreign countries where the laws and governmental authorities may not protect our proprietary rights as effectively as those in the United States. We may be required to protect our intellectual property in an increasing number of jurisdictions, a process that is expensive and may not be successful or which we may not pursue in every location.

Monitoring unauthorized use of our intellectual property is difficult and costly. Our efforts to protect our proprietary rights may not be adequate to prevent misappropriation of our intellectual property. Further, we may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. In addition, our competitors may independently develop similar technology. The laws in the United States and elsewhere change rapidly, and any future changes could adversely affect us and our intellectual property. Our failure to meaningfully protect our intellectual property could result in competitors offering services that incorporate our most technologically advanced features, which could seriously reduce demand for our products. In addition, we may in the future need to initiate infringement claims or litigation. Litigation, whether we are a plaintiff or a defendant, can be expensive, time-consuming and may divert the efforts of our technical staff and managerial personnel, which could harm our business, whether or not such litigation results in a determination that is unfavorable to us. In addition, litigation is inherently uncertain, and thus we may not be able to stop its competitors from infringing upon our intellectual property rights.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team, especially our Chief Executive Officer, Chairman of our board of directors, and President, Mr. Rory J. Cutaia. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

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Risks Relating to this Offering and Ownership of Our Securities

If we are not able to comply with the applicable continued listing requirements or standards of The NASDAQ Capital Market, The NASDAQ Capital Market could delist and adversely affect the market price and liquidity of our common stock.

Our common stock is currently traded on The NASDAQ Capital Market under the symbol “VERB”. We have in the past been, and may in the future be, unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our common stock on The NASDAQ Capital Market. If we fail to meet any of the continued listing standards of The NASDAQ Capital Market, our common stock will be delisted from The NASDAQ Capital Market.

These continued listing standards include specifically enumerated criteria, such as a $1.00 minimum closing bid price and a requirement that we maintain stockholders’ equity of at least $2,500,000. On November 2, 2023, we received a letter from The NASDAQ Stock Market advising that the Company did not meet the minimum $1.00 per share bid price requirement for continued inclusion on The NASDAQ Capital Market pursuant to NASDAQ Marketplace Listing Rule 5550(a)(2). To demonstrate compliance with this requirement, the closing bid price of our common stock needs to be at least $1.00 per share for a minimum of 10 consecutive business days before April 30, 2024. In order to satisfy this requirement, the Company intends to continue actively monitoring the bid price for its common stock between now and April 30, 2024 and will consider available options to resolve the deficiency and regain compliance with the minimum bid price requirement.

While we intend to regain compliance with the minimum bid price rule, there can be no assurance that we will be able to maintain continued compliance with this rule or the other listing requirements of The NASDAQ Capital Market. If we were unable to meet these requirements, we would receive another delisting notice from the Nasdaq Capital Market for failure to comply with one or more of the continued listing requirements. If our common stock were to be delisted from The NASDAQ Capital Market, trading of our common stock most likely will be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the OTC Markets or in the “pink sheets.” Such a downgrading in our listing market may limit our ability to make a market in our common stock and which may impact purchases or sales of our securities.

Purchasers in the offering will suffer immediate dilution.

If you purchase Offered Shares in this offering, the value of your shares based on our pro forma net tangible book value will immediately be less than the offering price you paid. This reduction in the value of your equity is known as dilution. At an assumed public offering price of 0.73 per share, which represents the midpoint of the offering price range herein, purchasers of common stock in this offering will experience immediate dilution of approximately $0.25 per share, representing the difference between the assumed public offering price per share in this offering and our pro forma as adjusted net tangible book value per share as of September 30, 2023, after giving effect to the Pro Forma Adjustments (as defined herein), this offering, and after deducting estimated offering expenses, including placement agent fees, payable by us. See “Dilution.”

You may experience future dilution as a result of future equity offerings or acquisitions.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions or acquisitions may be higher or lower than the price per share paid by investors in this offering.

In addition, we may engage in one or more potential acquisitions in the future, which could involve issuing our common stock as some or all of the consideration payable by us to complete such acquisitions. If we issue common stock or securities linked to our common stock, the newly issued securities may have a dilutive effect on the interests of the holders of our common stock. Additionally, future sales of newly issued shares used to effect an acquisition could depress the market price of our common stock.

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This is a “best efforts” offering; no minimum amount of Offered Shares is required to be sold, and we may not raise the amount of capital we believe is required for our business.

There is no required minimum number of Offered Shares that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth in this Offering Circular. We may sell fewer than all of the Offered Shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Offered Shares sufficient to pursue the business goals outlined in this Offering Circular. Thus, we may not raise the amount of capital we believe is required for our business and may need to raise additional funds, which may not be available or available on terms acceptable to us. Despite this, any proceeds from the sale of the Offered Shares offered by us will be available for our immediate use, and because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering.

We currently intend to use the net proceeds from the sale of Offered Shares under this offering for marketing and advertising expenses and general corporate purposes, including working capital. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use the net proceeds. See “Use of Proceeds”. Accordingly, our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We may use the net proceeds for corporate purposes that do not increase our operating results or market value.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock, which may decrease in value.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Our issuance of additional shares of preferred stock could adversely affect the market value of our common stock, dilute the voting power of common stockholders and delay or prevent a change of control.

Our board of directors has the authority to cause us to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series.

The issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in the common stock less attractive. For example, investors in the common stock may not wish to purchase common stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase common stock at the lower conversion price causing economic dilution to the holders of common stock.

Further, the issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of our other classes of voting stock either by diluting the voting power of our other classes of voting stock if they vote together as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote even if the action were approved by the holders of our other classes of voting stock. The issuance of shares of preferred stock may also have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders, even where stockholders are offered a premium for their shares.

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The market price of our common stock has been, and may continue to be, subject to substantial volatility.

The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including;

●	volatility in the trading markets generally and in our particular market segment;

●	limited trading of our common stock;

●	actual or anticipated fluctuations in our results of operations;

●	the financial projections we may provide to the public, any changes in those projections, or our failure to meet those projections;

●	announcements regarding our business or the business of our customers or competitors;

●	changes in accounting standards, policies, guidelines, interpretations, or principles;

●	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;

●	developments or disputes concerning our intellectual property or our offerings, or third-party proprietary rights;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	any major change in our board of directors or management;

●	sales of shares of our common stock by us or by our stockholders;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war, incidents of terrorism, pandemics (such as the COVID-19 pandemic) or responses to these events.

Statements of, or changes in, opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the markets in which we operate or expect to operate could have an adverse effect on the market price of our common stock. In addition, the stock market as a whole, as well as our particular market segment, has from time-to-time experienced extreme price and volume fluctuations, which may affect the market price for the securities of many companies, and which often have appeared unrelated to the operating performance of such companies. Any of these factors could negatively affect our stockholders’ ability to sell their shares of common stock at the time and price they desire.

A decline in the price of our common stock could affect our ability to raise further working capital, which could adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. We may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities; thus, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may adversely affect investors’ desire to invest in our securities. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products or services and continue our current operations. As a result, our business may suffer, and we may be forced to reduce or discontinue operations. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to reduce or discontinue operations.

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The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our articles of incorporation and bylaws contain provisions permitting us to eliminate the personal liability of our directors and officers to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. In addition, we have entered into indemnification agreements with our directors and officers to provide such indemnification rights. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

Anti-takeover effects of certain provisions of Nevada state law could hinder a potential takeover of us.

Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The potential effect of Nevada’s business combination law is to discourage parties interested in taking control of us from doing so if these parties cannot obtain the approval of our board of directors. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

Our bylaws contain an exclusive forum provision, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the state and federal courts in the State of Nevada shall be the exclusive forum for any litigation relating to our internal affairs, including, without limitation: (a) any derivative action brought on behalf of us, (b) any action asserting a claim for breach of fiduciary duty to us or our stockholders by any current or former officer, director, employee, or agent of us, or (c) any action against us or any current or former officer, director, employee, or agent of us arising pursuant to any provision of the Nevada Revised Statutes, the articles of incorporation, or the bylaws.

For the avoidance of doubt, the exclusive forum provision described above does not apply to any claims arising under the Securities Act or Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

The choice of forum provision in our bylaws may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. The applicable courts may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. With respect to the provision making the state and federal courts in the State of Nevada the sole and exclusive forum for certain types of actions, stockholders who do bring a claim in the state and federal courts in the State of Nevada could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Nevada. Finally, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could have a material adverse effect on us.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of September 30, 2023, was $(0.8) million, or $(0.10) per share of common stock based on 7,868,774 shares of common stock outstanding as of September 30, 2023. Historical net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding as of such date.

After giving effect to (i) the issuance 6,199,420 shares of our common stock in settlement of outstanding debt which resulted in a corresponding increase in equity of $1.3 million, (ii) the issuance of 3,000 shares of our Series C Preferred Stock for net proceeds of $2.8 million pursuant to the Streeterville Purchase Agreement, (iii) the issuance and sale of an aggregate of 8,678,914 shares of common stock for net proceeds of $2.5 million under the Truist Sales Agreement subsequent to September 30, 2023, and (iv) the issuance and sale of an aggregate of 2,396,247 shares of common stock for net proceeds of $0.2 million under the Ascendiant Sales Agreement subsequent to September 30, 2023 (collectively, the “Pro Forma Adjustments”), our pro forma net tangible book value would have been approximately $6.0 million, or $0.24 per share.

After giving further effect to the assumed sale by us of the Offered Shares at an assumed public offering price of $0.73 per share (which represents the midpoint of the offering price range herein), and after deducting estimated offering expenses, including placement agent fees payable by us, our pro forma as adjusted net tangible book value as of September 30, 2023 would have been approximately $25.3 million or $0.48 per share of common stock. This represents an immediate increase in the net tangible book value of $0.24 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $0.25 per share to new investors. The following table illustrates this hypothetical per share dilution:

Assumed public offering price per share	$0.73
Historical net tangible book value per share as of September 30, 2023	$(0.10)
Increase in net tangible book value per share attributable to the Pro Forma Adjustments	$0.34
Pro forma net tangible book value per share as of September 30, 2023	$0.24
Increase in pro forma net tangible book value per share attributable to this offering	$0.24
Pro forma as adjusted net tangible book value per share as of September 30, 2023 after giving effect to this offering	$0.48
Dilution per share to purchasers of Offered Shares in this offering	$0.25

A $1.00 increase in the assumed public offering price of $0.73 per Offered Share, would increase the pro forma as adjusted net tangible book value per share by $0.76, and increase dilution to new investors by $0.73 per share, in each case assuming that the number of Offered Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated offering expenses payable by us, including placement agent fees.

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our Offered Shares and other terms of this offering determined at pricing.

The number of shares of common stock outstanding as of September 30, 2023, as shown above, is based on 25,143,355 shares of common stock issued and outstanding as of that date and excludes:

●	2,071,465 shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $1.17 per share;
●	148,852 shares of common stock issuable upon vesting of restricted stock unit awards;
●	12,802,279 shares of common stock reserved for future issuance under our 2019 Omnibus Incentive Plan; and
●	919,664 shares of common stock issuable upon exercise of warrants to purchase common stock with a weighted-average exercise price of $33.76 per share.

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares at an assumed per share price of $0.73, which represents the midpoint of the offering price range herein. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	6,849,315	13,698,630	20,547,945	27,397,260
Gross proceeds	$5,000,000	$10,000,000	$15,000,000	$20,000,000
Offering expenses (1)	(325,450)	(475,450)	(625,450)	(775,450)
Net proceeds	$4,674,550	$9,524,550	$14,374,550	$19,224,550

(1)	Represents placement agent fees, legal and accounting fees and expenses and out-of-pocket costs of escrow and clearing agent (See “Plan of Distribution”).

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares at an assumed public per share offering price of $0.73, which represents the midpoint of the offering price range herein. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Marketing and Advertising	$2,337,275	$4,762,275	$7,187,275	$9,612,275
General Corporate Expenses, including Working Capital	2,337,275	4,762,275	7,187,275	9,612,275
TOTAL	$4,674,550	$9,524,550	$14,374,550	$19,224,550

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry in which we currently or, in the future, expect to operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 27,397,260 Offered Shares on a “best-efforts” basis, at a fixed price of $0.30 to $1.15 per Offered Share (to be fixed by post-qualification supplement). There is no minimum purchase requirement for investors in this offering. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the section entitled “Use of Proceeds” of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Rory J. Cutaia. Mr. Cutaia will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Cutaia is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Cutaia:

●	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
●	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
●	is not an associated person of a broker or dealer; and
●	meets the conditions of the following:

●	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
●	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
●	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

The shares will be also be offered by Dawson James Securities, Inc., a broker-dealer registered with the SEC and a member of FINRA (“Dawson James,” or the “Placement Agent”), on a “best efforts” basis pursuant to an engagement letter to be entered into between us and Dawson James, which we refer to as the “Placement Agent Agreement. Pursuant to the Placement Agent Agreement, we will pay the Placement Agent, concurrently with each closing of this offering, a cash placement fee equal to 3% of the gross proceeds of such closing. In addition, we will also pay the Placement Agent (i) up to $75,000 for fees and expenses of legal counsel and other out-of-pocket expenses, (ii) if applicable, the costs associated with the use of a third-party electronic road show service, and (iii) closing costs, including the reimbursement of up to $15,950 in out-of-pocket cost of the escrow agent or clearing agent, if applicable, out of the proceeds of each closing.

We or the Placement Agent may also ask other FINRA member broker-dealers that are registered with the SEC to participate as soliciting dealers for this offering.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Cutaia at: rory@verb.tech; all relevant information will be delivered to you by return e-mail. Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described in the subscription agreement included in the delivered information, which are:

●	Electronically execute and deliver to us a subscription agreement; and
●	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

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Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Conditioned upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of the Company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares are being offered and sold to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers”.

“Qualified purchasers” include any person to whom securities are offered or sold in a Tier 2 offering pursuant to Regulation A under the Securities Act. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares to qualified purchasers in every state of the United States.

Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Listing of Offered Shares

The Offered Shares will be listed on The Nasdaq Capital Market under the symbol “VERB.”

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 400,000,000 shares of common stock, $.0001 par value per share, and 15,000,000 shares of preferred stock, $.0001 par value per share, of which 6,000 have been designated Series A Preferred Stock, one has been designated as Series B Preferred Stock and 5,000 have been designated as Series C Preferred Stock.

As of the date of this Offering Circular, there were (a) 25,150,074 shares of our common stock are issued and outstanding held by approximately 81 holders of record; (b) no shares of our Series A Preferred Stock are issued and outstanding; (c) no shares of our Series B Preferred Stock are issued and outstanding; and (d) 3,000 shares of our Series C Preferred Stock are issued and outstanding.

Common Stock

All outstanding shares of our common stock are fully paid and nonassessable. The following summarizes the rights of holders of our common stock:

●	a holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders and are not entitled to cumulative voting for the election of directors;

●	subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our board of directors;

●	upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference on any outstanding shares of our preferred stock;

●	there are no redemption or sinking fund provisions applicable to our common stock; and

●	there are no preemptive, subscription or conversion rights applicable to our common stock.

Preferred Stock

Our board of directors is authorized, without further approval from our stockholders, to create one or more series of preferred stock, and to designate the rights, privileges, preferences, restrictions, and limitations of any given series of preferred stock. Accordingly, our board of directors may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of restricting dividends payable to holders of our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control, all without further action by our stockholders. Further, the ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

Series C Preferred Stock

Each share of Series C Preferred Stock has a stated face value of $1,300.00 (“Stated Value”).

The Series C Preferred Stock is not convertible into common shares of capital stock of the Company.

Each share of Series C Preferred Stock shall accrue a rate of return on the Stated Value at the rate of 10% per year, compounded annually to the extent not paid as set forth in the Certificate of Designation, and to be determined pro rata for any factional year periods (the “Preferred Return”). The Preferred Return shall accrue on each share of Series C Preferred Stock from the date of its issuance and shall be payable or otherwise settled as set forth in the Certificate of Designation.

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Commencing on the 1 year anniversary of the issuance date of each share of Series C Preferred Stock, each such share of Series C Preferred Stock shall accrue an automatic quarterly dividend, based on three quarters of 91 days each and the last quarter of 92 days (or 93 days for leap years), which shall be calculated on the Stated Value of such share of Series C Preferred Stock, and which shall be payable in additional shares of Series C Preferred Stock, based on the Stated Value, or in cash as set forth in the Certificate of Designation (each, as applicable, the “Quarterly Dividend”). For the period beginning on the 1 year anniversary of the issuance date of a share of Series C Preferred Stock to the 2 year anniversary of the issuance date of a share of Series C Preferred Stock, the Quarterly Dividend shall be 2.5% per quarter, and for all periods following the 2 year anniversary of the issuance date of a share of Series C Preferred Stock, the Quarterly Dividend shall be 5% per quarter.

Subject to the terms and conditions set forth in the Certificate of Designation, at any time the Company may elect, in the sole discretion of the Board of Directors, to redeem all, but not less than all, of the Series C Preferred Stock then issued and outstanding from all of the Series C Preferred Stock Holders (a “Corporation Optional Redemption”) by paying to the applicable Series C Preferred Stock Holders an amount in cash equal to the Series C Preferred Liquidation Amount (as defined in the Certificate of Designation) then applicable to such shares of Series C Preferred Stock being redeemed in the Corporation Optional Conversion (the “Redemption Price”).

The Series C Preferred Stock confers no voting rights on holders, except with respect to matters that materially and adversely affect the voting powers, rights or preferences of the Series C Preferred Stock or as otherwise required by applicable law.

Outstanding Warrants

As of February 7, 2024, we had 919,664 outstanding warrants with a weighted average exercise price of $33.76 per share, with a weighted average remaining contractual life of 3.00 years.

Outstanding Options

As of February 7, 2024, we have 2,071,465 outstanding options with a weighted average exercise price of $1.17 per share, with a weighted average remaining contractual life of 4.48 years.

Restricted Stock Units

As of February 7, 2024, we have 148,852 outstanding restricted stock units.

Anti-Takeover Provisions

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Certain provisions of Nevada law, our Articles of Incorporation, and our Bylaws contain provisions that could make the following transactions more difficult: (i) an acquisition by means of a tender offer; (ii) an acquisition by means of a proxy contest or otherwise; or (iii) the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the then-current trading price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

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Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 14,989,999 shares of our currently undesignated preferred stock, with voting or other rights or preferences, could impede the success of any attempt to effect a change of control.

Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by the chairman of our board of directors, our chief executive officer, our president, or by a majority of the members of our board of directors.

Stockholder Action by Written Consent. Our Bylaws allow for any action that may be taken at any annual or special meeting of the stockholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Stockholders Not Entitled to Cumulative Voting. Our Bylaws do not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may, from time to time, be entitled to elect.

Nevada Business Combination Statutes. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share statutes, if applicable, could have the effect of discouraging takeovers.

Amendment of Charter Provisions. The amendment of any of the above provisions would require approval by holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our Articles of Incorporation, and our Bylaws could have the effect of discouraging others from attempting hostile takeovers. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The address is 18 Lafayette Place, Woodmere, New York 11598. The telephone number is 855-9VSTOCK.

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BUSINESS

All dollar amounts in this section are in thousands.

General

Through June 13, 2023, we operated three distinct lines of business through separate wholly owned subsidiaries: Verb Direct, LLC, a sales Software-as-a-Service (“SaaS”) platform for the direct sales industry; Verb Acquisition Co., LLC, which was a sales SaaS platform for the Life Sciences industry and sports teams; and verbMarketplace, LLC, which is a multi-vendor, multi-presenter, livestream social shopping platform known as MARKET.live that combines ecommerce and entertainment.

We determined that by focusing all of our resources solely on the development and operation of MARKET.live, our livestream shopping platform, over time we could generate greater shareholder value than through the continued operation of our SaaS business platforms. Accordingly, after an extensive seven-month process, managed by a prominent M&A advisory firm, to identify a buyer willing to pay the highest price on the most favorable terms for the assets of the SaaS business on June 13, 2023 we disposed of all of the operating SaaS assets of Verb Direct, LLC and Verb Acquisition Co., LLC pursuant to an asset purchase agreement for aggregate consideration of $6,500, $4,750 of which was paid in cash by the buyer at the closing of the transaction. Additional payments in the aggregate of $1,750 will be paid by the buyer if certain profitability and revenue targets are met within the next two years as set forth more particularly in the asset purchase agreement. During the seven-month period of the sales process, virtually all of our resources were dedicated to facilitating the sale process and all operating budgets were suspended, including sales and marketing budgets for MARKET.live, in order to preserve cash and minimize reliance on the capital markets until the asset sale process was complete.

Our MARKET.live Business

MARKET.live is a multivendor social shopping platform for retailers, brands, manufacturers, creators, influencers and entrepreneurs who seek to participate in an open market-style eco-system environment. MARKET.live is akin to a virtual shopping mall, a centralized online destination where shoppers can explore hundreds, and we believe over time thousands, of shoppable stores for their favorite brands, influencers, creators and celebrities, all of whom can host livestream shopping events from their virtual stores that can be seen by all shoppers at the virtual mall. Every store operator can host livestream events, even simultaneously, and over time we believe there could be thousands of such events, across numerous product and service categories, being hosted by people from all over the world, always on – 24/7 – where shoppers can communicate directly with the hosts in real time to comment or ask questions about products through an on-screen chat visible to all shoppers. Through the on-screen chat, shoppers can also communicate directly with each other in real time, invite their friends and family to join them at any of the live shopping events to share the experience, and then simply click on a non-intrusive - in-video overlay to place items in an on-screen shopping cart for purchase – all without interrupting the video. Shoppers can visit any number of other shoppable events to meet up and chat with friends, old and new, and together watch, shop and chat with the hosts, discover new products and services, and become part of an immersive entertaining social shopping experience. Throughout the experience, the shopping cart follows shoppers seamlessly from event to event, shoppable video to shoppable video, host to host, store to store and product to product.

We believe the MARKET.live business model is a simple but innovative B-to-B play. It is a multi-vendor platform, with a single follow-me style unified shopping cart, and robust ecommerce capabilities with the tools for consumer brands, big box brick and mortar stores, boutiques, influencers and celebrities to connect with their clients, customers, fans, followers, and prospects by providing a unique, interactive social shopping experience that we believe could keep them coming back and engaged for hours.

Among the key differentiators for MARKET.live is that it allows anyone that streams on MARKET.live to simultaneously broadcast their stream (multi-cast or simulcast) over most popular social media sites to reach a substantially larger audience, which can be especially attractive for creators and influencers that have large number of followers on other social media platforms. All livestream events are recorded and available to watch in each vendor’s personally branded stores on MARKET.live for those fans, followers and customers to return after the livestream events, 24/7, to browse and purchase any of the featured products. All the recorded livestream videos are indexed for easy browsing and remain shoppable.

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We recently completed development work on a new MARKET.live capability that facilitates a deeper integration into the TikTok social media platform, which could expose MARKET.live shoppable programming to tens of millions of potential viewers/purchasers.

This new capability allows shoppers watching a MARKET.live stream on TikTok to stay on that site and check out through that site, eliminating the friction or reluctance of TikTok users to leave their TikTok feed in order to complete their purchase on MARKET.live. Our technology integration allows the purchase data to flow back through MARKET.live and to the individual vendors and stores on MARKET.live seamlessly for fulfillment of the orders.

In fall of 2023, the Company launched its “Creators on MARKET.live,” a program that allows creators to monetize their content through livestream shopping and personalized storefronts on MARKET.live. This program is only open to those individuals with a large, verifiable social media following. Participants selected for the Creators on MARKET.live program can choose to feature their favorite products from MARKET.live stores and promote and sell them to their fans, followers and customers. The Company recently launched a similar program on TikTok for TikTok creators and influencers.

In the coming weeks, the Company expects to formally launch a new drop ship program on MARKET.live, offered on a subscription basis, designed specifically for those individuals interested in starting their own ecommerce business, who do not yet have a large base of fans or followers. Through this new program, entrepreneurs will be able to quickly and easily establish their own virtual storefronts, essentially their own website, by choosing the products they love from a carefully curated list of products by category (based on their selected subscription package). They will be able to easily import the products into their storefront and launch their own ecommerce business through livestream shopping events broadcast live on MARKET.live and simulcast on other social platforms. Subscribers will not have to purchase inventory and product fulfillment will be handled for them for no additional cost. This program represents a very low cost, low risk option for those who want to start their own ecommerce business. The Company is planning a national television commercial campaign to promote this new program.

Depending on the products chosen, participants in the Creators on MARKET.live program can earn between 5% and 20% of their gross sales at no cost and no risk to the Creators selected to participate in the program. Entrepreneurs that participate in the dropship programs will pay a fixed monthly fee for access to the products in the program and to maintain their MARKET.live ecommerce storefronts and will also earn a percentage of the sales they generate, which varies based on the subscription package.

verbTV will launch as a feature of our MARKET.live platform, serving to draw an audience of people seeking to consume video content that is also interactive and shoppable. We expect this additional audience will also be exposed to and enhance the eco-system of shoppers and retailers on MARKET.live. Over time we anticipate that verbTV will feature concerts, game shows, sports, including e-sports, sitcoms, podcasts, special events, news, including live events, and other forms of video entertainment that is all interactive and shoppable. verbTV represents an entirely new distribution channel for all forms of content by a new generation of content creators looking for greater freedom to explore the creative possibilities that a native interactive video platform can provide for their audience. We believe content creators may also enjoy greater revenue opportunities through the native ecommerce capabilities the platform provides to sponsors and advertisers who will enjoy real-time monetization, data collection and analytics. Through verbTV, we believe sponsors and advertisers will be able to accurately measure the ROI from their marketing spend, instead of relying on imprecise viewership information traditionally offered to television sponsors and advertisers.

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Revenue Generation

A description of our principal revenue generating activities is as follows:

MARKET.live, launched at the end of July 2022, generates revenue through several sources as follows:

a)	All sales run through our ecommerce facility on MARKET.live from which we deduct a platform fee that ranges from 10% to 20% of gross sales, with an average of approximately 15%, depending upon the pricing package the vendors select as well as the product category and profit margins associated with such categories. The revenue is derived from sales generated during livestream events, from sales realized through views of previously recorded live events available in each vendor’s store, as well as from sales of product and merchandise displayed in the vendors’ online stores, all of which are shoppable 24/7.
b)	Produced events. MARKET.live offers fee-based services that range from full production of livestream events, to providing professional hosts and event consulting.
c)	The Company’s recently launched TikTok store and affiliate program.
d)	The MARKET.live site is designed to incorporate sponsorships and other advertising based on typical industry rates.

We anticipate that MARKET.live will generate recurring fee revenue from its soon to be launched drop ship programs for entrepreneurs and its Creators on MARKET.live program.

Investment in Human Capital

We believe our people are at the heart of our success and our customers’ success. We endeavor to not only attract and retain talented employees, but also to provide a challenging and rewarding environment to motivate and develop our valuable human capital. We look to our talented employees to lead and foster various initiatives that support our company culture including those related to diversity, equity and inclusion. In addition, we rely heavily on our talented team to execute our growth plans and achieve our long-term strategic objectives.

Employees

As of the date of this Offering Circular, we employed a total of 21 people, including 20 full-time employees.

Properties

Our corporate headquarters are located at 2700 S Las Vegas Blvd., Suite 2301, Las Vegas, Nevada 89109. We believe that our facility is sufficient to meet our current needs and that suitable additional space will be available as and when needed.

We have a livestream studio located at 10621 Calle Lee, Suite 153, Los Alamitos, California 90720.

Legal Proceedings

For a discussion of our legal proceedings, refer to Note 13, “Commitments and Contingencies,” in the notes to our unaudited condensed consolidated financial statements for the nine months ended September 30, 2023, included herein.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

On April 18, 2023, we implemented a 1-for-40 reverse stock split (the “Reverse Stock Split”) of our common stock. As a result of the Reverse Stock Split, every forty (40) shares of our pre-Reverse Stock Split common stock were combined and reclassified into one share of our Common Stock. The number of shares of common stock subject to outstanding options, warrants, and convertible securities were also reduced by a factor of forty and the exercise price of such securities increased by a factor of forty, as of April 18, 2023. All historical share and per-share amounts reflected throughout this section have been adjusted to reflect the Reverse Stock Split. The par value per share of our common stock was not affected by the Reverse Stock Split.

Cautionary Statement

The following discussion and analysis should be read in conjunction with our financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described herein under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” We assume no obligation to update any of the forward-looking statements included herein.

Overview

Through June 13, 2023, we operated three distinct lines of business through separate wholly owned subsidiaries: Verb Direct, LLC, a sales Software-as-a-Service (“SaaS”) platform for the direct sales industry; Verb Acquisition Co., LLC, which was a sales SaaS platform for the Life Sciences industry and sports teams; and verbMarketplace, LLC, which is a multi-vendor, multi-presenter, livestream social shopping platform known as MARKET.live that combines ecommerce and entertainment.

We determined that by focusing all of our resources solely on the development and operation of MARKET.live, our livestream shopping platform, over time we could generate greater shareholder value than through the continued operation of our SaaS business platforms. Accordingly, after an extensive seven-month process, managed by a prominent M&A advisory firm, to identify a buyer willing to pay the highest price on the most favorable terms for the assets of the SaaS business on June 13, 2023 we disposed of all of the operating SaaS assets of Verb Direct, LLC and Verb Acquisition Co., LLC pursuant to an asset purchase agreement for aggregate consideration of $6.5 million, $4.75 million of which was paid in cash by the buyer at the closing of the transaction. Additional payments in the aggregate of $1.75 million will be paid by the buyer if certain profitability and revenue targets are met within the next two years as set forth more particularly in the asset purchase agreement. During the seven-month period of the sales process, virtually all of our resources were dedicated to facilitating the sale process and all operating budgets were suspended, including sales and marketing budgets for MARKET.live, in order to preserve cash and minimize reliance on the capital markets until the asset sale process was complete.

Our MARKET.live Business

MARKET.live is a multivendor social shopping platform for retailers, brands, manufacturers, creators, influencers and entrepreneurs who seek to participate in an open market-style eco-system environment. MARKET.live is akin to a virtual shopping mall, a centralized online destination where shoppers can explore hundreds, and we believe over time thousands, of shoppable stores for their favorite brands, influencers, creators and celebrities, all of whom can host livestream shopping events from their virtual stores that can be seen by all shoppers at the virtual mall. See “Business – Our MARKET.live Business.”

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Revenue Generation

A description of our principal revenue generating activities is as follows:

MARKET.live, launched at the end of July 2022, generates revenue through several sources as follows:

a.	All sales run through our ecommerce facility on MARKET.live from which we deduct a platform fee that ranges from 10% to 20% of gross sales, with an average of approximately 15%, depending upon the pricing package the vendors select as well as the product category and profit margins associated with such categories. The revenue is derived from sales generated during livestream events, from sales realized through views of previously recorded live events available in each vendor’s store, as well as from sales of product and merchandise displayed in the vendors’ online stores, all of which are shoppable 24/7.

b.	Produced events. MARKET.live offers fee-based services that range from full production of livestream events, to providing professional hosts and event consulting.

c.	The Company’s recently launched TikTok store and affiliate program.

d.	The MARKET.live site is designed to incorporate sponsorships and other advertising based on typical industry rates.

We anticipate that MARKET.live will generate recurring fee revenue from its soon to be launched drop ship programs for entrepreneurs and its Creators on MARKET.live program.

Economic Disruption

Our business is dependent in part on general economic conditions. Many jurisdictions in which our customers are located and our products are sold have experienced and could continue to experience unfavorable general economic conditions, such as inflation, increased interest rates and recessionary concerns, which could negatively affect demand for our products. Under difficult economic conditions, customers may seek to cease spending on our current products or fail to adopt our new products. We cannot predict the timing or impact of an economic slowdown, or the timing or strength of any economic recovery. These and other economic factors could have a material adverse effect on our business, financial condition, and results of operations.

ATM Offering

On November 16, 2021, the Company entered into that certain at-the-market (“ATM”) issuance sales agreement with Truist Securities, Inc., as sales agent (the “Agent”), pursuant to which the Company could offer and sell, from time to time, through the Agent (the “ATM Offering”), up to approximately $7.3 million in shares of the Company’s common stock pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-252167), as supplemented by a prospectus supplement. As of September 30, 2023, the Company received proceeds from the ATM Offering of approximately $0.0 million ($50,000), net of offering costs, on the sales of 105,300 shares of the Company’s common stock.

Subsequent to September 30, 2023, the Company issued 6,498,591 shares of its common stock and received $2.1 million of net proceeds associated with ATM issuances.

Issuance of common shares as payment on notes payable

Subsequent to September 30, 2023, the Company issued 2,040,922 shares of its common stock pursuant to an exchange agreement in exchange for a reduction of $0.7 million on the outstanding balance of the November Note (as defined below).

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Debt Financing

On October 11, 2023, the Company entered into a note purchase agreement with Streeterville Capital, LLC (“Streeterville”), pursuant to which Streeterville purchased a promissory note (the “Note”) in the aggregate principal amount of $1.0 million (the “Note Offering”). The Note bears interest at 9.0% per annum compounded daily. The maturity date of the Note is 18 months from the date of its issuance. In connection with the Note Offering, verbMarketplace, LLC, a wholly-owned subsidiary of the Company, entered into a Guaranty, dated October 11, 2023, pursuant to which it guaranteed the obligations of the Company under the Note in exchange for receiving a portion of the proceeds.

Repayment of note payable – related party

On October 12, 2023, the Company repaid all of the outstanding principal and accrued interest amounting to $0.9 million from a December 2015 related party note issued by Mr. Cutaia.

Results of Operations

Three Months Ended September 30, 2023 as Compared to the Three Months Ended September 30, 2022

The following is a comparison of our results of continuing operations for the three months ended September 30, 2023 and 2022 (in thousands):

	Three Months Ended September 30,
	2023	2022	Change

Revenue	$29	$3	$26

Cost of Revenue	5	1	4

Gross margin	24	2	22

Operating expenses
Depreciation and amortization	564	438	126
General and administrative	2,850	5,126	(2,276)
Total operating expenses	3,414	5,564	(2,150)

Operating loss from continuing operations	(3,390)	(5,562)	2,172

Other income (expense)
Other income (expense), net	64	-	64
Interest expense	(219)	(289)	70
Change in fair value of derivative liability	4	198	(194)
Total other income (expense), net	(151)	(91)	(60)

Net loss from continuing operations	$(3,541)	$(5,653)	$2,112

Revenue

Our primary focus is on the growth of our MARKET.live business. Currently, the business is generating minimal revenues.

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Operating Expenses

Depreciation and amortization expenses were $0.5 million for the three months ended September 30, 2023, as compared to $0.4 million for the three months ended September 30, 2022.

General and administrative expenses for the three months ended September 30, 2023 were $2.9 million, as compared to $5.1 million for the three months ended September 30, 2022, reflecting a 44% reduction. The decrease in general and administrative expenses is primarily due to decreased salary expense associated with headcount reduction.

Other Income (Expense), net

Other income (expense), net, for the three months ended September 30, 2023 was $(0.2) million, which was primarily attributable to interest expense of $(0.2) million.

Nine Months Ended September 30, 2023 as Compared to the Nine Months Ended September 30, 2022

The following is a comparison of our results of continuing operations for the nine months ended September 30, 2023 and 2022 (in thousands):

	Nine Months Ended September 30,
	2023	2022	Change

Revenue	$34	$3	$31

Cost of Revenue	7	1	6

Gross margin	27	2	25

Operating expenses
Depreciation and amortization	1,730	524	1,206
General and administrative	9,080	15,019	(5,939)
Total operating expenses	10,810	15,543	(4,733)

Operating loss from continuing operations	(10,783)	(15,541)	4,758

Other income (expense)
Other income (expense), net	844	(16)	860
Financing costs	(1,239)	-	(1,239)
Interest expense	(989)	(950)	(39)
Change in fair value of derivative liability	210	2,360	(2,150)
Total other income (expense), net	(1,174)	1,394	(2,568)

Net loss from continuing operations	$(11,957)	$(14,147)	$2,190

Revenue

Our primary focus is on the growth of our MARKET.live business. Currently, the business is generating minimal revenues.

Operating Expenses

Depreciation and amortization expenses were $1.7 million for the nine months ended September 30, 2023, as compared to $0.5 million for the nine months ended September 30, 2022.

General and administrative expenses for the nine months ended September 30, 2023 were $9.1 million, as compared to $15.0 million for the nine months ended September 30, 2022, reflecting a 40% reduction. The decrease in general and administrative expenses is primarily due to decreased salary expense associated with headcount reduction.

Other Income (Expense), net

Other income (expense), net, for the nine months ended September 30, 2023 was $(1.2) million, which was primarily attributable to interest expense of $(1.0) million and financing costs of $(1.2) million, offset by a gain on legal settlements of $0.6 million, a gain on lease termination of $0.3 million and a change in fair value of derivative liability of $0.2 million.

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Fiscal Year Ended December 31, 2022 Compared to Fiscal Year Ended December 31, 2021

The following is a comparison of the results of our operations for the years ended December 31, 2022 and 2021 (in thousands):

	Years Ended December 31,
	2022	2021	Change

Revenue
Digital revenue
SaaS recurring subscription revenue	$7,663	$6,831	$832
Other digital revenue	611	1,347	(736)
Total digital revenue	8,274	8,178	96

Non-digital revenue	1,161	2,346	(1,185)

Total revenue	9,435	10,524	(1,089)

Cost of revenue
Digital	2,306	2,249	57
Non-digital	1,005	2,255	(1,250)
Total cost of revenue	3,311	4,504	(1,193)

Gross margin	6,124	6,020	104

Operating expenses
Research and development	5,188	12,345	(7,157)
Depreciation and amortization	2,529	1,677	852
General and administrative	25,234	25,710	(476)
Impairment loss	11,965	-	11,965
Total operating expenses	44,916	39,732	5,184

Loss from operations	(38,792)	(33,712)	(5,080)

Other income (expense), net
Interest expense	(2,947)	(2,575)	(372)
Change in fair value of derivative liability	2,933	598	2,335
Other income, net	1,369	91	1,278
Debt extinguishment, net	-	1,112	(1,112)
Total other income (expense) , net	1,355	(774)	2,129

Net loss	(37,437)	(34,486)	(2,951)

Deemed dividend to Series A preferred stockholders	-	(348)	348
Deemed dividend due to warrant reset	(246)	-	(246)

Net loss to common stockholders	$(37,683)	$(34,834)	$(2,849)

Revenue

Our primary focus is on the growth of our MARKET.live business and its associated recurring subscription revenue. Over the past several years we have continued the exit and winding-down of our non-digital services business based on our determination that the non-digital services business (printing, fulfillment, and shipping) is a low margin legacy business and not scalable.

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For the year ended December 31, 2022, our SaaS recurring subscription revenue was $7.7 million, a 12% increase of $832 thousand over the $6.8 million for the year ended December 31, 2021. The increase was driven primarily from the SaaS recurring subscription-based revenue associated with our verbCRM, verbLIVE, verbLEARN, and verbPULSE suite of applications, and our verbTEAMS platform.

For the year ended December 31, 2022, non-digital revenue was $1.0 million, representing a 51% decrease from the $2.2 million for the year ended December 31, 2021.

SaaS recurring revenue as a percentage of total revenue for the year ended December 31, 2022, was 81%, compared to 65% for the year ended December 31, 2021. Total digital revenue for the year ended December 31, 2022 increased to 88% of total revenue, compared with 78% for the year ended December 31, 2021.

Cost of Revenue

Total cost of revenue for the year ended December 31, 2022 was $3.3 million, representing approximately a 27% improvement compared to $4.5 million for the year ended December 31, 2021. The improvement in cost of revenue is primarily attributed to a planned reduction in low-margin non-digital services, partially offset by a slight increase in digital costs to support additional enterprise customers on the platform and increased users within our existing customer base.

Gross Margin

Total gross margin of $6.1 million for the year ended December 31, 2022 increased to 65%, compared to $6.0 million for the year ended December 31, 2021 and a total gross margin of 57%. Gross margins improved as a result of our strategy to focus on higher margin digital revenue and systematic reduction in non-digital services.

Operating Expenses

Research and development expenses were reduced by 58% to $5.2 million for the year ended December 31, 2022, as compared to $12.3 million for the year ended December 31, 2021. Research and development expenses primarily consisted of fees paid to employees and vendors contracted to perform research projects and develop technology.

General and administrative expenses of $23.3 million for our SaaS business for the year ended December 31, 2022 represents an improvement of $2.4 million or 9% year over year, as compared to $25.7 million for the year ended December 31, 2021. General and administrative expenses for the year ended December 31, 2022 for our MARKET.live business was $1.9 million, which includes $0.7 million of labor costs, $0.5 million for professional services, and $0.7 million of other MARKET.live related expenses.

Our Statement of Operations for the year ended December 31, 2022 reflects a loss from operations of $38.8 million, which includes $19.0 million of non-cash expenses. These non-cash items include $2.5 million in depreciation and amortization expenses, $4.5 million in stock-based compensation, and a $12.0 million impairment charge to goodwill and intangible assets. The $2.5 million non-cash depreciation and amortization expenses for the year ended December 31, 2022, represent an increase over the $1.7 million amortization expenses for the year ended December 31, 2021. The $0.8 million increase in depreciation and amortization expense is attributed to amortization of our capitalized software development costs associated with our MARKET.live platform. The $12 million non-cash impairment charge recorded for the year ended December 31, 2022 was due to the results of the annual impairment testing of goodwill, intangible assets, and other long-lived assets. Refer to the section below, “Use of Non-GAAP Measures – Modified EBITDA” for more details on non-cash items discussed above.

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Other Income, net

Other income, net, for the year ended December 31, 2022 was $1.4 million, which was primarily attributable to an Employee Retention Credit (“ERC”) receivable of $1.5 million. We, through our Professional Employer Organization, filed for federal government assistance for the second and third quarters of 2021 in the aggregate amount of approximately $1.5 million through ERC provisions of the Consolidated Appropriations Act of 2021. The purpose of the ERC is to encourage employers to keep employees on the payroll, even if they are not working during the covered period due to the effects of the COVID-19 pandemic. As of December 31, 2022, we have yet to receive the funds.

Use of Non-GAAP Measures – Modified EBITDA

In addition to our results under generally accepted accounting principles (“GAAP”), we present Modified EBITDA as a supplemental measure of our performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus interest expense, depreciation and amortization, share-based compensation, financing costs, changes in fair value of derivative liability, and loss from discontinued operations, net of tax.

Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations that period. Non-GAAP adjustments to our results prepared in accordance with GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Modified EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Modified EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022

Net loss	$(3,709)	$(8,028)	$(19,079)	$(21,391)

Adjustments:
Depreciation and amortization	564	438	1,730	524
Share-based compensation	583	1,050	1,985	3,668
Other (income) expense, net	(64)	-	(844)	16
Financing costs	-	-	1,239	-
Interest expense	219	289	989	950
Change in fair value of derivative liability	(4)	(198)	(210)	(2,360)
Loss from discontinued operations, net of tax	168	2,375	7,122	7,244
Other non-recurring costs (a)	400	-	585	126

Total EBITDA adjustments	1,866	3,954	12,596	10,168
Modified EBITDA	$(1,843)	$(4,074)	$(6,483)	$(11,223)

(a) Represents severance costs and a litigation accrual related to the Meyerson matter, as described in Note 13, “Commitments and Contingencies,” in the notes to our unaudited condensed consolidated financial statements for the nine months ended September 30, 2023 included herein.

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The $2.2 million or 55% improvement in Modified EBITDA for the three months ended September 30, 2023, compared to the same period in 2022, resulted from decreased operating expenses.

The $4.7 million or 42% improvement in Modified EBITDA for the nine months ended September 30, 2023, compared to the same period in 2022, resulted from decreased operating expenses.

	Years Ended December 31,
	2022	2021

Net loss	$(37,437)	$(34,486)

Adjustments
Depreciation and amortization	2,529	1,677
Share-based compensation	4,455	5,668
Impairment loss	11,965	-
Interest expense	2,947	2,575
Change in fair value of derivative liability	(2,933)	(598)
Other income	(1,369)	(91)
Debt extinguishment, net	-	(1,112)
MARKET.live non-recurring startup costs*	802	-
Other non-recurring	126	-
Total EBITDA adjustments	18,522	8,119
Modified EBITDA	$(18,915)	$(26,367)

* Includes general and administrative and R&D expenses that are directly related to the launch of our MARKET.live platform and are not expected to be recurring in future periods.

The $7.5 million or 28% increase in Modified EBITDA for the year ended December 31, 2022, compared to the same period in 2021, resulted from increased digital revenues, decreases in cost of revenue, research and development, and professional services, offset by an increase in labor related costs to support future growth.

We present Modified EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Modified EBITDA in developing our internal budgets, forecasts and strategic plan; in analyzing the effectiveness of our business strategies in evaluating potential acquisitions; and in making compensation decisions and in communications with our board of directors concerning our financial performance. Modified EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	Modified EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

●	Modified EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	Modified EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Modified EBITDA does not reflect any cash requirements for such replacements.

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Liquidity and Capital Resources

As of September 30, 2023.

Going Concern

We have incurred operating losses and negative cash flows from operations since inception. We incurred a net loss from continuing operations of $12.0 million during the nine months ended September 30, 2023. We also utilized cash in operations from continuing operations of $6.6 million during the nine months ended September 30, 2023. As a result, our continuation as a going concern is dependent on our ability to obtain additional financing until we can generate sufficient cash flows from operations to meet our obligations. Our independent registered public accounting firm indicated in its report on our audited consolidated financial statements as of and for the year ended December 31, 2022 that there is substantial doubt about our ability to continue as a going concern. We intend to continue to seek additional debt or equity financing to continue our operations.

Equity financing:

On January 24, 2023, we entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis”) as underwriter (the “Underwriter”), relating to the offering, issuance and sale of 901,275 shares of our common stock at a public offering price of $8.00 per share. The net proceeds to us were approximately $6.6 million, after deducting discounts, commissions and estimated offering expenses. Aegis acted as the sole underwriter for the offering and received 6% of the gross proceeds as commission for the offering. They were also reimbursed by us for certain expenses, in an amount of up to $75 thousand, including legal fees. As a result of this transaction, certain warrants which previously had an exercise price of $13.60 per share, had the exercise price reduced to $8.00 per share.

In September 2023, the Company restarted the ATM Offering with the Agent pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-252167). As of November 10, 2023, the Company has issued 6,603,891 shares of the Company’s common stock since the restart, resulting in net proceeds of $2.1 million.

Debt financing:

On January 12, 2022, we entered into a securities purchase agreement (the “January Note Purchase Agreement”) with three institutional investors (collectively, the “January Note Holders”) providing for the sale and issuance of an aggregate original principal amount of $6.3 million in Convertible Notes Due 2023 (each, a “Note,” and, collectively, the “Notes,” and such financing, the “January Note Offering”). The Company and the January Note Holders also entered into a security agreement, dated January 12, 2022, in connection with the January Note Offering, pursuant to which the Company granted a security interest to the January Note Holders in substantially all of its assets. The January Note Purchase Agreement prohibits us from entering into an agreement to effect any issuance of common stock involving a Variable Rate Transaction (as defined therein) during the term of the agreement, subject to certain exceptions set forth therein. The January Note Purchase Agreement also gives the January Note Holders the right to require the Company to use up to 15% of the gross proceeds raised from future debt or equity financings to redeem the Notes, which redemptions have been elected by the January Note Holders. On January 26, 2023, we repaid in full all outstanding obligations under the January Note Offering dated January 12, 2022.

In September 2022, the U.S. Small Business Administration (“SBA”) approved a loan of $0.35 million. As of November 10, 2023, we have not received these funds.

On November 7, 2022, we entered into a note purchase agreement (the “November Note Purchase Agreement”) and promissory note with an institutional investor providing for the sale and issuance of an unsecured, non-convertible promissory note in the original principal amount of $5.5 million, which has an original issue discount of $0.5 million, resulting in gross proceeds to us of approximately $5.0 million (the “November Note,” and such financing, the “November Note Offering”). The November Note matures eighteen months following the date of issuance. Commencing nine months from the date of issuance, we are required to make monthly cash redemption payments in an amount not to exceed $0.6 million. The November Note may be repaid in whole or in part prior to the maturity date for a 10% premium. The November Note requires us to use 20% of the gross proceeds raised from future equity or debt financings, or the sale of any subsidiary or material asset, to prepay the November Note, subject to a cap on the aggregate prepayment amount. Until all obligations under the November Note have been paid in full, we are not permitted to grant a security interest in any of its assets, or to issue securities convertible into shares of common stock, subject in each case to certain exceptions. Our wholly owned subsidiary verbMarketplace, LLC entered into a guaranty, dated November 7, 2022, in connection with the November Note Offering, pursuant to which it guaranteed the obligations on our behalf under the November Note in exchange for receiving a portion of the loan proceeds. At a special meeting of stockholders on April 10, 2023, our shareholders approved for purposes of Nasdaq Listing Rule 5635, the issuance of shares of common stock in partial or full satisfaction of the November Note.

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Other:

We, through our Professional Employer Organization, filed for federal government assistance for the second and third quarters of 2021 in the aggregate amount of approximately $1.5 million through ERC provisions of the Consolidated Appropriations Act of 2021. As of September 30, 2023 and December 31, 2022, we had a long-term receivable of $1.5 million.

In November 2022, a cost savings plan was approved and implemented to improve liquidity and preserve cash for operations (the “Cost Savings Plan”). This plan is expected to further reduce expenses moving forward through such actions as a reduction in force, elimination of certain services provided by various vendors, and a 25% reduction in cash compensation by senior management over a four-month period in exchange for shares of common stock. Subsequently, the Company extended the Cost Savings Plan through April 30, 2023.

Our consolidated financial statements have been prepared on a going concern basis, which implies we may not continue to meet our obligations and continue our operations for the next twelve months. Our continuation as a going concern is dependent upon our ability to obtain necessary debt or equity financing to continue operations until we begin generating positive cash flow.

There is no assurance that we will ever be profitable or that debt or equity financing will be available to us in the amounts, on terms, and at times deemed acceptable to us, if at all. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, would increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business, as planned, and as a result may be required to scale back or cease operations for our business, the results of which would be that our stockholders would lose some or all of their investment. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Overview

As of September 30, 2023, we had cash of $0.9 million. We estimate our operating expenses for the next twelve months will continue to exceed any revenue we generate, and we will need to raise capital through either debt or equity offerings to continue operations. Due to market conditions and the early stage of our operations, there is considerable risk that we will not be able to raise such capital at all, or on terms that are not dilutive to our existing stockholders. We can offer no assurance that we will be able to raise such funds. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and we may be forced to reduce or discontinue operations.

The following is a summary of our cash flows from operating, investing, and financing activities for the nine months ended September 30, 2023 and 2022 (in thousands):

	Nine Months Ended September 30,
	2023	2022
Cash used in operating activities – continuing operations	$(6,619)	$(11,223)
Cash used in operating activities – discontinued operations	(1,855)	(4,752)
Cash used in investing activities – continuing operations	(275)	(4,401)
Cash provided by (used in) investing activities – discontinued operations	4,750	(1)
Cash provided by financing activities – continuing operations	4,855	23,342
Cash used in financing activities – discontinued operations	(2,367)	(2,981)
Decrease in cash	$(1,511)	$(16)

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Cash Flows – Operating

For the nine months ended September 30, 2023, our cash used in operating activities from continuing operations amounted to $6.6 million, compared to cash used from continuing operations for the nine months ended September 30, 2022 of $11.2 million. The $4.6 million reduction in cash used in operations was primarily due to cost savings in personnel expenses and reduced general and administrative expenses.

Cash Flows – Investing

For the nine months ended September 30, 2023, our cash provided by investing activities amounted to $4.5 million, primarily due to $4.8 million of proceeds received from the asset sale process, slightly offset by our investment in capitalized software development costs related to MARKET.live.

Cash Flows – Financing

For the nine months ended September 30, 2023, our cash provided by financing activities for continuing operations amounted to $4.9 million, primarily due to $6.6 million of net proceeds from the issuance of shares of our common stock, offset by the repayment of convertible notes of $(1.4) million and repayment of our November Note of $(0.4) million.

Advance on Future Receipts

On February 16, 2023, the Company modified and combined the unpaid balances of two previous advances with a new advance from the same third party totaling $1.6 million for the purchase of future receipts/revenues of $2.1 million, resulting in a debt discount of $0.5 million. As of September 30, 2023, the outstanding balance of the advance was $0.3 million. On November 6, 2023, the Company repaid in full the unpaid amount of the advance on future receipts.

Convertible Note Payable and Notes Payable

We have the following outstanding notes payable as of September 30, 2023 (in thousands):

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at September 30, 2023

Related party note payable (A)	December 1, 2015	April 1, 2023	12.0%	$1,249	$725
Note payable (B)	May 15, 2020	May 15, 2050	3.75%	150	142
Promissory note payable (C)	November 7, 2022	May 7, 2024	9.0%	5,470	2,184
Debt discount					(171)
Debt issuance costs					(127)
Total notes payable					2,753
Non-current					(142)
Current					$2,611

(A)	On December 1, 2015, we issued a convertible note payable to Mr. Rory J. Cutaia, the Company’s majority stockholder and Chief Executive Officer, to consolidate all loans and advances made by Mr. Cutaia to us as of that date. On May 19, 2021, we amended the note to allow for conversion of the note at any time at the discretion of the holder at a fixed conversion price of $41.20, which was the closing price of the common stock on the amendment date. On May 12, 2022, the maturity date of the note was extended to April 1, 2023. As of September 30, 2023, the outstanding balance of the note amounted to $0.9 million. On October 12, 2023, the Company repaid in full the outstanding balance of the note.

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(B)	On May 15, 2020, we executed an unsecured loan with the U.S. Small Business Administration (SBA) under the Economic Injury Disaster Loan program in the amount of $0.15 million. Installment payments, including principal and interest, began October 26, 2022. In September 2022, the SBA approved an additional loan of $0.35 million. As of November 10, 2023, we have not received these funds. As of September 30, 2023, the outstanding balance of the note amounted to $0.14 million.

(C)

On November 7, 2022, we entered into the November Note Offering, which provided for the sale and issuance of the November Note with an aggregate original principal amount of $5.5 million.

We received $5.0 million in gross proceeds from the sale of the November Notes. The November Notes bear interest of 9.0% per annum, have an original issue discount of 8.6%, and mature 18 months from the closing date.

In connection with the November Note Offering, we incurred $0.3 million of debt issuance costs. The debt issuance costs and the debt discount of $0.5 million are being amortized over the term of the November Notes using the effective interest rate method. As of September 30, 2023, the amount of unamortized debt discount and debt issuance costs was $0.2 million and $0.1 million, respectively.

On May 16, 2023, the Company received a redemption notice of $0.3 million under the terms of the November Note Purchase Agreement. The Company missed two payments resulting in a Payment Failure Balance Increase of 10% on the outstanding principal balance per occurrence pursuant to the terms of the agreement totaling $1.2 million. During the nine months ended September 30, 2023, the Company paid $0.4 million in cash and $4.1 million in shares. As of September 30, 2023, the outstanding balance of the Notes amounted to $2.6 million. Subsequent to September 30, 2023, the Company issued 2,040,922 shares of its common stock pursuant to an exchange agreement in exchange for a reduction of $0.7 million on the outstanding balance of the November Notes.

On October 11, 2023, the Company entered into a note purchase agreement with the same lender pursuant to which it purchased a promissory note in the aggregate principal amount of $1.0 million. The note bears interest at 9.0% per annum compounded daily. The maturity date of the note is 18 months from the date of its issuance.

As of December 31, 2022.

As of December 31, 2022, we had cash of $2.4 million. On January 24, 2023, we closed a public offering of our common stock for net proceeds of approximately $6.6 million. We estimate our operating expenses for the next twelve months will exceed any revenue we generate, and we will need to seek to raise additional capital, borrow additional funds, dispose of subsidiaries or assets, reduce or delay capital expenditures, or change our business strategy.

The following is a summary of our cash flows from operating, investing, and financing activities for the years ended December 31, 2022 and 2021 (in thousands):

	Years Ended December 31,
	2022	2021
Cash used in operating activities	$(19,406)	$(25,862)
Cash used in investing activities	(4,748)	(2,263)
Cash provided by financing activities	25,646	27,247
Increase/(decrease) in cash	$1,492	$(878)

Cash Flows – Operating

For the year ended December 31, 2022, our cash flows used in operating activities amounted to $19.4 million, compared to cash used for the year ended December 31, 2021 of $25.9 million. We generated $6.5 million additional cash from operations due to higher digital revenues combined with decreases in research and development expenses.

Cash Flows – Investing

For the year ended December 31, 2022, our cash flows used from investing activities amounted to $4.7 million, primarily due to our investment in capitalized software development costs related to MARKET.live.

Cash Flows – Financing

Our cash provided by financing activities for the year ended December 31, 2022 amounted to $25.6 million, which represented $24.0 million of net proceeds from the issuance of shares of our common stock, $11.0 million of gross proceeds from the issuance of notes payable, $2.7 million of gross proceeds from advances on future receipts and proceeds from option exercises of $0.4 million, all offset by $6.7 million of payments on advances on future receipts, $4.9 million of payments on notes payable and payments for debt issuance costs of $0.9 million.

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Advances on Future Receipts

The Company has the following advances on future receipts as of December 31, 2022 (in thousands):

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2022

Note 1	August 25, 2022	May 11, 2023	26%	3,400	1,782
Note 2	October 25, 2022	April 26, 2023	30%	322	207
Total				$3,722	1,989
Debt discount					(311)
Debt issuance costs					(37)
Net					$1,641

On August 25, 2022 and October 25, 2022, we received secured advances from an unaffiliated third party totaling $2.5 million and $0.2 million, respectively, for the purchase of future receipts/ revenues of $3.4 million and $0.3 million, respectively. As of December 31, 2022, the outstanding balance of the notes was $2.0 million.

On February 16, 2023, we modified the advances on future receipts. Under the modification we agreed to extend the payment of the note over a period of 10 months. As a result, our monthly payments were reduced by approximately 50%.

Convertible Notes Payable and Note Payable

We had the following outstanding notes payable as of December 31, 2022 (in thousands):

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2022

Related party convertible note payable (A)	December 1, 2015	April 1, 2023	12.0%	$1,249	$725
Related party convertible note payable (B)	April 4, 2016	June 4, 2021	12.0%	343	40
Note payable (C)	May 15, 2020	May 15, 2050	3.75%	150	150
Convertible notes due 2023 (D)	January 12, 2022	January 12, 2023	6.0%	6,300	1,350
Promissory note payable (E)	November 7, 2022	May 7, 2024	9.0%	5,470	5,470
Debt discount					(408)
Debt issuance costs					(309)
Total notes payable					7,018
Non-current					(1,215)
Current					$5,803

(A)	On December 1, 2015, we issued a convertible note payable to Mr. Cutaia, our Chief Executive Officer and a director, to consolidate all loans and advances made by Mr. Cutaia to us as of that date. On May 19, 2021, we amended the note to allow for conversion of the note at any time at the discretion of the holder at a fixed conversion price of $1.03, which was the closing price of the common stock on the amendment date. On May 12, 2022, the maturity date of the note was extended to April 1, 2023. As of December 31, 2022, the outstanding balance under the note was $0.7 million.

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(B)	On April 4, 2016, we issued a convertible note to Mr. Cutaia, in the amount of $0.3 million, to consolidate all advances made by Mr. Cutaia to us during the period December 2015 through March 2016. On May 19, 2021, we amended the note to allow for conversion of the note at any time at the discretion of the holder at a fixed conversion price of $1.03, which was the closing price of the common stock on the amendment date. As of December 31, 2022, the outstanding balance under the note was less than $0.1 million.

(C)	On May 15, 2020, we executed an unsecured loan with the SBA under the Economic Injury Disaster Loan program in the amount of $0.15 million. Installment payments, including principal and interest, began on October 26, 2022. In September 2022, the SBA approved an additional loan of $0.35 million. As of April 12, 2023, we have not received these funds. As of December 31, 2022, the outstanding balance of the note amounted to $0.15 million.

(D)

On January 12, 2022, we entered into the January Note Offering, which provided for the sale and issuance of an aggregate original principal amount of $6.3 million of the Notes. We also entered into a security agreement, dated January 12, 2022, in connection with the January Note Offering, pursuant to which the Company granted a security interest to the January Note Holders in substantially all of its assets. There are no financial covenants related to these notes payable.

We received $6.0 million in gross proceeds from the sale of the Notes. The Notes bear interest of 6.0% per annum, have an original issue discount of 5.0%, mature 12 months from the closing date, and have an initial conversion price of $3.00, subject to adjustment in certain circumstances as set forth in the Notes.

In connection with the January Note Offering, we incurred $0.5 million of debt issuance costs. The debt issuance costs and the debt discount of $0.3 million are being amortized over the term of the Notes using the effective interest rate method. As of December 31, 2022, the amount of unamortized debt discount and debt issuance costs was $0.1 million and $0.1 million, respectively.

As of December 31, 2022, the outstanding balance of the Notes amounted to $1.3 million. We have repaid $5.0 million in principal and $0.4 million of accrued interest.

On January 26, 2023, we repaid in full all outstanding obligations under the January Note Offering date January 12, 2022.

(E)

On November 7, 2022, we entered into the November Note Offering, which provided for the sale and issuance of the November Note with an aggregate original principal amount of $5.5 million.

We received $5.0 million in gross proceeds from the sale of the November Note. The November Note bears interest of 9.0% per annum, has an original issue discount of 8.6%, and matures 18 months from the closing date.

In connection with the November Note Offering, we incurred $0.3 million of debt issuance costs. The debt issuance costs and the debt discount of $0.5 million are being amortized over the term of the November Note using the effective interest rate method. As of December 31, 2022, the amount of unamortized debt discount and debt issuance costs was $0.4 million and $0.3 million, respectively.

As of December 31, 2022, the outstanding balance of the November Note amounted to $5.5 million.

Critical Accounting Estimates

Our financial statements have been prepared in accordance with GAAP, which require that we make certain assumptions and estimates that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period.

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Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates include assumptions made for reserves of uncollectible accounts receivable, assumptions made in valuing assets acquired in business combinations, impairment testing of goodwill and other long-lived assets, the valuation allowance for deferred tax assets, assumptions used in valuing derivative liabilities, assumptions used in valuing share-based compensation, and accruals for potential liabilities. Amounts could materially change in the future.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standard Board’s (“FASB”) ASC 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied.

Capitalized Software Development Costs

The Company capitalizes internal and external costs directly associated with developing internal-use software, and hosting arrangements that include an internal-use software license, during the application development stage of its projects. The Company’s internal-use software is reported at cost less accumulated amortization. Amortization begins once the project has been completed and is ready for its intended use. The Company will amortize the asset on a straight-line basis over a period of three years, which is the estimated useful life. Software maintenance activities or minor upgrades are expensed in the period performed.

Amortization expense related to capitalized software development costs are recorded in depreciation and amortization in the condensed consolidated statements of operations.

Derivative Financial Instruments

We evaluate our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

We use Level 2 inputs for our valuation methodology for the derivative liabilities as their fair values were determined by using a Binomial pricing model. Our derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

Share-Based Compensation

The Company issues stock options and warrants, shares of common stock and restricted stock units as share-based compensation to employees and non-employees. The Company accounts for its share-based compensation in accordance with FASB ASC 718, Compensation – Stock Compensation. Share-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period. The fair value of restricted stock units is determined based on the number of shares granted and the quoted price of our common stock and is recognized as expense over the service period. Recognition of compensation expense for non-employees is in the same period and manner as if the Company had paid cash for services.

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Goodwill

In accordance with FASB ASC 350, Intangibles-Goodwill and Other, we review goodwill and indefinite-lived intangible assets for impairment at least annually or whenever events or circumstances indicate a potential impairment. Our impairment testing is performed annually at December 31 (our fiscal year end). Impairment of goodwill and indefinite-lived intangible assets is determined by comparing the fair value of our reporting units to the carrying value of the underlying net assets in the reporting units. If the fair value of a reporting unit is determined to be less than the carrying value of its net assets, goodwill is deemed impaired and an impairment loss is recognized to the extent that the carrying value of goodwill exceeds the difference between the fair value of the reporting unit and the fair value of its other assets and liabilities.

Intangible Assets

We have certain intangible assets that were initially recorded at their fair value at the time of acquisition. The finite-lived intangible assets consist of developed technology and customer contracts. Indefinite-lived intangible assets consist of domain names. Intangible assets with finite useful lives are amortized using the straight-line method over their estimated useful life of five years.

We review all finite lived intangible assets for impairment when circumstances indicate that their carrying values may not be recoverable. If the carrying value of an asset group is not recoverable, we recognize an impairment loss for the excess carrying value over the fair value in our consolidated statements of operations.

Recently Issued Accounting Pronouncements

For a summary of our recent accounting policies, refer to Note 2 - Summary of Significant Accounting Policies, of our unaudited condensed consolidated financial statements for the nine months ended September 30, 2023 included herein.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed

Rory J. Cutaia	Chairman of the Board, President, Chief Executive Officer, Secretary, Treasurer and Director	68	October 16, 2014
Bill J. Rivard	Interim Chief Financial Officer and Treasurer	54	June 13, 2023
James P. Geiskopf	Lead Director	64	October 16, 2014
Kenneth S. Cragun	Director	63	September 10, 2018
Edmund C. Moy	Director	66	October 21, 2022

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, the name and principal business of the organization by which they were employed, and certain of their other directorships:

Rory J. Cutaia, Chairperson of our Board, President, Chief Executive Officer, Secretary, and Treasurer

Rory J. Cutaia has served as our Chairperson of our Board, Chief Executive Officer, President and Secretary, since the formation of Cutaia Media Group (“CMG”) in 2012, in which roles he has continued to serve through our October 2014 acquisition of bBooth (USA), Inc. (“bBooth”) to the present. Mr. Cutaia was appointed Treasurer of the Company effective June 13, 2023. In these roles, Mr. Cutaia also serves as our Principal Executive Officer. Mr. Cutaia founded CMG in 2012 and bBooth in 2014. In May 2014, CMG and bBooth merged and became known as bBoothUSA, which was acquired in October 2014 by Global Systems Designs, Inc. (“GSD”), our predecessor. Prior to that, from October 2006 to August 2011, Mr. Cutaia was a partner and Entrepreneur-in-Residence at Corinthian Capital Group, Inc. (“Corinthian”), a private equity fund based in New York City that invested in middle-market, U.S. based companies. During his tenure at Corinthian, from June 2008 to October 2011, Mr. Cutaia was the co-founder and Executive Chairman of Allied Fiber, Inc., a company engaged in the construction of a nation-wide fiber-optic network, and from June 2007 to August 2011, Mr. Cutaia was the Chief Executive Officer of GreenFields Coal Company, a company engaged in the deployment of technology to recycle coal waste and clean-up coal waste sites. Before joining Corinthian, from January 2000 to October 2006, he founded and was the Chairman and Chief Executive Officer of The Telx Group, Inc. (“Telx”), a company engaged in the telecom carrier inter-connection, co-location, and data center business, which he sold in 2006. Before founding Telx, Mr. Cutaia was a practicing lawyer with Shea & Gould, a prominent New York City law firm. Mr. Cutaia earned his Juris Doctorate from the Fordham University School of Law in 1985 and his Bachelor of Science, magna cum laude, in business management from the New York Institute of Technology in 1982.

We believe Mr. Cutaia is qualified to serve on our Board because of his extensive knowledge of our business and current operations, as well as his education and the additional business experiences described above.

Bill J. Rivard, Interim Chief Financial Officer and Treasurer

Bill J. Rivard was appointed Interim Chief Financial Officer effective June 13, 2023. Prior to his appointment, he served as Corporate Controller of the Company from November 2021, in which role he worked closely with the Company’s Chief Financial Officer in all accounting and finance matters. Mr. Rivard maintains an active CPA certification and has more than 30 years of experience serving various corporate accounting and finance management roles in companies including Minnesota Brewing Company, Innuity, Clean Energy (NASDAQ: CLNE), and most recently, Palace Entertainment where he served as Director of Financial Reporting from March 2011 to April 2019 and then was promoted to Executive Director of Finance in April 2019, serving in this capacity until March 2020. Mr. Rivard began his technical accounting and financial reporting experience at the accounting firm McGladrey & Pullen LLP (now, RSM US LLP) where he served as an auditor, as well as the Securities and Exchange Commission where he served as a staff accountant. Mr. Rivard earned his Bachelor’s Degree in Accounting at the University of North Dakota in 1992.

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James P. Geiskopf, Lead Independent Director

James P. Geiskopf has served as one of our directors since the formation of bBooth in May of 2014, in which role he has continued to serve through the October 2014 acquisition of bBooth by GSD to the present. He also serves as our Lead Independent Director, as the Chairperson of the Compensation Committee, and as a member of the Audit Committee, Governance and Nominating Committee and Risk Committee. Mr. Geiskopf has 32 years of experience leading companies in the services industry. From 1975 to 1986, Mr. Geiskopf served as the Chief Financial Officer of Budget Rent a Car of Fairfield California and from 1986 to 2007, he served as its President and Chief Executive Officer. In 2007, he sold the franchise. Mr. Geiskopf served on the board of directors of Suisun Valley Bank from 1986 to 1993 and from 1991 to 1993 he also served on the board of directors of Napa Valley Bancorp, which was sold to a larger institution in 1993. Since 2014, Mr. Geiskopf has served on the board of directors of MetaWorks Platforms, Inc. (formerly Currency Works, Inc.) (OTCQB: MWRK), a public company that trades on the OTCQB. From June 2013 to March 2017, Mr. Geiskopf served as a director of Electronic Cigarettes International Group, Ltd. (“ECIG”), a Nevada corporation, an OTC listed company. ECIG filed a voluntary petition for relief under the provisions of Chapter 7 of Title 11 of the United States Code on March 16, 2017.

We believe Mr. Geiskopf is qualified to serve on our Board because of his significant business experience including building, operating, and selling companies, serving on the boards of directors for several banks, and serving as a director and officer of several public companies. In these roles he acquired substantial business management, strategic, operational, human resource, financial, disclosure, compliance, and corporate governance skills.

Kenneth S. Cragun, Director

Kenneth S. Cragun was appointed as one of our directors in September 2018, and also serves as the Chairperson of the Audit Committee, and as a member of the Compensation Committee, Governance and Nominating Committee and Risk Committee. Mr. Cragun was appointed as Chief Financial Officer of BitNile Holdings, Inc. (NYSE American: NILE) on August 19, 2020. Prior to his appointment as Chief Financial Officer, Mr. Cragun served as Chief Accounting Officer of BitNile Holdings, Inc. since October 1, 2018. Mr. Cragun has served as the Chief Financial Officer of Ault Disruptive Technologies Corporation, an NYSE listed special-purpose acquisition company (NYSE American: ADRT), since its incorporation in February 2021. Mr. Cragun has been the Senior Vice President of Finance or Chief Financial Officer of Alzamend Neuro, Inc. (NASDAQ: ALZN), an early clinical-stage entity seeking to prevent, treat and cure Alzheimer’s Disease, since October of 2018. He served as a Chief Financial Officer Partner at Hardesty, LLC, a national executive services firm since October 2016. His assignments at Hardesty, LLC included serving as Chief Financial Officer of CorVel Corporation, a $1.1 billion market cap publicly traded company (NASDAQ: CRVL). Mr. Cragun is a three-time finalist for the Orange County Business Journal’s “CFO of the Year - Public Companies” and has more than 30 years of experience, primarily in the technology industry. He served as Chief Financial Officer of two Nasdaq-listed companies: Local Corporation, from April 2009 to September 2016, which operated a U.S. top 100 website “Local.com” and, in June 2015, filed a voluntary petition seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code, and Modtech Holdings, Inc., from June 2006 to March 2009. Mr. Cragun serves on the board of directors of The Singing Machine Company, Inc. (NASDAQ: MICS). Mr. Cragun earned his Bachelor of Science in Accounting from Colorado State University-Pueblo. Mr. Cragun began his professional career at Deloitte.

We believe Mr. Cragun is qualified to serve on our Board due to his extensive experience with fast-growth businesses and building teams in more than 20 countries. Mr. Cragun has also led multiple financing transactions, including IPOs, PIPEs, convertible debt offerings, term loans and lines of credit. We believe his experiences provide additional breadth and depth to our Board.

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Edmund C. Moy, Director

Edmund C. Moy was appointed one of our directors on October 21, 2022 and serves on the Compensation Committee, Governance and Nominating Committee and Risk and Disclosure Committee. Mr. Moy currently also serves as a director of MetaWorks Platforms (OTCQB:MWRK), and was a director of Parsec Capital Acquistion Corp. (NASDAQ:PCXCU) and serves on the advisory board of Draganfly Inc. (NASDAQ:DFLY). He has provided his autograph to Professional Coin Grading Service of Collectors Universe (NASDAQ:CLCT) and currently to Numismatic Guarantee Corporation of Certified Collectibles Group. In addition, Mr. Moy has provided consulting services focused on investments in gold and silver and precious metal Individual Retirement Accounts and his clients have included industry leaders, such as Morgan Gold, Fortress Gold Group, and currently U.S. Money Reserve. Mr. Moy is the author of American Gold & Platinum Eagles: A Guide to the U.S. Bullion Coin Programs, published by Whitman Publishing and is working on his next book, the history of the U.S. Bullion Depository at Fort Knox. Prior to 2014, he served as Director of the United States Mint and was a Special Assistant to the President of the United States at the White House.

We believe that Mr. Moy is qualified to serve on our Board because he has extensive and unique leadership experience in Washington D.C., where he is recognized for his leadership roles in the Executive Branch of the government of the United States, as well as the experience gained from serving on the boards of several public companies.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Legal Proceedings

Except as disclosed under “Business Experience” above, there are no legal proceedings related to any of our directors or executive officers which are required to be disclosed pursuant to applicable SEC rules.

Agreements with Directors

None of our directors were selected pursuant to any arrangement or understanding, other than with our directors acting within their capacity as such.

Audit Committee

In June 2021, our Board amended and restated the Audit Committee charter. The Audit Committee charter can be found online at https://www.verb.tech in the “Governance” section found under the “Investor Relations” tab.

The Audit Committee charter requires that each member of the committee meet the independence requirements of Nasdaq, and requires the committee to have at least one member that qualifies as an “audit committee financial expert.” Currently, Messrs. Geiskopf, Moy, and Cragun (Chairperson) serve on the Audit Committee and each meets the independence requirements of Nasdaq. In addition, Mr. Cragun qualifies as an “audit committee financial expert” under applicable SEC regulations.

In addition to the enumerated responsibilities of the Audit Committee in the charter, the primary function of the committee is to assist our Board in its general oversight of our accounting and financial reporting processes, audits of our financial statements, and internal control and audit functions.

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Compensation Committee

In June 2021, our Board amended and restated the Compensation Committee charter. The Compensation Committee charter may be found online at https://www.verb.tech in the “Governance” section found under the “Investor Relations” tab.

The Compensation Committee charter requires that each member of the committee meet the independence requirements of Nasdaq. Currently, Messrs. Geiskopf (Chairperson), Cragun, and Moy serve as members of the Compensation Committee and each meets the independence requirements of Nasdaq, qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and qualifies as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

In addition to the enumerated responsibilities of the Compensation Committee in the charter, the primary function of the committee is to oversee the compensation of our executives, produce an annual report on executive compensation for inclusion in our proxy statement, if and when required by applicable laws or regulations, and advise our Board on the adoption of policies that govern our compensation programs.

Governance and Nominating Committee

In June 2021, our Board amended and restated the Governance and Nominating Committee charter. The charter of the Governance and Nominating Committee may be found online https://www.verb.tech in the “Governance” section found under the “Investor Relations” tab.

The Governance and Nominating Committee charter requires that each member of the committee meet the independence requirements of Nasdaq. Currently, Messrs. Geiskopf, Cragun, and Moy (Chairman) serve as members of the Governance and Nominating Committee and each meets the independence requirements of Nasdaq. The Governance and Nominating Committee charter requires that each member of the Governance and Nominating Committee meet the independence requirements of Nasdaq.

In addition to the enumerated responsibilities of the Governance and Nominating Committee in the charter, the primary function of the committee is to determine the slate of director nominees for election to our Board, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, and to review our policies and programs that relate to matters of corporate responsibility.

Risk and Disclosure Committee

In June 2021, our Board approved and adopted the Risk and Disclosure Committee charter. The charter of the Risk and Disclosure Committee may be found online at https://www.verb.tech in the “Governance” section found under the “Investor Relations” tab.

The Risk and Disclosure Committee charter requires that each member of the committee meet the independence requirements of Nasdaq. Currently, Messrs. Geiskopf, Cragun (Chairman), and Moy serve as members of the Risk and Disclosure Committee and each meets the independence requirements of Nasdaq and the SEC. The Risk and Disclosure Committee charter requires that each member of the Risk and Disclosure Committee meet the independence requirements of Nasdaq.

In addition to the enumerated responsibilities of the Risk and Disclosure Committee in the charter, the primary function of the committee is to assist our Chief Executive Officer and Chief Financial Officer in fulfilling their responsibility for oversight of the accuracy and timeliness of the disclosures made by us.

Other Board Committees

Other than the Audit Committee, Compensation Committee, Governance and Nominating Committee, and Risk and Disclosure Committee, we have no standing committees of our Board.

Director Independence

Our Board is currently composed of four members. We have determined that the following three directors qualify as independent: James P. Geiskopf, Kenneth S. Cragun, and Edmund C. Moy. We determined that Rory J. Cutaia, our Chairperson, President, Chief Executive Officer and Secretary, is not independent due to his employment relationship with the Company. The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Nasdaq Listing Rules.

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Orientation and Continuing Education

We have an informal process to orient and educate new directors regarding their role on our Board and committees, as well as the nature and operations of our business. This process provides for an orientation with key members of the management staff, and further provides access to materials necessary to inform them of the information required to carry out their responsibilities as Board members. This information includes the most recent Board-approved budget, the most recent annual report, copies of the audited financial statements, and copies of the interim quarterly financial statements.

As a company with limited resources, we do not typically provide continuing education for our directors. Each director is responsible to maintain the skills and knowledge necessary to meet his or her obligations as a director.

Director Assessments

In December 2022, the Board implemented individual director assessments. The director assessments involve each director performing a self-assessment, as well as each director individually assessing other members of the Board, taking into account each director’s contributions at Board meetings, service on committees, experience level, and their general ability to contribute to one or more of our major growth areas.

Compensation Committee Interlocks and Insider Participation

As of the date of this Offering Circular, no member of the Compensation Committee is serving, and during the past year no member of the Compensation Committee has served, as an officer or employee of the Company or any of its subsidiaries. None of our executive officers currently serves, or during the past year has served, as a member of the board of directors or compensation committee (or other committee serving a similar purpose) of any entity that has an executive officer serving on our Board or Compensation Committee. In addition, none of the Compensation Committee members had any relationship, or participated in any transaction, with our Company during the fiscal year ended December 31, 2022 that requires disclosure under SEC rules. We have entered into indemnification agreements with each of our directors, including each member of the Compensation Committee.

Code of Ethics

In 2014, our Board approved and adopted a code of ethics and business conduct for directors, senior officers, and employees, or code of ethics, that applies to all of our directors, officers, and employees, including our principal executive officer and principal financial officer. The code of ethics is available on our website at https://www.verb.tech in the “Governance” section found under the “Investor Relations” tab.

The code of ethics addresses conduct with respect to, among other things, conflicts of interests; compliance with applicable laws, rules and regulations; full, fair, accurate, timely and understandable disclosure by us; competition and fair dealing; corporate opportunities; confidentiality; protection and proper use of our assets; and reporting suspected illegal or unethical behavior.

To the extent required by law, any amendments to or waivers of any provision of the code of ethics will be promptly disclosed publicly on our website.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

We currently combine the positions of Chairperson and Chief Executive Officer into one position. We believe that this structure is appropriate at this time and that this combined model has certain advantages over other leadership structures. This combined role allows Mr. Cutaia to drive execution of our strategic plans and facilitates effective communication between management and our Board to bring key issues to its attention, and to see that our Board’s guidance and decisions are implemented effectively by management.

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Further, our Board has designated Mr. Geiskopf as its Lead Independent Director. Our Board believes that his strong leadership and qualifications, including his prior experience as a chief executive officer and chief financial officer and his tenure on our Board, among other factors, contribute to his ability to fulfill the role of Lead Independent Director effectively.

Role of our Board in Risk Oversight

Our Board is responsible for the oversight of our operational risk management process. Our Board has delegated authority for addressing certain risks, and assessing the steps management has taken to monitor, control, and report such risks to the Audit Committee. Such risks include risks relating to execution of our growth strategy, the effects of the economy and general financial condition and outlook, our ability to expand our client base, communication with investors, certain actions of our competitors, the protection of our intellectual property, sufficiency of our capital, security of information systems and data, integration of new information systems, credit risk, product liability, and costs of reliance on external advisors. The Audit Committee then reports such risks as appropriate to our Board, which then initiates discussions with appropriate members of our senior management if, after discussion of such risks, our Board determines that such risks raise questions or concerns about the status of operational risks then facing us.

Our Board relies on the Compensation Committee to address significant risk exposures that we may face with respect to compensation, including risks relating to retention of key employees, protection of partner relationships, management succession, and benefit costs, and, when appropriate, reports these risks to the full Board.

Change of Control Arrangements

We do not know of any arrangements, which may, at a subsequent date, result in a change of control of the Company.

Involvement in Certain Legal Proceedings

Except as set forth below, during the last ten years, none of our directors and executive officers have been involved in any of the following events:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

On June 23, 2015, Local Corporation, a Delaware corporation, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Mr. Cragun, a Director of the Company, was chief financial officer of Local Corporation at the time of filing.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and our Bylaws generally eliminates director and officer liability for any act or failure to act in his or her capacity as a director or officer. Our Bylaws provide that we must advance expenses incurred, or reasonably expected to be incurred, within three (3) months of any proceeding to which the indemnitee was or is a party or is otherwise involved by reason of the fact that he or she was serving or acting in a covered capacity. An indemnitee is entitled to advances, to the fullest extent permitted by applicable law, solely upon the execution and delivery to us of an undertaking providing that the indemnitee agrees to repay the advance to the extent it is ultimately determined that he or she was not entitled to be indemnified by us under the provisions of the Bylaws, the Articles of Incorporation, or an agreement between us and the indemnitee. Additionally, we have entered into Indemnification Agreements with each of our directors and officers that largely mirror the indemnification rights provided for in our Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

Unless otherwise specified, all dollar amounts in this section are in thousands except per share amounts and par values. All historical share and per-share amounts reflected throughout this section have been adjusted to reflect the Reverse Stock Split.

Summary Compensation Table

The table and discussion below present compensation information for the following executive officers, who constitute our Named Executive Officers (as defined in Item 402(m)(2) of Regulation S-K promulgated under the Securities Act:

●	Rory J. Cutaia, our Chairman of the Board, President, Chief Executive Officer, and Secretary;
●	Bill J. Rivard, our interim Chief Financial Officer and Treasurer; and
●	Salman H. Khan, our former Chief Financial Officer and Treasurer.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)		Option Awards(2) ($)		All Other Compensation ($)	Total ($)
Rory J. Cutaia(3)	2023	459	(5)	-		31	(5)	486	(6)	-	976	(10)
	2022	480	(5)	-	(7)	563	(8)	15	(9)	-	1,058	(10)

Bill J. Rivard(4)	2023	192	(5)	3	(11)	111	(12)	-		-	306
	2022	-		-		-		-		-	-

Salman H. Khan(13)	2023	107	(5)	-		16	(5)	-		-	123
	2022	245	(5)	31	(14)	342	(15)	27	(16)	-	645

(1)	For valuation purposes, the dollar amount shown is calculated based on the market price of our common stock on the grant dates. The number of shares granted, the grant date, and the market price of such shares for each Named Executive Officer is set forth below.

(2)	For valuation assumptions on stock option awards, refer to Note 2, “Summary of Significant Accounting Policies and Supplemental Disclosures,” in the notes to our audited consolidated financial statements for the year ended December 31, 2022 included herein. The disclosed amounts reflect the fair value of the stock option awards that were granted during fiscal years ended December 31, 2023 and 2022 in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718.

(3)	Mr. Cutaia was appointed as Chairman of the Board, President, Chief Executive Officer, Secretary, and Treasurer on October 16, 2014.

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(4)	Mr. Rivard was appointed as interim Chief Financial Officer on June 13, 2023.

(5)	On November 17, 2022, certain executive officers and directors agreed to accept a 25% reduction in cash compensation over a four-month period commencing December 1, 2022 in exchange for equity award grants. The cost reduction plan was extended in March 2023 to April 2023 resulting in the issuance of 27,590, 10,135, and 14,076 restricted stock units to Mr. Cutaia, Mr. Rivard, and Mr. Khan, respectively.

(6)	On June 21, 2023, the Company granted Mr. Cutaia 360,300 incentive stock options and 148,648 non-qualified stock options with a fair value of $0.955 per option.

(7)	Due to the Company’s cost savings plan, Mr. Cutaia was not paid his annual incentive target bonus of $490 for 2022.

(8)	Represents an annual incentive bonus of 10,111 restricted stock units with a fair market value of $47.60 per restricted stock unit. Represents 9,281 restricted stock units with a fair market value of $8.80 per restricted stock unit associated with the 25% reduction in cash compensation.

(9)	Represents the return of 2,949 vested restricted stock units with a fair market value of $6.60 per restricted stock unit that were replaced by a grant of 5,897 stock options with an exercise price of $8.80 per share and an aggregate fair market value of $34.

(10)	As of December 31, 2023 and 2022, Mr. Cutaia had accrued but unpaid compensation equal to $648 and $764, respectively.

(11)	Represents a discretionary bonus of $3 paid in December 2023.

(12)	Represents a grant of 136,986 restricted stock units on September 28, 2023 with a fair market value of $0.73 per restricted stock unit.
(13)	Mr. Khan was appointed as Chief Financial Officer and Treasurer on March 30, 2022. In connection with this appointment as the Company’s Chief Financial Officer, the Company agreed to provide Mr. Khan the following compensation: (1) annual base salary of $250 and (2) 7,516 restricted shares of the Company’s common stock granted, 1,879 of which vested on March 30, 2023, 1,879 of which shall vest on March 30, 2024, 1,879 of which shall vest on March 30, 2025, and 1,879 of which shall vest on March 30, 2026. Mr. Khan was also eligible to receive an annual performance bonus of up to 50% of his base salary. Mr. Khan resigned as Chief Financial Officer and Treasurer of the Company effective June 13, 2023.

(14)	Due to the Company’s cost savings plan, Mr. Khan was not paid his annual incentive target bonus of $125 for 2022. A one-time incentive bonus of $31 was paid in 681 shares of common stock with a fair market value of $45.20 per share.

(15)	Represents an annual incentive bonus of 7,516 restricted stock units with a fair market value of $39.92 per restricted stock unit. Represents 4,735 restricted stock units with a fair market value of $8.80 per restricted stock unit associated with the 25% reduction in cash compensation.

(16)	Represents a grant of 2,500 stock options.

Narrative Disclosure to Summary Compensation Table

The following is a discussion of the material information that we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table.

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Rory J. Cutaia

On December 20, 2019, we entered into an executive employment agreement with Mr. Cutaia. The employment agreement is for a four-year term and can be extended for additional one-year periods. The employment agreement was extended on January 1, 2024 for an additional four-year term. In addition to certain payments due to Mr. Cutaia upon termination of employment, the employment agreement contains customary non-competition, non-solicitation, and confidentiality provisions. Mr. Cutaia is entitled to an annual base salary of $490, which shall not be subject to reduction during the initial term, but will be subject to annual reviews and increases, if and as approved in the sole discretion of our board of directors, after it has received and reviewed advice from the Compensation Committee (who may or may not utilize the services of its outside compensation consultants, as it shall determine under the circumstances). In addition, Mr. Cutaia is eligible to receive performance-based cash and/or stock bonuses upon attainment of performance targets established by our board of directors in its sole discretion, after it has received and reviewed advice from the Compensation Committee (who may or may not utilize the services of its outside compensation consultants, as it shall determine under the circumstances). We must make annual equity grants to Mr. Cutaia as determined by our board of directors in its sole discretion, after it has received and reviewed advice from the Compensation Committee (who may or may not utilize the services of its outside compensation consultants, as it shall determine under the circumstances). Finally, Mr. Cutaia is eligible for certain other benefits, such as health, vision, and dental insurance, life insurance, and 401(k) matching.

Mr. Cutaia earned total cash compensation for his services to us in the amount of $459 and $480 for the fiscal years ending December 31, 2023 and 2022, respectively. The lower amount in fiscal 2023 includes a 25% reduction in the cash compensation component over a four-month period starting December 1, 2022.

On June 21, 2023, we granted Mr. Cutaia restricted stock units with an aggregate fair market value of $31, payable in 27,590 shares of our common stock. The restricted stock units vested on the grant date. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $1.11.

On June 21, 2023 we granted Mr. Cutaia stock options with an aggregate fair market value of $486, valued using the Black-Scholes option methodology, payable in 508,948 shares of our common stock. The stock options are subject to a four-year vesting period, with 25% of the award vesting on each of the first, second, third, and fourth anniversaries from the grant date. The fair value per option of $0.955 was valued using the Black-Scholes option methodology.

On January 20, 2022, we granted Mr. Cutaia restricted stock units with an aggregate fair market value of $481, payable in 10,111 shares of our common stock. The restricted stock units are subject to a four-year vesting period, with 25% of the award vesting on each of the first, second, third, and fourth anniversaries from the grant date. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $47.60 and was used to calculate fair market value.

On November 17, 2022, we granted Mr. Cutaia restricted stock units with an aggregate fair market value of $82, payable in 9,281 shares of our common stock. The restricted stock units vested at the end of each month over a four-month period. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $8.80 and was used to calculate fair market value.

On November 17, 2022, Mr. Cutaia returned 2,949 shares that had been issued to him during the year. In exchange for those shares, we granted Mr. Cutaia 5,897 stock options with an exercise price of $8.80 per share. The options vested on grant.

As of December 31, 2023 and 2022, Mr. Cutaia had accrued but unpaid compensation equal to $648 and $764, respectively.

Bill J. Rivard

Mr. Rivard was appointed as interim Chief Financial Officer on June 13, 2023. Mr. Rivard earned total cash compensation for his services to us in the amount of $195 for the fiscal year ending December 31, 2023.

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In fiscal 2023, Mr. Rivard received a one-time incentive bonus of $3 which was paid in cash.

On June 21, 2023, we granted Mr. Rivard restricted stock units with an aggregate fair market value of $11, payable in 10,135 shares of our common stock. The restricted stock units vested on the grant date. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $1.11 and was used to calculate fair market value.

On September 28, 2023, we granted Mr. Rivard restricted stock units with an aggregate fair market value of $100, payable in 136,986 shares of our common stock. The restricted stock units are subject to a four-year vesting period, with 25% of the award vesting on each of the first, second, third, and fourth anniversaries from the grant date. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $0.73 and was used to calculate fair market value.

Salman H. Khan

Mr. Khan was appointed as Chief Financial Officer and Treasurer on March 30, 2022. Mr. Khan earned total cash compensation for his services to us in the amount of $107 and $245 for the fiscal years ending December 31, 2023 and 2022, respectively. The lower amount includes a 25% reduction in the cash compensation component over a four-month period starting December 1, 2022. Mr. Khan resigned as Chief Financial Officer and Treasurer of the Company effective June 13, 2023.

On June 21, 2023, we granted Mr. Khan restricted stock units with an aggregate fair market value of $16, payable in 14,076 shares of our common stock. The restricted stock units vested on the grant date. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $1.11 and was used to calculate fair market value.

In fiscal 2022, Mr. Khan received a one-time incentive bonus of $31, which was paid in 681 shares of common stock with a fair market value of $45.20 per share.

On March 30, 2022, we granted Mr. Khan restricted stock units with an aggregate fair market value of $300, payable in 7,516 shares of our common stock. The restricted stock unit is subject to a four-year vesting period, with 25% of the award vesting on each of the first, second, third, and fourth anniversaries from the grant date. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $39.92 and was used to calculate fair market value.

On May 15, 2022, we granted Mr. Khan 2,500 stock options that vest annually over four years. The options have an exercise price of $12.00 per share and an aggregate fair market value of $27.

On November 17, 2022, we granted Mr. Khan restricted stock units with an aggregate fair market value of $42, payable in 4,735 shares of our common stock. The restricted stock units vested at the end of each month over a four-month period. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $8.80 and was used to calculate fair market value.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for each Named Executive Officer, certain information concerning outstanding restricted stock unit awards as of December 31, 2023. Market value was determined using the closing price of our common stock on December 29, 2023, which was $0.17.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market value of shares of units of stock that have not vested ($)	Vest date
Rory J. Cutaia	2,949	1	July 29, 2024(1)
	3,972	1	January 4, 2025(1)
	7,584	1	January 20, 2026(1)

Bill J. Rivard(2)	136,986	23	September 28, 2027(1)

Salman H. Khan(3)	-	-	-

(1)	25% vesting on the first, second, third, and fourth anniversaries from the grant date.

(2)	Mr. Rivard was appointed as interim Chief Financial Officer on June 13, 2023.

(3)	Mr. Khan resigned as Chief Financial Officer and Treasurer of the Company effective June 13, 2023.

The following table sets forth, for each Named Executive Officer, certain information concerning outstanding option awards as of December 31, 2023:

Name	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Option Exercise price ($)	Option expiration date
Rory J. Cutaia	417	-	174.00	January 8, 2024(2)
	5,897	-	8.80	November 16, 2027(2
	-	360,300	1.11	June 20, 2028(1)
	-	148,648	1.11	June 20, 2028(1)

Bill J. Rivard(3)	1,875	1,875	72.00	November 16, 2026(1)

Salman H. Khan(4)	-	-	-	-

(1)	25% vesting on the first, second, third, and fourth anniversaries from the grant date.

(2)	All options have fully vested

(3)	Mr. Rivard was appointed as interim Chief Financial Officer on June 13, 2023.

(4)	Mr. Khan resigned as Chief Financial Officer and Treasurer of the Company effective June 13, 2023.

2019 Omnibus Incentive Plan

On November 11, 2019, our board of directors approved our 2019 Omnibus Incentive Plan, or “Incentive Plan,” and on December 20, 2019, our stockholders approved and adopted the Incentive Plan. The material terms of the Incentive Plan are summarized below.

On September 2, 2020, our board of directors approved an additional 200,000 shares of our common stock to be authorized for awards granted under the Incentive Plan, and on October 16, 2020, our stockholders approved the additional 200,000 shares of our common stock to be authorized for awards granted under the Incentive Plan.

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On February 17, 2023, our board of directors approved an additional 15,000,000 shares of common stock to be authorized under the Incentive Plan, and on April 10, 2023, our stockholders approved the additional 15,000,000 shares of our common stock to be authorized for awards granted under the Incentive Plan.

General

The purpose of the Incentive Plan is to enhance stockholder value by linking the compensation of our officers, directors, key employees, and consultants to increases in the price of our common stock and the achievement of other performance objections and to encourage ownership in our company by key personnel whose long-term employment is considered essential to our continued progress and success. The Incentive Plan is also intended to assist us in recruiting new employees and to motivate, retain, and encourage such employees and directors to act in our stockholders’ interest and share in our success.

Term

The Incentive Plan became effective upon approval by our stockholders on December 20, 2019 and will continue in effect from that date until it is terminated in accordance with its terms.

Administration

The Incentive Plan may be administered by our board of directors, a committee designated by it, and/or their respective delegates. Currently, our Compensation Committee administers the Incentive Plan. The administrator has the power to determine the directors, employees, and consultants who may participate in the Incentive Plan and the amounts and other terms and conditions of awards to be granted under the Incentive Plan. All questions of interpretation and administration with respect to the Incentive Plan will be determined by the administrator. The administrator also will have the complete authority to adopt, amend, rescind, and enforce rules and regulations pertaining to the administration of the Incentive Plan; to correct administrative errors; to make all other determinations deemed necessary or advisable for administering the Incentive Plan and any award granted under the Incentive Plan; and to authorize any person to execute, on behalf of us, all agreements and documents previously approved by the administrator, among other items.

Eligibility

Any of our directors, employees, or consultants, or any directors, employees, or consultants of any of our affiliates (except that with respect to incentive stock options, only employees of us or any of our subsidiaries are eligible), are eligible to participate in the Incentive Plan.

Available Shares

Subject to the adjustment provisions included in the Incentive Plan, a total of 16,000,000 shares of our common stock are authorized for awards granted under the Incentive Plan. On February 17, 2023, our board of directors approved an additional 15,000,000 shares of common stock to be authorized under the Incentive Plan, and on April 10, 2023, our stockholders approved the additional 15,000,000 shares of our common stock to be authorized for awards granted under the Incentive Plan. Shares subject to awards that have been canceled, expired, settled in cash, or not issued or forfeited for any reason (in whole or in part), will not reduce the aggregate number of shares that may be subject to or delivered under awards granted under the Incentive Plan and will be available for future awards granted under the Incentive Plan. As of February 7, 2024, the number of options remaining for future issuance under the Incentive Plan is 12,802,279.

Types of Awards

We may grant the following types of awards under the Incentive Plan: stock awards; options; stock appreciation rights; stock units; or other stock-based awards.

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Stock Awards. The Incentive Plan authorizes the grant of stock awards to eligible participants. The administrator determines (i) the number of shares subject to the stock award or a formula for determining such number, (ii) the purchase price of the shares, if any, (iii) the means of payment for the shares, (iv) the performance criteria, if any, and the level of achievement versus these criteria, (v) the grant, issuance, vesting, and/or forfeiture of the shares, (vi) restrictions on transferability, and such other terms and conditions determined by the administrator.

Options. The Incentive Plan authorizes the grant of non-qualified and/or incentive options to eligible participants, which options give the participant the right, after satisfaction of any vesting conditions and prior to the expiration or termination of the option, to purchase shares of our common stock at a fixed price. The administrator determines the exercise price for each share subject to an option granted under the Incentive Plan, which exercise price cannot be less than the fair market value (as defined in the Incentive Plan) of our common stock on the grant date. The administrator also determines the number of shares subject to each option, the time or times when each option becomes exercisable, and the term of each option (which cannot exceed ten (10) years from the grant date).

Stock Appreciation Rights. The Incentive Plan authorizes the grant of stock appreciation rights to eligible participants, which stock appreciation rights give the participant the right, after satisfaction of any vesting conditions and prior to the expiration or termination of the stock appreciation right, to receive in cash or shares of our common stock the excess of the fair market value (as defined in the Incentive Plan) of our common stock on the date of exercise over the exercise price of the stock appreciation right. All stock appreciation rights under the Incentive Plan shall be granted subject to the same terms and conditions applicable to options granted under the Incentive Plan. Stock appreciation rights may be granted to awardees either alone or in addition to or in tandem with other awards granted under the Incentive Plan and may, but need not, relate to a specific option granted under the Incentive Plan.

Stock Unit Awards and Other Stock-Based Awards. In addition to the award types described above, the administrator may grant any other type of award payable by delivery of our common stock in such amounts and subject to such terms and conditions as the administrator determines in its sole discretion, subject to the terms of the Incentive Plan. Such awards may be made in addition to or in conjunction with other awards under the Incentive Plan. Such awards may include unrestricted shares of our common stock, which may be awarded, without limitation (except as provided in the Incentive Plan), as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of our common stock from us.

Award Limits

Subject to the terms of the Incentive Plan, the aggregate number of shares that may be subject to all incentive stock options granted under the Incentive Plan cannot exceed the total aggregate number of shares that may be subject to or delivered under awards under the Incentive Plan. Notwithstanding any other provisions of the Incentive Plan to the contrary, the aggregate amount of all awards granted to any non-employee director during any single calendar year shall not exceed 200,000 shares.

New Plan Benefits

The amount of future grants under the Incentive Plan is not determinable, as awards under the Incentive Plan will be granted at the sole discretion of the administrator. We cannot determine at this time either the persons who will receive awards under the Incentive Plan or the amount or types of any such awards.

Transferability

Unless determined otherwise by the administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will, or by the laws of descent or distribution, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted sale, assignment, or transfer shall be of no effect prior to the date an award is vested and settled.

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Termination of Employment or Board Membership

At the grant date, the administrator is authorized to determine the effect a termination from membership on the board of directors by a non-employee director for any reason or a termination of employment (as defined in the Incentive Plan) due to disability (as defined in the Incentive Plan), retirement (as defined in the Incentive Plan), death, or otherwise (including termination for cause (as defined in the Incentive Plan)) will have on any award. Unless otherwise provided in the award agreement:

●	Upon termination from membership on our board of directors by a non-employee director for any reason other than disability or death, any option or stock appreciation right held by such director that (i) has not vested and is not exercisable as of the termination effective date will be subject to immediate cancellation and forfeiture or (ii) is vested and exercisable as of the termination effective date shall remain exercisable for one year thereafter, or the remaining term of the option or stock appreciation right, if less. Any unvested stock award, stock unit award, or other stock-based award held by a non-employee director at the time of termination from membership on our board of directors for a reason other than disability or death will immediately be cancelled and forfeited.

●	Upon termination from membership on our board of directors by a non-employee director due to disability or death will result in full vesting of any outstanding option or stock appreciation rights and vesting of a prorated portion of any stock award, stock unit award, or other stock-based award based upon the full months of the applicable performance period, vesting period, or other period of restriction elapsed as of the end of the month in which the termination from membership on our board of directors by a non-employee director due to disability or death occurs over the total number of months in such period. Any option or stock appreciation right that vests upon disability or death will remain exercisable for one year thereafter, or the remaining term of the option or stock appreciation right, if less. In the case of any stock award, stock unit award, or other stock-based award that vests on the basis of attainment of performance criteria (as defined in the Incentive Plan), the pro rata vested amount will be based upon the target award.

●	Upon termination of employment due to disability or death, any option or stock appreciation right held by an employee will, if not already fully vested, become fully vested and exercisable as of the effective date of such termination of employment due to disability or death, or, in either case, the remaining term of the option or stock appreciation right, if less. Termination of employment due to disability or death shall result in vesting of a prorated portion of any stock award, stock unit award, or other stock-based award based upon the full months of the applicable performance period, vesting period, or other period of restriction elapsed as of the end of the month in which the termination of employment due to disability or death occurs over the total number of months in such period. In the case of any stock award, stock unit award, or other stock-based award that vests on the basis of attainment of performance criteria, the pro-rata vested amount will be based upon the target award.

●	Any option or stock appreciation right held by an awardee at retirement that occurs at least one year after the grant date of the option or stock appreciation right will remain outstanding for the remaining term of the option or stock appreciation right and continue to vest; any stock award, stock unit award, or other stock based award held by an awardee at retirement that occurs at least one year after the grant date of the award shall also continue to vest and remain outstanding for the remainder of the term of the award.

●	Any other termination of employment shall result in immediate cancellation and forfeiture of all outstanding awards that have not vested as of the effective date of such termination of employment, and any vested and exercisable options and stock appreciation rights held at the time of such termination of such termination of employment shall remain exercisable for 90 days thereafter or the remaining term of the option or stock appreciation right, if less. Notwithstanding the foregoing, all outstanding and unexercised options and stock appreciation rights will be immediately cancelled in the event of a termination of employment for cause.

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Change of Control

In the event of a change of control (as defined in the Incentive Plan), unless other determined by the administrator as of the grant date of a particular award, the following acceleration, exercisability, and valuation provisions apply:

●	On the date that a change of control occurs, all options and stock appreciation rights awarded under the Incentive Plan not previously exercisable and vested will, if not assumed, or substituted with a new award, by the successor to us, become fully exercisable and vested, and if the successor to us assumes such options or stock appreciation rights or substitutes other awards for such awards, such awards (or their substitutes) shall become fully exercisable and vested if the participant’s employment is terminated (other than a termination for cause) within two years following the change of control.

●	Except as may be provided in an individual severance or employment agreement (or severance plan) to which an awardee is a party, in the event of an awardee’s termination of employment within two years after a change of control for any reason other than because of the awardee’s death, retirement, disability, or termination for cause, each option and stock appreciation right held by the awardee (or a transferee) that is vested following such termination of employment will remain exercisable until the earlier of the third anniversary of such termination of employment (or any later date until which it would have remained exercisable under such circumstances by its terms) or the expiration of its original term. In the event of an awardee’s termination of employment more than two years after a change of control, or within two years after a change of control because of the awardee’s death, retirement, disability, or termination for cause, the regular provisions of the Incentive Plan regarding employment termination (described above) will govern (as applicable).

●	On the date that a change of control occurs, the restrictions and conditions applicable to any or all stock awards, stock unit awards, and other stock-based awards that are not assumed, or substituted with a new award, by the successor to us will lapse and such awards will become fully vested. Unless otherwise provided in an award agreement at the grant date, upon the occurrence of a change of control without assumption or substitution of the awards by the successor, any performance-based award will be deemed fully earned at the target amount as of the date on which the change of control occurs. All stock awards, stock unit awards, and other stock-based awards shall be settled or paid within 30 days of vesting. Notwithstanding the foregoing, if the change of control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Internal Revenue Code, and the regulations thereunder, the awardee shall be entitled to receive the award from us on the date that would have applied, absent this provision. If the successor to us does assume (or substitute with a new award) any stock awards, stock unit awards, and other stock-based awards, all such awards shall become fully vested if the participant’s employment is terminated (other than a termination for cause) within two years following the change of control, and any performance based award will be deemed fully earned at the target amount effective as of the termination of employment.

●	The administrator, in its discretion, may determine that, upon the occurrence of a change of control of us, each option and stock appreciation right outstanding will terminate within a specified number of days after notice to the participant, and/or that each participant receives, with respect to each share subject to such option or stock appreciation right, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of such change of control over the exercise price per share of such option and/or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction), or in a combination thereof, as the administrator, in its discretion, determines and, if there is no excess value, the administrator may, in its discretion, cancel such awards.

●	An option, stock appreciation right, stock award, stock unit award, or other stock-based award will be considered assumed or substituted for if, following the change of control, the award confers the right to purchase or receive, for each share subject to the option, stock appreciation right, stock award, stock unit award, or other stock-based award immediately prior to the change of control, the consideration (whether stock, cash, or other securities or property) received in the transaction constituting a change of control by holders of shares for each share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that, if such consideration received in the transaction constituting a change of control is not solely shares of common stock of the successor company, the administrator may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an option, stock appreciation right, stock award, stock unit award, or other stock-based award, for each share subject thereto, will be solely shares of common stock of the successor company with a fair market value substantially equal to the per-share consideration received by holders of shares in the transaction constituting a change of control. The determination of whether fair market value is substantially equal shall be made by the administrator in its sole discretion and its determination will be conclusive and binding.

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Tax and Accounting Considerations

Among the factors it considers when making executive compensation decisions, the Compensation Committee considers the anticipated tax and accounting impact to us (and to our executive officers) of various payments, equity awards and other benefits.

The Compensation Committee considers the impact of the provisions of Section 162(m) of the Internal Revenue Code, or the “Code,” as amended by the Tax Cuts and Jobs Act, or the “TCJA.” That section generally limits the deductibility of compensation paid by a publicly held company to “covered employees” for a taxable year to $1.0 million. Effective for taxable years beginning on and after January 1, 2018, “covered employees” generally include our Chief Executive Officer, Chief Financial Officer and other highly compensated executive officers. Effective for taxable years beginning prior to January 1, 2018, an exception to this deduction limit applied to “performance-based compensation,” such as cash incentive and stock option awards, that satisfied certain criteria. This exception to the Section 162(m) deduction limit for “performance-based compensation” was repealed by the TCJA. Thus, except for certain “performance-based compensation” payable pursuant to written contracts that were in effect on November 2, 2017 and that are not modified in any material respect on or after that date, effective for taxable years beginning on and after January 1, 2018 our tax deduction with regard to compensation of “covered employees” is limited to $1.0 million per taxable year with respect to each executive officer. With respect to cash and equity awards that were in effect on November 2, 2017, and that are not modified in any material respect on or after that date, the Committee is mindful of the benefit to us and our stockholders of the full deductibility of compensation and have taken steps so that both the cash incentive and stock option awards that we granted may qualify for deductibility under Section 162(m) of the Code. However, awards that we granted that were intended to qualify as “performance-based compensation” may not necessarily qualify for such status under Section 162(m) of the Code. With respect to cash incentive and equity awards that we may grant in the future, we do not anticipate that the $1.0 million deduction limitation set forth in Section 162(m) of the Code will have a material impact on our results of operations.

The Compensation Committee also considers the impact of Section 409A of the Code, and in general, our executive plans and programs are designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from noncompliance.

We account for equity awards in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification, or FASB ASC, Topic 718, Stock Compensation.

Our change-of-control and severance agreements do not allow for excise tax gross up payments.

Amendment and Termination

The administrator may amend, alter, or discontinue the Incentive Plan or any award agreement, but any such amendment is subject to the approval of our stockholders in the manner and to the extent required by applicable law. In addition, without limiting the foregoing, unless approved by our stockholders and subject to the terms of the Incentive Plan, no such amendment shall be made that would (i) increase the maximum aggregate number of shares that may be subject to awards granted under the Incentive Plan, (ii) reduce the minimum exercise price for options or stock appreciation rights granted under the Incentive Plan, or (iii) reduce the exercise price of outstanding options or stock appreciation rights, as prohibited by the terms of the Incentive Plan without stockholder approval.

No amendment, suspension, or termination of the Incentive Plan will impair the rights of any participant with respect to an outstanding award, unless otherwise mutually agreed between the participant and the administrator, which agreement must be in writing and signed by the participant and us, except that no such agreement will be required if the administrator determines in its sole discretion that such amendment either (i) is required or advisable in order for us, the Incentive Plan, or the award to satisfy any applicable law or to meet the requirements of any accounting standard or (ii) is not reasonably likely to diminish the benefits provided under such award significantly, or that any such diminution has been adequately compensated, except that this exception shall not apply following a change of control. Termination of the Incentive Plan will not affect the administrator’s ability to exercise the powers granted to it hereunder with respect to awards granted under the Incentive Plan prior to the date of such termination.

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Severance or Change of Control Arrangements

Other than as disclosed below, we have no agreements that provide for payments to our directors or executive officers at, following, or in connection with the resignation, retirement, or other termination of our directors or executive officers, or a change of control of the Company.

Rory J. Cutaia

Pursuant to Mr. Cutaia’s employment agreement dated December 20, 2019, Mr. Cutaia is entitled to the following severance package in the event he is “terminated without cause,” “terminated for good reason,” or “terminated upon permanent disability”: (i) monthly payments of $35,833 or such sum equal to his monthly base compensation at the time of the termination, whichever is higher, for a period of 36 months from the date of such termination and (ii) reimbursement for COBRA health insurance costs for 18 months from the date of such termination and, thereafter, reimbursement for health insurance costs for Mr. Cutaia and his family during the immediately subsequent 18-month period. In addition, all of Mr. Cutaia’s then-unvested restricted stock awards or other awards will immediately vest, without restriction, and any unearned and unpaid bonus compensation, expense reimbursement, and all accrued vacation, personal, and sick days, and related items shall be deemed earned, vested, and paid immediately. For purposes of the employment agreement, “terminated without cause” means if Mr. Cutaia were to be terminated for any reason other than a discharge for cause or due to Mr. Cutaia’s death or permanent disability. For purposes of the employment agreement, “terminated for good reason” means the voluntary termination of the employment agreement by Mr. Cutaia if any of the following were to occur without his prior written consent, which consent cannot be unreasonably withheld considering our then-current financial condition, and, in each case, which continues uncured for 30 days following receipt by us of Mr. Cutaia’s written notice: (i) there is a material reduction by us in (A) Mr. Cutaia’s annual base salary then in effect or (B) the annual target bonus, as set forth in the employment agreement, or the maximum additional amount up to which Mr. Cutaia is eligible pursuant to the employment agreement; (ii) we reduce Mr. Cutaia’s job title and position such that Mr. Cutaia (A) is no longer our Chief Executive Officer; (B) is no longer our Chairperson of our Board; or (C) is involuntarily removed from our Board; or (iii) Mr. Cutaia is required to relocate to an office location outside of Orange County, California, or outside of a 30-mile radius of Newport Beach, California. For purposes of the employment agreement, “terminated upon permanent disability” means if Mr. Cutaia were to be terminated because he is then unable to perform his duties due to a physical or mental condition for (i) a period of 120 consecutive days or (ii) an aggregate of 180 days in any 12-month period.

Director Compensation

The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2023 (in thousands):

Name(1)	Fees earned or paid in cash ($)	Stock awards ($)		Total ($)
James P. Geiskopf	175	166	(2)	341

Kenneth S. Cragun	75	78	(3)	153

Edmund C. Moy(5)	-	146	(4)	146

(1)	Rory J. Cutaia, our Chairman of the Board, Chief Executive Officer, President, and Secretary during the fiscal year ending December 31, 2023, is not included in this table as he was an employee, and, thus, received no compensation for his services as a director. The compensation received by Mr. Cutaia as an employee is disclosed in the section entitled “Executive Compensation – Summary Compensation Table” appearing elsewhere in this Annual Report.

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(2)	Represents a grant of stock options on June 21, 2023, totaling 162,883 shares of our common stock valued at $0.955 per option, which was valued using the Black-Scholes option methodology. The stock options expire in five years and vest on the first anniversary of the grant date. On January 20, 2023, a grant of 3,236 stock options, which vested on the grant date, with an exercise price of $9.20 per share were issued to replace forfeited restricted stock units.

(3)	Represents a grant of stock options on June 21, 2023, totaling 81,441 shares of our common stock valued at $0.955 per option, which was valued using the Black-Scholes option methodology. The stock options expire in five years and vest on the first anniversary of the grant date. On January 20, 2023, a grant of 1,618 stock options, which vested on the grant date, with an exercise price of $9.20 per share were issued to replace forfeited restricted stock units.

(4)	Represents a grant of stock options on June 21, 2023, totaling 81,441 shares of our common stock valued at $0.955 per option, which was valued using the Black-Scholes option methodology. The stock options expire in five years and vest on the first anniversary of the grant date. On September 28, 2023, a grant of 102,740 stock options, which vested on the grant date, with an exercise price of $0.73 per share were issued. The value per option of $0.661 was valued using the Black-Scholes option methodology.

(5)	Mr. Moy was elected to serve on the board of directors on October 21, 2022.

Narrative Disclosure to Director Compensation Table

The annual board fee payable in cash for our Lead Director is $175 and for the other independent directors is $75. In addition, we intend to provide a restricted stock unit or stock options based on recommendations from our independent compensation consultant. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on their behalf other than services ordinarily required of a director.

James P. Geiskopf

Mr. Geiskopf earned total cash compensation for his services to us in the amount of $175 and $175 for fiscal years 2023 and 2022, respectively.

On June 21, 2023, the Company granted Mr. Geiskopf 162,883 stock options, which expire in five years and vest on the first anniversary of the grant date, with an exercise price of $1.11 per share. The value per option of $0.955 was determined using the Black-Scholes option methodology.

On June 21, 2023, we granted Mr. Geiskopf restricted stock units with an aggregate fair market value of $11, payable in 9,854 shares of our common stock. The restricted stock units vested on the grant date. The price per share as reported by The Nasdaq Capital Market on the day of issuance was $1.11.

On January 20, 2023, the Company granted Mr. Geiskopf 3,236 stock options, which vested on the grant date, with an exercise price of $9.20 per share and were issued to replace 3,236 forfeited restricted stock units that were issued on January 20, 2022.

On January 20, 2022, the Company granted Mr. Geiskopf restricted stock units with an aggregate fair market value of $154, payable in 3,236 shares of its common stock. The restricted stock units vest on the first anniversary of the grant date. The price per share as reported by the Nasdaq Capital Market on the day of issuance was $47.60 and was used to calculate fair market value.

On November 17, 2022, the Company granted Mr. Geiskopf 3,315 stock options shares of its common stock as part of the Company’s Cost Savings Plan where executive officers and directors agreed to accept a 25% reduction in cash compensation over a four-month period. The restricted stock units vested at the end of each month over a four-month period. The price per share as reported by the Nasdaq Capital Market on the day of issuance was $8.80 and was used to calculate fair market value.

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On November 17, 2022, Mr. Geiskopf returned to the Company 2,542 shares of common stock that were previously issued on January 4, 2021 as part of a restricted stock unit grant that had vested. In exchange, Mr. Geiskopf was issued 5,083 stock options with an exercise price of $8.80 per share. The stock options vested on the grant date.

Kenneth S. Cragun

Mr. Cragun earned total cash compensation for his services to us in the amount of $75 and $72 for the fiscal years ending December 31, 2023 and 2022, respectively.

On June 21, 2023, the Company granted Mr. Cragun 81,441 stock options, which expire in five years and vest on the first anniversary of the grant date, with an exercise price of $1.11 per share. The value per option of $0.955 was determined using the Black-Scholes option methodology.

On January 20, 2023, the Company granted Mr. Cragun 1,618 stock options, which vested on grant, with an exercise price of $9.20 per share, to replace forfeited 1,618 restricted stock units that were issued on January 20, 2022.

On January 20, 2022, the Company granted Mr. Cragun restricted stock units totaling $77 payable in 1,618 shares of its common stock. The restricted stock units vest on the first anniversary from the grant date. The price per share as reported by the Nasdaq Capital Market on the day of issuance was $47.60 and was used to calculate fair market value.

On November 17, 2022, the Company granted Mr. Cragun 1,421 stock options as part of the Company’s Cost Savings Plan where executive officers and directors agreed to accept a 25% reduction in cash compensation over a four-month period. The stock options vested at the end of each month over a four-month period. The price per share as reported by the Nasdaq Capital Market on the day of issuance was $8.80.

On November 17, 2022, Mr. Cragun returned to the Company 1,271 shares of common stock that were previously issued on January 4, 2021 as part of a restricted stock unit grant that had vested. In exchange, Mr. Cragun was issued 2,542 stock options with an exercise price of $8.80 per share. The stock options vested on grant date.

Edmund C. Moy

Mr. Moy was elected to the board on October 21, 2022 and earned total cash compensation for his services to us in the amount of $0 and $0 for the fiscal years ending December 31, 2023 and 2022, respectively.

On September 28, 2023, the Company granted Mr. Moy 102,740 stock options, which vested on the grant date, with an exercise price of $0.73 per share. The value per option of $0.661 was determined using the Black-Scholes option methodology.

On June 21, 2023, the Company granted Mr. Moy 81,441 stock options, which expire in five years and vest on the first anniversary of the grant date, with an exercise price of $1.11 per share. The value per option of $0.955 was determined using the Black-Scholes option methodology.

On November 17, 2022, the Company granted Mr. Moy 1,421 stock options as part of the Company’s Cost Savings Plan where executive officers and directors agreed to accept a 25% reduction in cash compensation over a four-month period. The stock options vested at the end of each month over a four-month period. The price per share as reported by the Nasdaq Capital Market on the day of issuance was $8.80.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for each non-employee director, certain information concerning outstanding option awards as of December 31, 2023:

Name	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Option exercise price ($)	Option expiration Date
James P. Geiskopf	5,083	-	8.80	November 16, 2027(1)
	3,236	-	9.20	January 19, 2028(1)
	-	162,883	1.11	June 20, 2028(2)
Kenneth S. Cragun	2,542	-	8.80	November 16, 2027(1)
	1,421	-	8.80	November 16, 2027(1)
	1,618	-	9.20	January 19, 2028(1)
	-	81,441	1.11	June 20, 2028(2)
Edmund C. Moy	1,421	-	8.80	November 16, 2027(1)
	-	81,441	1.11	June 20, 2028(2)
	102,740	-	0.73	September 27, 2028(1)

(1)	All shares have fully vested.

(2)	Vesting on the first anniversary of the grant date.

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MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock trades on the Nasdaq Capital Market under the symbol “VERB.”

Holders

As of February 7, 2024, there were approximately 81 holders of record of our common stock.

Dividends

We have never declared or paid dividends. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends, if any, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors. Pursuant to a Securities Purchase Agreement we entered into on January 12, 2022 with three institutional investors, which we disclosed on a Form 8-K filed with the SEC on January 13, 2022, we were prohibited from declaring or paying a cash dividend or distribution on any of our common stock. On January 26, 2023, the Company repaid in full all of the outstanding obligations associated with the securities purchase agreement at which time the prohibition against the declaration or paying of a dividend was extinguished.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 7, 2024, certain information with respect to the beneficial ownership of our voting stock by (i) each of our current directors, (ii) each of our Named Executive Officers, (iii) our directors and current executive officers as a group, and (iv) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our outstanding common stock. As of the date of this Offering Circular, there were no beneficial owners of more than 5% of the outstanding shares of our outstanding common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe, based on the information furnished to us, that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock issuable upon conversion of convertible notes, exercise of options or warrants, or settlement of restricted stock units, or that may become issuable within 60 days of February 7, 2024, are considered outstanding and beneficially owned by the person holding the convertible notes, options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)(2)	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class(3)
Rory J. Cutaia	Common	186,251	(4)	0.7%
James P. Geiskopf	Common	42,093	(5)	*
Kenneth S. Cragun	Common	9,467	(6)	*
Bill J. Rivard	Common	15,419	(7)	*
Edmund C. Moy	Common	104,161	(8)	*
Salman H. Khan	Common	21,059	(9)	*
All directors and current executive officers as a group (5 persons)	Common	357,391		1.4%

*	Less than 1%.

(1)	Messrs. Cutaia, Geiskopf, Cragun and Moy are current directors. Messrs. Cutaia, Rivard and Khan are our Named Executive Officers and Messrs. Cutaia and Rivard are our only current executive officers.

(2)	Unless otherwise indicated, the address of each beneficial owner listed in the table below is: c/o Verb Technology Company, Inc., 2700 S Las Vegas Blvd., Suite 2301, Las Vegas, Nevada 89109.

(3)	Percentage of common stock is based on 25,150,074 shares of our common stock outstanding as of February 7, 2024.

(4)	Consists of (i) 169,411 shares of common stock held directly by Mr. Cutaia, (ii) 6,006 shares of common stock held by Cutaia Media Group Holdings, LLC (an entity over which Mr. Cutaia has dispositive and voting authority), (iii) 1,351 shares of common stock held by Mr. Cutaia’s spouse (as to which shares, he disclaims beneficial ownership), (iv) 113 shares of common stock held jointly by Mr. Cutaia and his spouse, (v) 5,897 shares of common stock underlying stock options exercisable within 60 days of February 7, 2024, and (vi) 3,473 shares of common stock underlying warrants granted to Mr. Cutaia that are exercisable within 60 days of February 7, 2024. This amount excludes 9,991 shares of common stock underlying restricted stock units and 508,948 shares of common stock underlying stock options that will not vest within 60 days of February 7, 2024.

(5)	Consists of (i) 33,640 shares of common stock held directly, and (ii) 134 shares of common stock held by Mr. Geiskopf’s children and (ii) 8,319 shares of common stock underlying stock options exercisable within 60 days of February 7, 2024. This amount excludes 162,883 shares of common stock underlying stock options that will not vest within 60 days of February 7, 2024.

(6)	Consists of (i) 3,886 shares of common stock held directly, and (ii) 5,581 shares of common stock underlying stock options exercisable within 60 days of February 7, 2024. This amount excludes 81,441 shares of common stock underlying stock options that will not vest within 60 days of February 7, 2024.

(7)	Consists of (i) 13,544 shares of common stock held directly and (ii) 1,875 shares of common stock underlying stock options exercisable within 60 days of February 7, 2024. This amount excludes 136,986 shares of common stock underlying restricted stock units that will not vest within 60 days of February 7, 2024.

(8)	Consists of 104,161 shares of common stock underlying stock options exercisable within 60 days of February 7, 2024. This amount excludes 81,441 shares of common stock underlying stock options that will not vest within 60 days of February 7, 2024.

(9)	Consists of 21,059 shares of common stock held directly by Mr. Khan. Mr. Khan resigned as Chief Financial Officer and Treasurer of the Company effective June 13, 2023.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Other than the transactions discussed below, and the executive compensation arrangements described in the section titled “Executive Compensation,” since January 1, 2022, there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed the lesser of $120,000 and one percent of the average of the Company’s total assets at year end for the fiscal years ended December 31, 2023 and 2022 and in which any director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest (any such transaction, a “related party transaction”).

Policies and Procedures for Approval of Related Party Transactions

If we contemplate entering into any transaction with a related party, regardless of the amount involved, the terms of such transaction are required to be presented to our Board for approval in advance of the transaction. Any director, officer or employee who becomes aware of a transaction or relationship that could reasonably be expected to give rise to a conflict of interest is required to disclose the matter promptly to our Board. Our Board must then either approve or reject the transaction and may only approve the transaction if it determines, based on all of the information presented, that the related party transaction is not inconsistent with the best interests of the Company and its stockholders.

Related Party Transactions

Unless otherwise specified, all dollar amounts in this section are in thousands except per share amounts and par values. All historical share and per-share amounts reflected throughout this section have been adjusted to reflect the Reverse Stock Split.

Notes Payable to Related Parties

The Company has the following outstanding notes payable to related parties on December 31, 2023 and 2022 (in thousands):

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Largest Aggregate Amount Outstanding Since January 1, 2022	Amount Outstanding as of December 31, 2023	Interest Paid Since January 1, 2023	Interest Paid Since January 1, 2022
Note 1(1)	December 1, 2015	April 1, 2023	12.0%	$1,249	$879	$-	$154	$154
Note 2(2)	April 4, 2016	June 4, 2021	12.0%	343	48	-	8	8
Total notes payable – related parties					$927	$-	$162	$162

(1)	On December 1, 2015, we issued a convertible note payable to Mr. Cutaia in the principal amount of $1,249 to consolidate all loans and advances made by Mr. Cutaia to us as of that date. The note bears interest at a rate of 12% per annum, is secured by our assets, and initially matured on February 8, 2021. 30% of the original principal amount of the note, or $375, was converted to common stock in 2018, while the remaining balance of $825 was not initially convertible.

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In February 2021, Mr. Cutaia and the Company amended the note to extend the maturity date from February 8, 2021 to February 8, 2023. In exchange for the extension, the Company issued Mr. Cutaia warrants to purchase 3,473 shares of common stock with a grant date fair value of $287. The warrants were fully vested upon issuance, are exercisable at $104.40 per share and have a term of three years. There were no other changes to the original terms of the note.

On May 19, 2021, our Board approved an amendment to the note to allow for conversion of the note at any time at the discretion of the holder at a fixed conversion price of $41.20, which was the closing price of the common stock on the amendment date. On May 12, 2022, the maturity date of the note was extended to April 1, 2023. On October 12, 2023, the Company repaid all of the outstanding principal and accrued interest amounting to $879.

As of December 31, 2023, the outstanding balance of the note was $0.

(2)	On April 4, 2016, we issued a convertible note to Mr. Cutaia, in the principal amount of $343 to consolidate all loans and advances made by Mr. Cutaia to us during the period December 2015 through March 2016. The note bears interest at a rate of 12% per annum, is secured by our assets, and initially matured on June 4, 2021. 30% of the original principal amount of the note, or $103, was converted to common stock in 2018, while the remaining balance of $240 was not initially convertible.

On May 19, 2021, our Board approved an amendment to the note to allow for conversion of the note at any time at the discretion of the holder at a fixed conversion price of $41.20, which was the closing price of the common stock on the amendment date. On the same date, $200 of the principal amount of the note was converted into 4,855 shares of common stock at the fixed conversion price. On September 20, 2023, the Company repaid all of the outstanding principal and accrued interest amounting to $48.

As of December 31, 2023, the outstanding balance of the note was $0.

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EXPERTS

The consolidated balance sheets of the Company as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2022 and the related notes, have been audited by Weinberg & Company, P.A., the former independent registered public accounting firm of the Company, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Effective on April 18, 2023, the Company engaged Grassi & Co., CPAs, P.C. as the Company’s new independent registered public accounting firm commencing with its quarter ending March 31, 2023.

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LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be accessed at the SEC’s website http://www.sec.gov. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

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INDEX TO FINANCIAL STATEMENTS

Verb Technology Company, Inc.

Unaudited Financial Statements for the Three and Nine Months Ended September 30, 2023

Verb Technology Company, Inc.

Audited Financial Statements for the Years Ended December 31, 2022 and 2021

F-1

VERB TECHNOLOGY COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS

Current assets
Cash	$918	$2,429
Assets held for sale - current	-	1,323
Prepaid expenses and other current assets	400	306
Total current assets	1,318	4,058

Assets held for sale – non-current	-	10,467
Capitalized software development costs, net	4,584	6,176
ERC receivable	1,528	1,528
Property and equipment, net	39	533
Operating lease right-of-use assets	243	1,354
Intangible assets, net	97	83
Other assets	259	293

Total assets	$8,068	$24,492

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable	$2,706	$3,975
Liabilities related to assets held for sale	-	2,483
Liabilities of discontinued operations	219	1,641
Accrued expenses	2,080	1,287
Accrued officers’ salary	764	764
Notes payable – related party, current	725	765
Notes payable, current	1,886	3,704
Convertible notes payable, current	-	1,334
Operating lease liabilities, current	65	355
Derivative liability	12	222

Total current liabilities	8,457	16,530

Long-term liabilities
Notes payable, non-current	142	1,215
Operating lease liabilities, non-current	184	1,581
Total liabilities	8,783	19,326

Commitments and contingencies (Note 13)
	-	-
Series B Redeemable Preferred Stock
	-	-
Stockholders’ equity (deficit)
Class A units, 3 shares issued and authorized as of September 30, 2023 and December 31, 2022	-	-
Common stock, $0.0001 par value, 400,000,000 shares authorized, 7,868,774 and 2,918,017 shares issued and outstanding as of September 30, 2023 and December 31, 2022	1	1

Additional paid-in capital	171,991	158,629
Accumulated deficit	(172,707)	(153,464)

Total stockholders’ equity (deficit)	(715)	5,166

Total liabilities and stockholders’ equity (deficit)	$8,068	$24,492

See accompanying notes to the condensed consolidated financial statements

F-2

VERB TECHNOLOGY COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue	$29	$3	$34	$3

Cost of revenue	5	1	7	1

Gross margin	24	2	27	2

Operating expenses
Depreciation and amortization	564	438	1,730	524
General and administrative	2,850	5,126	9,080	15,019
Total operating expenses	3,414	5,564	10,810	15,543

Operating loss from continuing operations	(3,390)	(5,562)	(10,783)	(15,541)

Other income (expense)
Other income (expense), net	64	-	844	(16)
Financing costs	-	-	(1,239)	-
Interest expense	(219)	(289)	(989)	(950)
Change in fair value of derivative liability	4	198	210	2,360
Total other income (expense), net	(151)	(91)	(1,174)	1,394

Net loss from continuing operations	(3,541)	(5,653)	(11,957)	(14,147)

Loss from discontinued operations, net of tax	(168)	(2,375)	(7,122)	(7,244)

Net loss	(3,709)	(8,028)	(19,079)	(21,391)

Deemed dividend due to warrant reset	-	-	(164)	-

Net loss to common stockholders	$(3,709)	$(8,028)	$(19,243)	$(21,391)

Loss per share - basic and diluted	$(0.68)	$(3.14)	$(4.10)	$(9.30)
Weighted average number of common shares outstanding - basic and diluted	5,420,884	2,552,755	4,690,744	2,301,020

See accompanying notes to the condensed consolidated financial statements

F-3

VERB TECHNOLOGY COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except share and per share data)

(unaudited)

For the nine months ended September 30, 2023

	Class A Units		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2022	3	$-	2,918,017	$1	$158,629	$(153,464)	$5,166

Sale of common stock from public offerings	-	-	1,006,575	-	6,628	-	6,628
Fair value of vested restricted stock awards, stock options, and warrants	-	-	200,362	-	1,932	-	1,932
Deemed dividend due to warrant reset	-	-		-	164	(164)	-
Issuance of shares for fractional adjustments related to reverse stock split	-	-	31,195	-	-	-	-
Fair value of common shares issued for services	-	-	128,204	-	200	-	200
Fair value of common shares issued for settlement of accrued expenses and litigation	-	-	276,676	-	346	-	346
Fair value of common shares issued as payment on notes payable	-	-	3,307,745	-	4,092	-	4,092
Net loss	-	-	-	-	-	(19,079)	(19,079)
Balance at September 30, 2023	3	$-	7,868,774	$1	$171,991	$(172,707)	$(715)

F-4

VERB TECHNOLOGY COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except share and per share data)

(unaudited)

For the nine months ended September 30, 2022

	Class A Units		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2021	3	$-	1,823,574	$1	$129,348	$(116,027)	$13,322

Sale of common stock from public offering	-	-	646,106	-	20,150	-	20,150
Issuance of common stock for commitment fee related to equity line of credit agreement	-	-	15,182	-	-	-	-
Issuance of common stock from option exercise	-	-	8,318	-	377	-	377
Fair value of common shares issued for services	-	-	45,331	-	1,461	-	1,461
Fair value of common shares issued to settle accrued expenses	-	-	11,926	-	450	-	450
Fair value of vested restricted stock awards, stock options and warrants	-	-	14,684	-	2,163	-	2,163
Net loss	-	-	-	-	-	(21,391)	(21,391)
Balance at September 30, 2022	3	$-	2,565,121	$1	$153,949	$(137,418)	$16,532

See accompanying notes to the condensed consolidated financial statements

F-5

VERB TECHNOLOGY COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2023	2022

Operating Activities:
Net loss	$(19,079)	$(21,391)
Loss from discontinued operations, net of tax	7,122	7,244

Adjustments to reconcile net loss to net cash used in operating activities, net of discontinued operations:
Share-based compensation	1,985	3,668
Amortization of debt discount	238	238
Amortization of debt issuance costs	182	367
Change in fair value of derivative liability	(210)	(2,360)
Depreciation and amortization	1,730	524
Finance costs	1,239	-
Gain on lease termination	(263)	-
Loss on disposal of property and equipment	-	14
Effect of changes in assets and liabilities, net of discontinued operations:
Prepaid expenses and other current assets	52	(161)
Operating lease right-of-use assets	170	191
Other assets	13	-
Accounts payable, accrued expenses, and accrued interest	265	1,089
Deferred incentive compensation	-	(377)
Operating lease liabilities	(63)	(269)
Net cash used in operating activities attributable to continuing operations	(6,619)	(11,223)
Net cash used in operating activities attributable to discontinued operations	(1,855)	(4,752)

Investing Activities:
Capitalized software development costs	(239)	(4,299)
Purchases of property and equipment	(22)	(20)
Purchases of intangible assets	(14)	(82)
Net cash used in investing activities attributable to continuing operations	(275)	(4,401)
Net cash provided by (used in) investing activities attributable to discontinued operations	4,750	(1)

Financing Activities:
Proceeds from sale of common stock	6,628	20,150
Proceeds from convertible notes payable	-	6,000
Payment of convertible note payable – related party	(40)	-
Payment of notes payable	(383)	-
Payment of convertible notes payable	(1,350)	(2,740)
Proceeds from option exercise	-	377
Payment for debt issuance costs	-	(445)
Net cash provided by financing activities attributable to continuing operations	4,855	23,342
Net cash used in financing activities attributable to discontinued operations	(2,367)	(2,981)

Net change in cash	(1,511)	(16)

Cash - beginning of period	2,429	937

Cash - end of period	$918	$921

See accompanying notes to the condensed consolidated financial statements

F-6

VERB TECHNOLOGY COMPANY, INC.

Notes to Condensed Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2023 and 2022

(in thousands, except share and per share data)

(unaudited)

1. DESCRIPTION OF BUSINESS

Our Business

References in this document to the “Company,” “Verb,” “we,” “us,” or “our” are intended to mean Verb Technology Company, Inc., individually, or as the context requires, collectively with its subsidiaries on a consolidated basis.

Through June 13, 2023 of the nine months ended September 30, 2023, the Company operated three distinct lines of business through separate wholly owned subsidiaries. The first was Verb Direct, LLC, a sales Software-as-a-Service (“SaaS”) platform for the direct sales industry; the second was Verb Acquisition Co., LLC, which was a sales SaaS platform for the Life Sciences industry and sports teams; and the third is verbMarketplace, LLC, which operates MARKET.live, a multivendor social shopping platform for retailers, brands, manufacturers, creators, influencers and entrepreneurs who seek to participate in an open market-style eco-system environment.

Background

On April 12, 2019, the Company acquired Sound Concepts Inc. (“Sound Concepts”) through a merger into the Company’s wholly owned subsidiary, Verb Direct, LLC (“Verb Direct”).

On September 4, 2020, the Company acquired Ascend Certification, LLC, dba SoloFire (“SoloFire”) through a merger into the Company’s wholly owned subsidiary, Verb Acquisition Co., LLC (“Verb Acquisition”).

On October 18, 2021, the Company established verbMarketplace, LLC (“Market LLC”), a Nevada limited liability company. Market LLC is a wholly owned subsidiary of the Company established to operate the MARKET.live platform.

On June 13, 2023, the Company disposed of all of its operating SaaS assets of Verb Direct and Verb Acquisition, (referred to collectively as the “SaaS Assets”) pursuant to an asset purchase agreement in consideration of the sum of $6,500, $4,750 of which was paid in cash by the buyer at the closing of the transaction. Additional payments of $1,750 will be paid by the buyer if certain profitability and revenue targets are met within the next two years as set forth more particularly in the asset purchase agreement. The sale of the SaaS Assets was undertaken to allow the Company to focus its resources on its burgeoning MARKET.live business unit which it expects over time will create greater shareholder value.

MARKET.live is akin to a virtual shopping mall, a centralized online destination where shoppers could explore hundreds, and over time thousands, of shoppable stores for their favorite brands, influencers, creators and celebrities, all of whom can host livestream shopping events from their virtual stores that can be seen by all shoppers at the virtual mall. Every store operator can host livestream events, even simultaneously, and over time we expect there will be thousands of such events, across numerous product and service categories, being hosted by people from all over the world, always on – 24/7 - where shoppers could communicate directly with the hosts in real time to comment or ask questions about products featured in the livestream through an on-screen chat visible to all shoppers. Through the on-screen chat, shoppers can also communicate directly with each other in real time, invite their friends and family to join them at any of the live shopping events to share the experience, and then simply click on a non-intrusive - in-video overlay to place items in an on-screen shopping cart for purchase – all without interrupting the video. Shoppers can visit any number of other shoppable events to meet up and chat with friends, old and new, and together watch, shop and chat with the hosts, discover new products and services, and become part of an immersive entertaining social shopping experience. Throughout the experience, the shopping cart follows shoppers seamlessly from event to event, shoppable video to shoppable video, host to host, store to store and product to product.

Among the big differentiators for MARKET.live is that it allows anyone that streams on MARKET.live to simultaneously broadcast their stream (multi-cast or simulcast) over most popular social media sites to reach a substantially larger audience, which is especially attractive for creators and influencers that have large numbers of followers on other social media platforms.

A very compelling new feature recently developed for MARKET.live allows shoppers watching the stream on TikTok to stay on that site and actually check out through that site, eliminating the friction or reluctance of users to leave their TikTok feed in order to complete their purchase on MARKET.live. Our technology integration allows the purchase data to flow back through MARKET.live and to the individual vendors and stores on MARKET.live seamlessly for fulfillment of the orders.

Last fall the Company launched its “Creators on MARKET.live,” a program that allows creators to monetize their content through livestream shopping and personalized storefronts on MARKET.live. This program is only open to those individuals with a large, verifiable social media following. Participants selected for the Creators on MARKET.live program can choose to feature their favorite products from MARKET.live stores and promote and sell them to their fans, followers and customers. The Company has recently launched a similar program on TikTok for TikTok creators and influencers.

The Company has also recently launched a drop ship program on MARKET.live, offered on a subscription basis, designed specifically for those individuals interested in starting their own ecommerce business, who do not yet have a large base of fans or followers. Through this new program, entrepreneurs can quickly and easily establish their own storefronts, essentially their own website, by choosing the products they love from a carefully curated list of products by category (based on their selected subscription package). They can easily import the products into their storefront and launch their own ecommerce business through livestream shopping events broadcast live on MARKET.live and simulcast on other social platforms. Subscribers do not have to purchase inventory and product fulfillment is handled for them for no additional cost. This program represents a very low cost, low risk option for those who want to start their own ecommerce business. The Company is planning a national television commercial campaign to promote this new program.

All livestream events are recorded and available to watch in each vendors’ personally branded stores on MARKET.live for those fans, followers and customers to return after the livestream events, 24/7, to browse and purchase any of the featured products. All the recorded livestream videos are indexed for easy browsing and remain shoppable. Depending on the products chosen, participants in the Creator program can earn between 5% and 20% of their gross sales at no cost and no risk to the Creators selected to participate in the program. Entrepreneurs that participate in the dropship programs will pay a fixed monthly fee for access to the products in the program and to maintain their MARKET.live ecommerce storefronts and will also earn a percentage of the sales they generate, which varies based on the subscription package.

F-7

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, during the nine months ended September 30, 2023, the Company incurred a net loss from continuing operations of $11,957 and used cash in continuing operations of $6,619. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date of the financial statements being issued. As a result, the Company’s continuation as a going concern is dependent on its ability to obtain additional financing until the Company can generate sufficient cash flows from operations to meet our obligations. The Company intends to continue to seek additional debt or equity financing to continue its operations.

As of September 30, 2023, the Company had cash of $918.

Equity financing:

On January 24, 2023, the Company issued 901,275 shares of the Company’s common stock which resulted in proceeds of $6,578, net of offering costs of $622.

During September 2023, the Company restarted its’ at-the-market (“ATM”) issuance sales agreements with Truist Securities, Inc. pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-252167). As of September 30, 2023, the Company has issued 105,300 shares of the Company’s common stock pursuant to this agreement, resulting in proceeds of $50, net of offering costs of $27. Subsequent to September 30, 2023, the Company issued 6,498,591 shares of its common stock and received $2,086 of net proceeds associated with ATM issuances.

Debt financing:

On January 12, 2022, the Company entered into a securities purchase agreement (the “January Note Purchase Agreement”) with three institutional investors (collectively, the “January Note Holders”) providing for the sale and issuance of an aggregate original principal amount of $6,300 in convertible notes due January 2023 (each, a “Note,” and, collectively, the “Notes,” and such financing, the “January Note Offering”). The Company and the January Note Holders also entered into a security agreement, dated January 12, 2022, in connection with the January Note Offering, pursuant to which the Company granted a security interest to the January Note Holders in substantially all of its assets. During the year ended December 31, 2022, the Company repaid $4,950 in principal payments and $357 of accrued interest to January Note Holders pursuant to the terms of the Notes. On January 26, 2023, the Company repaid the remaining principal balance of $1,350 and $208 of accrued interest under the January Note Offering dated January 12, 2022.

In September 2022, the U.S. Small Business Administration approved a loan of $350, which, as of November 10, 2023, the Company has not received these funds.

On November 7, 2022, the Company entered into a note purchase agreement (the “November Note Purchase Agreement”) and promissory note with an institutional investor (the “November Note Holder”) providing for the sale and issuance of an unsecured, non-convertible promissory note in the original principal amount of $5,470, which has an original issue discount of $470, resulting in gross proceeds to the Company of approximately $5,000 (the “November Note,” and such financing, the “November Note Offering”). The November Note matures eighteen months following the date of issuance. Commencing Nine months from the date of issuance, the Company is required to make monthly cash redemption payments in an amount not to exceed $600. The November Note may be repaid in whole or in part prior to the maturity date for a 10% premium. The November Note requires the Company to use up to 20% of the gross proceeds raised from future equity or debt financings, or the sale of any subsidiary or material asset, to prepay the November Note, subject to a $2,000 cap on the aggregate prepayment amount. Until all obligations under the November Note have been paid in full, the Company is not permitted to grant a security interest in any of its assets, or to issue securities convertible into shares of common stock, subject in each case to certain exceptions. verbMarketplace, LLC entered into a guaranty, dated November 7, 2022, in connection with the November Note Offering, pursuant to which it guaranteed the obligations of the Company under the November Note in exchange for receiving a portion of the loan proceeds.

On May 16, 2023, the Company received a redemption notice under the terms of the November Note Purchase Agreement for $300. The Company missed two payments resulting in a Payment Failure Balance Increase of 10% on the outstanding principal balance per occurrence pursuant to the terms of the agreement totaling $1,205. These costs have been recorded as finance costs in the Company’s condensed consolidated statements of operations for the nine months ended September 30, 2023.

During the nine months ended September 30, 2023, the Company paid $375 in cash and $4,092 in shares of its common stock. As of September 30, 2023 and December 31, 2022, the outstanding balance of the November Notes amounted to $2,647 and $5,544, respectively. Subsequent to September 30, 2023, the Company issued 2,040,922 shares of its common stock pursuant to an exchange agreement in exchange for a reduction of $655 on the outstanding balance of the November Notes.

On February 16, 2023, the Company modified and combined the unpaid balances of the previous two advances on future receipts with a new advance from the same third party totaling $1,550 for the purchase of future receipts/revenues of $2,108, resulting in a debt discount of $558. As of September 30, 2023, the outstanding balance of the note was $269 and is being repaid by making daily payments of $10 on each banking day with a scheduled maturity date of November 7, 2023. The amounts related to this financing agreement have been reclassified to liabilities of discontinued operations for purposes of presenting discontinued operations. Subsequent to September 30, 2023, the Company repaid all of the advances on future receipts.

F-8

Other:

The Company, through its Professional Employer Organization, filed for federal government assistance for the second and third quarters of 2021 in the aggregate amount of $1,528 through Employee Retention Credit (“ERC”) provisions of the Consolidated Appropriations Act of 2021. The purpose of the ERC is to encourage employers to keep employees on the payroll, even if they are not working during the covered period due to the effects of the COVID-19 pandemic. As of September 30, 2023, and December 31, 2022, the Company had a receivable of $1,528 as the amended payroll tax returns have been filed with the IRS related to the quarterly periods ending June 2021 and September 2021. Due to the uncertain timing of the receipt of this receivable, it is being classified as a long-term asset in the condensed consolidated balance sheet at September 30, 2023.

In November 2022, a cost savings plan was approved and implemented to improve liquidity and preserve cash for operations (the “Cost Savings Plan”). This plan was expected to further reduce expenses moving forward through such actions as a reduction in force, elimination of certain services provided by various vendors, and a 25% reduction in cash compensation by senior management over a four-month period in exchange for shares of common stock. Subsequently, the Company extended the Cost Savings Plan through April 30, 2023.

If the Company is unable to generate sufficient cash flow from operations to operate its business and pay its debt obligations as they become due, it will need to seek to raise additional capital, borrow additional funds, dispose of subsidiaries or assets, reduce or delay capital expenditures, or change its business strategy. However, in light of the restrictive covenants imposed by certain of the Company’s prior financing arrangements, in combination with the recent decline in the trading price of the common stock, the Company may be unable to raise additional capital in sufficient amounts when needed to operate its business, service its debt or execute on its strategic plans. Further, notwithstanding such restrictions, there can be no assurance that debt or equity financing will be available in the amounts, on terms, or at times deemed acceptable by the Company. The issuance of additional equity securities would result in significant dilution in the equity interests of the Company’s current stockholders and could include rights or preferences senior to those of the current stockholders. Borrowing additional funds would increase the Company’s liabilities and future cash commitments and potentially impose significant operational or financial restrictions and require the Company to further encumber its assets. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the Company may be unable to continue to operate its business or pay its obligations as they become due, and as a result may be required to curtail or cease operations, which may result in stockholders or noteholders losing some or all of their investment.

Economic Disruption

Our business is dependent in part on general economic conditions. Many jurisdictions in which our customers are located and our products are sold have experienced and could continue to experience unfavorable general economic conditions, such as inflation, increased interest rates and recessionary concerns, which could negatively affect demand for our products. Under difficult economic conditions, customers may seek to cease spending on our current products or fail to adopt our new products, which could negatively affect our financial performance. We cannot predict the timing or magnitude of an economic slowdown or the timing or strength of any economic recovery. These and other economic factors could have a material adverse effect on our business, financial condition, and results of operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND SUPPLEMENTAL DISCLOSURES

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited. These unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on April 17, 2023. The condensed consolidated balance sheet as of December 31, 2022 included herein was derived from the audited consolidated financial statements as of that date.

On April 18, 2023, we implemented a 1-for-40 reverse stock split (the “Reverse Stock Split”) of our common stock, $0.0001 par value per share (the “Common Stock”). Our Common Stock commenced trading on a post Reverse Stock Split basis on April 19, 2023. As a result of the Reverse Stock Split, every forty (40) shares of our pre-Reverse Stock Split Common Stock were combined and reclassified into one share of our Common Stock. The number of shares of Common Stock subject to outstanding options, warrants, and convertible securities were also reduced by a factor of forty and the exercise price of such securities increased by a factor of forty, as of April 18, 2023. All historical share and per-share amounts reflected throughout our condensed consolidated financial statements and other financial information in this Quarterly Report have been adjusted to reflect the Reverse Stock Split. The par value per share of our Common Stock was not affected by the Reverse Stock Split.

On June 10, 2023, the board of directors approved the sale of the SaaS Assets to an unrelated third party, SW Direct Sales LLC (“SW Sales” or the “buyer”), for $6,500 with $4,750 cash proceeds paid by buyer upon closing of the transaction. Additional payments of $1,750 will be paid by the buyer if certain profitability and revenue targets are met within the next two years. The contingent payments were not recorded at the closing date of the sale, rather will be recognized as the cash is received and the contingency resolved pursuant to ASC 450-30.

Accordingly, the Company’s condensed consolidated financial statements are being presented pursuant to ASC 360-10-45-9 which requires that a disposal group be classified as held for sale in the period in which all of the held for sale criteria are met. Accordingly, the Company’s condensed consolidated balance sheet at December 31, 2022 has been reclassified to reflect held for sale accounting. In addition to held for sale accounting, the Company has also met the criterion pursuant to ASC 205-20, Discontinued Operations, as a strategic shift from operating and managing a SaaS business to operating and managing a live streaming shopping platform has occurred because of the sale. The Company’s condensed consolidated results of operations and statements of cash flows have been reclassified to reflect the presentation of discontinued operations. See Note 4 for details of the assets and liabilities related to the SaaS sale and discontinued operations.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments necessary to fairly present the Company’s financial position and results of operations for the interim periods reflected. Except as noted, all adjustments contained herein are of a normal recurring nature. Results of operations for the fiscal periods presented herein are not necessarily indicative of fiscal year-end results.

F-9

Principles of Consolidation

The condensed consolidated financial statements have been prepared in accordance with GAAP and include the accounts of Verb, Verb Direct, LLC, Verb Acquisition Co., LLC, and verbMarketplace, LLC. All intercompany accounts have been eliminated in the consolidation. Certain prior period amounts have been reclassified to conform to the current year presentation within the condensed consolidated balance sheets as of September 30, 2023 and December 31, 2022.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported periods. Significant estimates include assumptions made in analysis of reserves for allowance of doubtful accounts, inventory, assumptions made in purchase price allocations, impairment testing of long-term assets, realization of deferred tax assets, determining fair value of derivative liabilities, and valuation of equity instruments issued for services. Amounts could materially change in the future.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standard Board’s (“FASB”) ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenues during the nine months ended September 30, 2023 were derived primarily from providing application services through the SaaS application, digital marketing and sales support services. During that period, the Company also derived revenue from the sale of customized print products and training materials, branded apparel, and digital tools, as demanded by its customers. As a result of the sale of the SaaS business, revenue that was recorded historically from the SaaS business has been reclassified as part of discontinued operations. See Note 4 for revenue disclosures related to the SaaS business.

A description of our principal revenue generating activities is as follows:

MARKET.live, launched at the end of July 2022, generates revenue through several sources as follows:

a.	All sales run through our ecommerce facility on MARKET.live from which we deduct a platform fee that ranges from 10% to 20% of gross sales, with an average of approximately 15%, depending upon the pricing package the vendors select as well as the product category and profit margins associated with such categories. The revenue is derived from sales generated during livestream events, from sales realized through views of previously recorded live events available in each vendor’s store, as well as from sales of product and merchandise displayed in the vendors’ online stores, all of which are shoppable 24/7.

b.	Produced events. MARKET.live offers fee-based services that range from full production of livestream events, to providing professional hosts and event consulting.

c.	Drop Ship and Creator programs. MARKET.live is expected to generate recurring fee revenue from soon to be launched new drop ship programs for entrepreneurs and its Creator program.

d.	The Company’s recently launched TikTok store and affiliate program.

e.	The MARKET.live site is designed to incorporate sponsorships and other advertising based on typical industry rates.

Capitalized Software Development Costs

The Company capitalizes internal and external costs directly associated with developing internal-use software, and hosting arrangements that include an internal-use software license, during the application development stage of its projects. The Company’s internal-use software is reported at cost less accumulated amortization. Amortization begins once the project has been completed and is ready for its intended use. The Company will amortize the asset on a straight-line basis over a period of three years, which is the estimated useful life. Software maintenance activities or minor upgrades are expensed in the period performed.

Amortization expense related to capitalized software development costs are recorded in depreciation and amortization in the condensed consolidated statements of operations.

Intangible Assets

The Company had certain intangible assets that were initially recorded at their fair value at the time of acquisition. The finite-lived intangible assets consist of developed technology and customer contracts. Indefinite-lived intangible assets consist of domain names. Intangible assets with finite useful lives are amortized using the straight-line method over their estimated useful life of five years.

The Company reviews all finite-lived intangible assets for impairment when circumstances indicate that their carrying values may not be recoverable. If the carrying value of an asset group is not recoverable, the Company recognizes an impairment loss for the excess carrying value over the fair value in our consolidated statements of operations.

In December 2022, the Company recorded an impairment loss of $440 on its indefinite-lived intangible assets that had been recognized as part of the Sound Concepts acquisition in 2019. The Company also recorded an impairment loss of $2 that had been recognized as part of the Solofire acquisition in 2020. As a result, the carrying amount of the Company’s indefinite-lived intangible assets was reduced to $0 as of December 31, 2022.

The Company did not record any impairment charges related to finite-lived intangible assets during the nine months ended September 30, 2023.

F-10

Goodwill

In accordance with FASB ASC 350, Intangibles-Goodwill and Other, the Company reviews goodwill and indefinite-lived intangible assets for impairment at least annually or whenever events or circumstances indicate a potential impairment. The Company’s impairment testing is performed annually at December 31 (its fiscal year end). Impairment of goodwill and indefinite-lived intangible assets is determined by comparing the fair value of the Company’s reporting unit to the carrying value of the underlying net assets in the reporting unit. If the fair value of the reporting unit is determined to be less than the carrying value of its net assets, goodwill is deemed impaired and an impairment loss is recognized to the extent that the carrying value of goodwill exceeds the difference between the fair value of the reporting unit and the fair value of its other assets and liabilities. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker (the Company’s Chief Executive Officer) determined that there is only one reporting unit.

The Company’s annual impairment analysis includes a qualitative assessment to determine if it is necessary to perform the quantitative impairment test. In performing a qualitative assessment, the Company reviewed events and circumstances that could affect the significant inputs used to determine if the fair value is less than the carrying value of goodwill. As a result of this qualitative assessment, the Company determined that a triggering event had occurred to necessitate performing the quantitative impairment test.

After performing the quantitative impairment test at December 31, 2022 in accordance with ASC 350-20-35-3C, the Company determined that goodwill was impaired by $10,183. As a result of the impairment losses recognized, the carrying amount of the Company’s goodwill was reduced to $9,581 as of December 31, 2022.

On June 13, 2023, the Company entered into a definitive agreement to sell all of the operating assets and liabilities of the SaaS business to SW Sales for $6,500, including $4,750 of cash paid upon closing. The operations of the SaaS business have been presented within discontinued operations. Upon completion of the sale of assets to SW Sales, in which the buyer assumed all liabilities related to the SaaS business, the Company recorded an impairment of $5,441 within loss from discontinued operations as the carrying amount of the net assets exceeded the sale price, less selling costs.

Series B Redeemable Preferred Stock

On February 17, 2023, the Company entered into a subscription agreement with Rory J. Cutaia, its Chief Executive Officer, pursuant to which the Company agreed to issue and sell one (1) share of the Company’s Series B Preferred Stock, par value $0.0001 per share, for $5 in cash. On April 20, 2023, the Company redeemed the Series B Preferred Stock for $5 in cash.

The Certificate of Designation setting for the rights and preferences of the Series B Preferred Stock provides that the holder of the Series B Preferred Stock will have 700,000,000 votes and will vote together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to any proposal to amend the Company’s Articles of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock and to increase the number of authorized shares of common stock of the Company. The Preferred Stock will be voted, without action by the holder, on any such proposal in the same proportion, both For and Against, as the shares of common stock are voted. The Preferred Stock otherwise has no voting rights except as otherwise required by the Nevada Revised Statutes.

The Series B Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series B Preferred Stock has no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily. The holder of the Series B Preferred Stock will not be entitled to receive dividends of any kind.

The outstanding share of Series B Preferred Stock shall be redeemed in whole, but not in part, at any time (i) if such redemption is ordered by the board of directors in its sole discretion or (ii) automatically upon the effectiveness of the amendment to the Certificate of Incorporation implementing a reverse stock split and the increase in authorized shares of common stock of the Company.

Fair Value of Financial Instruments

The Company follows the guidance of FASB ASC 820 and ASC 825 for disclosure and measurement of the fair value of its financial instruments. FASB ASC 820 establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

The three (3) levels of fair value hierarchy defined by ASC 820 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3:	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash and cash equivalents, prepaid expenses, and accounts payable and accrued expenses approximate their fair value due to their short-term nature. The carrying values financing obligations approximate their fair values due to the fact that the interest rates on these obligations are based on prevailing market interest rates. The Company uses Level 2 inputs for its valuation methodology for the derivative liabilities.

F-11

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the consolidated balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The Company uses Level 2 inputs for its valuation methodology for the derivative liabilities as their fair values were determined by using a Binomial pricing model. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjusted to fair value of derivatives.

Share-Based Compensation

The Company issues stock options and warrants, shares of common stock and restricted stock units as share-based compensation to employees and non-employees. The Company accounts for its share-based compensation in accordance with FASB ASC 718, Compensation – Stock Compensation. Share-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period. The fair value of restricted stock units is determined based on the number of shares granted and the quoted price of our common stock and is recognized as expense over the service period. Recognition of compensation expense for non-employees is in the same period and manner as if the Company had paid cash for services.

Net Loss Per Share

Basic net loss per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed giving effect to all dilutive potential shares of common stock that were outstanding during the period. Dilutive potential shares of common stock consist of incremental shares of common stock issuable upon exercise of stock options. No dilutive potential shares of common stock were included in the computation of diluted net loss per share because their impact was anti-dilutive.

As of September 30, 2023, and 2022, the Company had total outstanding options of 2,056,882 and 131,303, respectively, and warrants of 919,664 and 641,285, respectively, and outstanding restricted stock awards of 155,572 and 51,796, respectively, the Notes from the January Note Offering that were convertible into 0 and 30,240 shares at $120.00 per share, respectively, and convertible notes issued to a related party that were convertible into 21,265 and 20,223 shares at $41.20 per share, respectively, which were excluded from the computation of net loss per share because they are anti-dilutive.

Concentration of Credit and Other Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. Cash is deposited with a limited number of financial institutions. The balances held at any one financial institution at times may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits of up to $250.

The Company’s concentration of credit risk includes its concentrations from key customers and vendors. The details of these significant customers and vendors are presented in the following table for the nine months ended September 30, 2023 and 2022:

	Nine Months Ended September 30,
	2023	2022
The Company’s largest customers are presented below as a percentage of the aggregate

Revenues and Accounts receivable	No customers individually over 10% and in the aggregate	No customers individually over 10% and in the aggregate

The Company’s largest vendors are presented below as a percentage of the aggregate

Purchases	One vendor that accounted for 28% of its purchases individually and in the aggregate	Two vendors that accounted for 27% and 61%, respectively, of its purchases individually and in the aggregate

F-12

Supplemental Cash Flow Information

	Nine Months Ended September 30,
	2023	2022
Supplemental disclosures of cash flow information:
Cash paid for interest	$242	$203
Cash paid for income taxes	$2	$1

Supplemental disclosure of non-cash investing and financing activities attributable to continuing operations:
Fair value of common shares issued to settle accrued expenses	$346	$450
Fair value of common shares issued as payment on notes payable	4,092	-
Fair value of common stock received in exchange for employee’s payroll taxes	-	8
Accrued software development costs	-	291
Discount recognized from notes payable	-	300
Derecognition of operating lease right-of-use assets	1,186	-
Derecognition of operating lease liabilities	1,870	-
Derecognition of other assets and liabilities related to lease termination	421	-
Recognition of operating lease right-of-use asset and related lease liability	245	-
Supplemental disclosure of non-cash investing and financing activities attributable to discontinued operations:
Discount recognized from advances on future receipts	558	900
Derecognition of operating lease right-of-use assets	-	543
Derecognition of operating lease liabilities	-	521
Recognition of operating lease right-of-use asset and related lease liability	$-	$212

Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments (“ASC 326”). The standard significantly changes how entities will measure credit losses for most financial assets, including accounts and notes receivables. The standard will replace today’s “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The adoption of this standard did not have any material impact on the Company’s financial statements.

In August 2020, the FASB issued ASU No. 2020-06 (“ASU 2020-06”) “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40).” ASU 2020-06 reduces the number of accounting models for convertible debt instruments by eliminating the cash conversion and beneficial conversion models. As a result, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost as long as no other features require bifurcation and recognition as derivatives. By removing those separation models, the effective interest rate of convertible debt instruments will be closer to the coupon interest rate. Further, the diluted net income per share calculation for convertible instruments will require the Company to use the if-converted method. ASU 2020-06 will be effective January 1, 2024, for the Company and is to be adopted through a cumulative-effect adjustment to the opening balance of retained earnings. Early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. Effective January 1, 2022, the Company early adopted ASU 2020-06 and that adoption did not have any material impact on the Company’s financial statements and the related disclosures.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. ASU 2021-04 provides clarification and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (such as warrants) that remain equity classified after modification or exchange. An issuer measures the effect of a modification or exchange as the difference between the fair value of the modified or exchanged warrant and the fair value of that warrant immediately before modification or exchange. ASU 2021-04 introduces a recognition model that comprises four categories of transactions and the corresponding accounting treatment for each category (equity issuance, debt origination, debt modification, and modifications unrelated to equity issuance and debt origination or modification). ASU 2021-04 is effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the guidance provided in ASU 2021-04 prospectively to modifications or exchanges occurring on or after the effective date. The Company adopted ASU 2021-04 effective January 1, 2022. The adoption of ASU 2021-04 did not have any material impact on the Company’s consolidated financial statement presentation or disclosures.

F-13

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. ASU 2021-08 will require companies to recognize and measure contract assets and contract liabilities relating to contracts with customers that are acquired in a business combination in accordance with ASC 606. Under current GAAP, an acquirer generally recognizes assets acquired and liabilities assumed in a business combination, including contract assets and contract liabilities arising from revenue contracts with customers, at fair value on the acquisition date. ASU No. 2021-08 will result in the acquirer recording acquired contract assets and liabilities on the same basis that would have been recorded by the acquiree before the acquisition under ASC Topic 606. The ASU is effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company adopted this ASU as of January 1, 2022 on a prospective basis and the adoption impact of the new standard will depend on the magnitude of future acquisitions. The standard will not impact acquired contract assets or liabilities from business combinations occurring prior to the adoption date.

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832)—Disclosures by Business Entities about Government Assistance. ASU 2021-10 increases the transparency of government assistance including the disclosure of (1) the types of assistance, (2) an entity’s accounting for the assistance, and (3) the effect of the assistance on an entity’s financial statements. The ASU is effective for fiscal years beginning after December 15, 2021. The Company adopted this ASU as of January 1, 2022 on a prospective basis. The adoption of this standard did not have any material impact on the Company’s financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission (the “SEC”) did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

3. CAPITALIZED SOFTWARE DEVELOPMENT COSTS

In 2020, the Company began developing MARKET.live, a livestream ecommerce platform, and has capitalized $7,131 and $7,108 of internal and external development costs as of September 30, 2023 and December 31, 2022, respectively. In October 2021, the Company entered into a 10-year license and services agreement with a third party (the “Primary Contractor”) to develop on a work-for-hire basis certain components of MARKET.live. The Primary Contractor’s fees for developing such components, including the license fee, is $5,750. The Primary Contractor was paid an additional $500 bonus in April 2022 for services rendered pursuant to the license and service agreement. In addition, as of September 30, 2023 and December 31, 2022, the Company had paid or accrued $605 and $604, respectively, of other capitalized software development costs.

For the three and nine months ended September 30, 2023 and 2022, the Company amortized $538 and $394, respectively, and $1,615 and $394, respectively.

Capitalized software development costs, net consisted of the following:

	September 30, 2023	December 31, 2022

Beginning balance	$6,176	$4,348

Additions	23	2,760
Amortization	(1,615)	(932)
Ending balance	$4,584	$6,176

The expected future amortization expense for capitalized software development costs as of September 30, 2023, is as follows:

Year ending	Amortization
2023 remaining	$594
2024	2,377
2025	1,445
2026	168
Total amortization	$4,584

Option to Acquire Primary Contractor

In August 2021, the Company entered into a term sheet that provided the Company the option to purchase the Primary Contractor provided certain conditions are met. In November 2021, the Company exercised this option. The Company and the Primary Contractor subsequently reached an agreement-in-principle on the terms for the Company’s acquisition of the Primary Contractor, the final consummation of which is subject to the execution of a share purchase agreement (the “SPA”) and the completion of an audit of the Primary Contractor that is satisfactory to the Company (the “Primary Contractor Audit”), as well as the fulfillment by the Primary Contractor of certain other conditions set forth in the term sheet. The term sheet stipulates that if the Company had entered into the SPA and the Primary Contractor had the Primary Contractor Audit successfully completed prior to May 22, 2022 (or a subsequent mutually agreed upon date) and the Company thereafter determines not to consummate the acquisition of the Primary Contractor, the Company would have been liable for a $1,000 break-up fee payable to the Primary Contractor. However, as of May 22, 2022, the SPA had not been executed and the Primary Contractor Audit was not completed. The parties are still working together and in discussions regarding the transaction. Based on the term sheet, the purchase price for the Primary Contractor would have been $12,000, which could be paid in cash and/or stock, although the final terms of the acquisition if pursued will be set forth in the final executed SPA. There can be no assurance that the acquisition will be completed on the terms set forth in the term sheet or at all.

F-14

4. ASSETS AND LIABILITIES HELD FOR SALE

On June 13, 2023, the Company entered into a definitive agreement to sell all of its SaaS operating assets and liabilities to SW Sales for $6,500, including $4,750 of cash due upon closing. The operations of the SaaS business have been presented within discontinued operations. Upon completion of the sale of assets to SW Sales, in which the buyer assumed all liabilities related to the SaaS business, the Company recorded an impairment of $5,441 within loss from discontinued operations as the carrying amount of the net assets exceeded the sale price, less selling costs.

The assets and liabilities held for sale were as follows as of December 31, 2022

December 31, 2022
Assets:
Accounts receivable, net	1,024
Prepaids and other current assets	299
Goodwill	9,581
Other long-lived assets	886
Assets held for sale	$11,790
Liabilities:
Accounts payable	$663
Contract liabilities	1,340
Accrued liabilities	480
Liabilities related to assets held for sale	$2,483

The following information presents the net revenues and net loss of the SaaS business for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,
	2023	2022

Net revenues	$-	$2,184

Net loss	$(168)	$(2,375)

	Nine Months Ended September 30,
	2023	2022

Net revenues	$3,814	$7,274

Net loss	$(7,122)	$(7,244)

F-15

5. OPERATING LEASES

On January 3, 2022, the Company terminated the lease agreements relating to our office and warehouse leases in American Fork, Utah. In accordance with ASC 842, Leases, the Company derecognized the right-of-use assets of $543 and the corresponding lease liabilities of $521.

On April 26, 2022, the Company entered into an office space sub-lease agreement in Lehi, Utah (the “Lehi lease”). The agreement required us to pay $12 per month for an initial term of eighteen months, which increased by 3% per annum after twelve months. In accordance with ASC 842, the Company recognized a right-of-use asset and the related lease liability of $212.

On June 13, 2023, the Company derecognized the Lehi lease as part of the sale of SaaS assets to SW Sales. As a result of the sale, the Company has eliminated any lease-related information related to the SaaS business as part of its presentation of continuing operations.

On July 3, 2023, the Company entered into a lease termination agreement with its landlord related to the office lease in Newport Beach, California. Pursuant to terms of the lease termination agreement, the Company vacated the property by August 15, 2023. A gain on lease termination of $263 was recorded within other income (expense), net in the condensed consolidated statement of operations for the three and nine months ended September 30, 2023.

On August 8, 2023, the Company entered into a studio office lease agreement for its office in California. The agreement requires the Company to pay $8 per month for a term through September 30, 2026. In accordance with ASC 842, the Company recognized a right-of-use asset and the related lease liability of $245.

See Note 14 for Subsequent Events.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

	Nine Months Ended September 30,
	2023	2022
Lease cost
Operating lease cost (included in general and administrative expenses in the Company’s statement of operations)	$227	$285

Other information
Cash paid for amounts included in the measurement of lease liabilities	$121	$334
Weighted average remaining lease term – operating leases (in years)	3.00	4.67
Weighted average discount rate – operating leases	9.0%	4.0%

	September 30, 2023	December 31, 2022
Operating leases
Right-of-use assets	$243	$1,354

Short-term operating lease liabilities	$65	$355
Long-term operating lease liabilities	184	1,581
Total operating lease liabilities	$249	$1,936

Year ending	Operating Leases
2023 remaining	$23
2024	92
2025	96
2026	75
2027 and thereafter	-
Total lease payments	286
Less: Imputed interest/present value discount	(37)
Present value of lease liabilities	$249

6. ADVANCES ON FUTURE RECEIPTS

As a result of the sale, the Company has eliminated any amounts related to advances on future receipts as part of its presentation of continuing operations The Company has the following advances on future receipts as of September 30, 2023 and December 31, 2022:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at September 30, 2023	Balance at December 31, 2022

Note 1	August 25, 2022	May 11, 2023	26%	$3,400	$-	$1,782
Note 2	October 25, 2022	April 26, 2023	30%	322	-	207
Note 3	February 16, 2023	December 14, 2023	35%	2,108	269	-
Total				$5,830	269	1,989
Debt discount					(41)	(311)
Debt issuance costs					(9)	(37)
Net					$219	$1,641

F-16

Note 1

On August 25, 2022, the Company received secured advances from an unaffiliated third party totaling $2,500 for the purchase of future receipts/revenues of $3,400, resulting in a debt discount of $900. The Company also paid $100 of debt issuance costs. The debt discount and debt issuance costs were being amortized over the term of the secured advance using the effective interest rate method. As of December 31, 2022, the outstanding balance of the note was $1,782 and the unamortized balance of the debt discount and debt issuance costs were $267 and $30, respectively. During the nine months ended September 30, 2023, the Company paid $643 and amortized $155 and $17 of the debt discount and debt issuance costs, respectively. On February 16, 2023, the Company agreed to combine the unpaid balance with a new advance, see Note 3 below. The unamortized amounts of debt discount and debt issuance costs of $112 and $13, respectively, were written off as part of the accounting for loss from discontinued operations.

Note 2

On October 25, 2022, the Company received secured advances from an unaffiliated third party totaling $225 for the purchase of future receipts/revenues of $322, resulting in a debt discount of $97. The Company also paid $16 of debt issuance costs. The debt discount and debt issuance costs were being amortized over the term of the secured advance using the effective interest rate method. As of December 31, 2022, the outstanding balance of the note was $207 and the unamortized balance of the debt discount and debt issuance costs were $44 and $7, respectively. During the nine months ended September 30, 2023, the Company paid $86 and amortized $28 and $4 of the debt discount and debt issuance costs, respectively. On February 16, 2023, the Company agreed to combine the unpaid balance with a new advance, see Note 3 below. The unamortized amounts of debt discount and debt issuance costs of $16 and $3, respectively, were written off as part of the accounting for loss from discontinued operations.

Note 3

On February 16, 2023, the Company modified and combined the unpaid balances of the previous two advances (see Notes 1 and 2 above) with a new advance from the same third party totaling $1,550 for the purchase of future receipts/revenues of $2,108, resulting in a debt discount of $558. The Company received $290 and paid $87 of debt issuance costs upon closing and an additional $3 on June 13, 2023. The debt discount and debt issuance costs are being amortized over the term of the secured advance using the effective interest rate method. During the nine months ended September 30, 2023, the Company paid $1,839 and amortized $517 and $81 of the debt discount and debt issuance costs, respectively. As of September 30, 2023, the outstanding balance of the note was $269, and the unamortized balance of the debt discount and debt issuance costs were $41 and $9 respectively.

See Note 14 for Subsequent Events.

7. CONVERTIBLE NOTES PAYABLE AND NOTES PAYABLE

The Company has the following outstanding notes payable as of September 30, 2023 and December 31, 2022:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at September 30, 2023	Balance at December 31, 2022
Related party note payable (A)	December 1, 2015	April 1, 2023	12.0%	$1,249	$725	$725
Related party note payable (B)	April 4, 2016	June 4, 2021	12.0%	343	-	40
Note payable (C)	May 15, 2020	May 15, 2050	3.75%	150	142	150
Convertible Notes Due 2023 (D)	January 12, 2022	January 12, 2023	6.0%	6,300	-	1,350
Promissory note payable (E)	November 7, 2022	May 7, 2024	9.0%	5,470	2,184	5,470
Debt discount					(171)	(408)
Debt issuance costs					(127)	(309)
Total notes payable					2,753	7,018
Non-current					(142)	(1,215)
Current					$2,611	$5,803

(A)	On December 1, 2015, the Company issued a convertible note payable to Mr. Cutaia, the Company’s Chief Executive Officer and a director, to consolidate all loans and advances made by Mr. Cutaia to the Company as of that date. On May 19, 2021, the Company amended the note to allow for conversion of the note at any time at the discretion of the holder at a fixed conversion price of $41.20, which was the closing price of the common stock on the amendment date. On May 12, 2022, the maturity date of the note was extended to April 1, 2023. As of September 30, 2023 and December 31, 2022, the outstanding balance under the note was $876 and $811, respectively. As of September 30, 2023 and December 31, 2022, the portion of the outstanding balance that represents accrued interest was $151 and $86, respectively. See Note 14 for Subsequent Events.

(B)	On April 4, 2016, the Company issued a convertible note payable to Mr. Cutaia, in the amount of $343, to consolidate all advances made by Mr. Cutaia to the Company during the period December 2015 through March 2016. On May 19, 2021, the Company amended the note to allow for conversion of the note at any time at the discretion of the holder at a fixed conversion price of $41.20, which was the closing price of the common stock on the amendment date. On September 20, 2023, the Company repaid all of the outstanding principal and accrued interest amounting to $48. As of September 30, 2023 and December 31, 2022, the outstanding balance under the note was $0 and $45, respectively. As of September 30, 2023 and December 31, 2022, the portion of the outstanding balance that represents accrued interest was $0 and $5, respectively.

F-17

(C)	On May 15, 2020, the Company executed an unsecured loan with the SBA under the Economic Injury Disaster Loan program in the amount of $150. Installment payments, including principal and interest, began on October 26, 2022. In September 2022, the SBA approved an additional loan of $350. As of November 10, 2023, the Company has not received these funds. As of September 30, 2023 and December 31, 2022, the outstanding balance under the note was $142 and $150, respectively.

(D)	On January 12, 2022, the Company entered into a securities purchase agreement (the “January Note Purchase Agreement”) with three institutional investors (collectively, the “January Note Holders”) providing for the sale and issuance of an aggregate original principal amount of $6,300 in convertible notes due January 2023 (each, a “Note,” and, collectively, the “Notes,” and such financing, the “January Note Offering”). The Company and the January Note Holders also entered into a security agreement, dated January 12, 2022, in connection with the January Note Offering, pursuant to which the Company granted a security interest to the January Note Holders in substantially all of its assets. The January Note Purchase Agreement prohibits the Company from entering into an agreement to effect any issuance of common stock involving a Variable Rate Transaction (as defined therein) during the term of the agreement, subject to certain exceptions set forth therein. The January Note Purchase Agreement also gives the January Note Holders the right to require the Company to use up to 15% of the gross proceeds raised from future debt or equity financings to redeem the Notes, which redemptions have been elected by the January Note Holders. There are no financial covenants related to these notes payable.

The Company received $6,000 in gross proceeds from the sale of the Notes. The Notes bear interest of 6.0% per annum, have an original issue discount of 5.0%, mature 12 months from the closing date, and have an initial conversion price of $120.00, subject to adjustment in certain circumstances as set forth in the Notes.

In connection with the January Note Offering, the Company paid $461 of debt issuance costs. The debt issuance costs and the debt discount of $300 were amortized over the term of the Notes using the effective interest rate method. As of December 31, 2022, the amount of unamortized debt discount and debt issuance costs was $6 and $10, respectively. During the nine months ended September 30, 2023, the Company amortized the remaining amount of debt discount and debt issuance costs.

As of December 31, 2022, the outstanding principal balance of the Notes amounted to $1,350. On January 26, 2023, the Company repaid in full all outstanding obligations under the January Note Offering dated January 12, 2022.

(E)	On November 7, 2022, the Company entered into a note purchase agreement (the “November Note Purchase Agreement”) and promissory note with an institutional investor (the “November Note Holder”) providing for the sale and issuance of an unsecured, non-convertible promissory note in the original principal amount of $5,470, which has an original issue discount of $470, resulting in gross proceeds to the Company of approximately $5,000 (the “November Note,” and such financing, the “November Note Offering”). The November Note matures eighteen months following the date of issuance. Commencing nine months from the date of issuance, the Company is required to make monthly cash redemption payments in an amount not to exceed $600.

The November Note may be repaid in whole or in part prior to the maturity date for a 10% premium. The November Note requires the Company to use up to 20% of the gross proceeds raised from future equity or debt financings, or the sale of any subsidiary or material asset, to prepay the November Note, subject to a $2,000 cap on the aggregate prepayment amount. Until all obligations under the November Note have been paid in full, the Company is not permitted to grant a security interest in any of its assets, or to issue securities convertible into shares of common stock, subject in each case to certain exceptions. verbMarketplace, LLC entered into a guaranty, dated November 7, 2022, in connection with the November Note Offering, pursuant to which it guaranteed the obligations of the Company under the November Note in exchange for receiving a portion of the loan proceeds.

In connection with the November Note Offering, the Company incurred $335 of debt issuance costs. The debt issuance costs and the debt discount of $450 are being amortized over the term of the November Notes using the effective interest rate method. As of December 31, 2022, the amount of unamortized debt discount and debt issuance costs was $402 and $299, respectively. During the nine months ended September 30, 2023, the Company paid $375 in cash and $4,092 in shares; amortized $231 of debt discount and $172 of debt issuance costs. As of September 30, 2023, the amount of unamortized debt discount and debt issuance costs was $171 and $127, respectively.

On May 16, 2023, the Company received a redemption notice under the terms of the November Note Purchase Agreement for $300. The Company missed two payments resulting in a Payment Failure Balance Increase of 10% on the outstanding principal balance per occurrence pursuant to the terms of the agreement totaling $1,205. These costs have been recorded as finance costs in the Company’s condensed consolidated statement of operations for the nine months ended September 30, 2023.

As of September 30, 2023 and December 31, 2022, the outstanding balance of the November Notes amounted to $2,647 and $5,544, respectively.

See Note 14 for Subsequent Events.

The following table provides a breakdown of interest expense for the periods presented:

	Three Months Ended September 30,
	2023	2022

Interest expense – amortization of debt discount	$75	$67
Interest expense – amortization of debt issuance costs	55	103
Interest expense – other	89	119

Total interest expense	$219	$289

Total interest expense for notes payable to related parties (see Notes A and B above) was $23 and $23 for the three months ended September 30, 2023 and 2022, respectively. The Company paid $8 and $0 in interest to related parties for the three months ended September 30, 2023 and 2022, respectively.

F-18

The following table provides a breakdown of interest expense for the periods presented:

	Nine Months Ended September 30,
	2023	2022

Interest expense – amortization of debt discount	$238	$238
Interest expense – amortization of debt issuance costs	182	367
Interest expense – other	569	345

Total interest expense	$989	$950

Total interest expense for notes payable to related parties (see Notes A and B above) was $69 and $69 for the nine months ended September 30, 2023 and 2022, respectively. The Company paid $8 and $0 in interest to related parties for the nine months ended September 30, 2023 and 2022, respectively.

8. DERIVATIVE LIABILITY

Under authoritative guidance used by the FASB on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock, instruments that do not have fixed settlement provisions are deemed to be derivative instruments. In prior years, the Company granted certain warrants that included a fundamental transaction provision that could give rise to an obligation to pay cash to the warrant holder. As a result, the fundamental transaction clause of these warrants are accounted for as a derivative liability in accordance with ASC 815 and are being re-measured every reporting period with the change in value reported in the statement of operations.

The derivative liabilities were valued using a Binomial pricing model with the following average assumptions:

	September 30, 2023	December 31, 2022
Stock Price	$0.70	$6.40
Exercise Price	$8.00	$13.60
Expected Life	1.23	1.98
Volatility	203%	107%
Dividend Yield	0%	0%
Risk-Free Interest Rate	5.46%	4.41%
Total Fair Value	$12	$222

The expected life of the warrants was based on the remaining contractual term of the instruments. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected dividend yield was based on the fact that the Company has not paid dividends in the past and does not expect to pay dividends in the future. The risk-free interest rate was based on rates established by the Federal Reserve Bank.

During the nine months ended September 30, 2023 and 2022, the Company recorded a gain of $210 and $2,360 respectively to account for the changes in the fair value of these derivative liabilities during the period. At September 30, 2023, the fair value of the derivative liability amounted to $12.

The details of derivative liability transactions for the nine months ended September 30, 2023 and 2022 are as follows:

	Nine Months Ended September 30,
	2023	2022
Beginning balance	$222	$3,155
Change in fair value	(210)	(2,360)
Ending balance	$12	$795

9. COMMON STOCK

The Company’s common stock activity for the nine months ended September 30, 2023 is as follows:

Common Stock

Shares Issued as Part of Public Offering

On January 24, 2023, the Company entered into an underwriting agreement with Aegis Capital Corp. (“Aegis”) as underwriter relating to the offering, issuance and sale of 901,275 shares of the Company’s common stock at a public offering price of $8.00 per share. The net proceeds for the offering were $6,578, after deducting discounts, commissions and estimated offering expenses. As a result of this transaction, certain warrants which previously had an exercise price of $13.60 per share, had the exercise price reduced to $8.00 per share.

Shares Issued as Part of ATM Agreement

In August 2021 and November 2021, the Company entered into two separate ATM issuance sales agreements (the “August 2021 ATM” and the “November 2021 ATM”, respectively) with Truist Securities, Inc., pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-252167). The August 2021 ATM was terminated in October 2021. In January 2022, the aggregate offering price of the shares of the Company’s common stock that may be sold under the November 2021 ATM was reduced from $30,000 to $7,300. In an ATM offering, the Company sells newly issued shares into the trading market through our designated sales agent at prevailing market prices.

During September 2023, the Company sold 105,300 shares and received net proceeds of $50.

F-19

Shares Issued for Services

During the nine months ended September 30, 2023, the Company issued 195,489 shares of common stock to officers and employees associated with the vesting of restricted stock units.

During the nine months ended September 30, 2023, the Company issued 1,925 shares of common stock to employees associated with a special incentive program.

On July 29, 2023, the Company issued 2,948 shares of common stock to Mr. Cutaia associated with the vesting of restricted stock units.

On September 5, 2023, the Company issued 128,204 shares of common stock to certain vendors for services rendered and to be rendered with an aggregate grant date fair value of $200. These shares of common stock were valued based on the closing price of the Company’s common stock on the date of the issuance or the date the Company entered into the agreement related to the issuance.

Shares Issued for Settlements of Accrued Expenses

During the nine months ended September 30, 2023, the Company issued 93,190 shares of common stock to settle accrued expenses. The fair market value of the shares issued was based on the closing price of the Company’s common stock on the dates of each settlement, which amounted to $146.

Shares Issued for Settlement of Litigation

On September 19, 2023, the Company issued 183,486 shares to certain other investors to settle litigation, see Note 13. The fair market value of the shares issued was based on the closing price of the Company’s common stock on the date of the settlement, which amounted to $200. A loss of $(200) was recorded within other income (expense), net in the condensed consolidated statement of operations for the three and nine months ended September 30, 2023. In exchange for the shares, 32,140 warrants were cancelled as part of the settlement agreement.

Shares Issued as Payment on Notes Payable

During the nine months ended September 2023, the Company issued 3,307,745 shares to Streeterville in exchange for a reduction on the Company’s note payable outstanding balance with Streeterville amounting to $4,092.

Termination of Equity Line of Credit Agreement

On January 26, 2023, the Company terminated the January Purchase Agreement dated January 12, 2022, which provided for the sale by the Company of up to $50,000 of newly issued shares.

Reverse Stock Split

At a Special Meeting of Stockholders on April 10, 2023, the stockholders of the Company approved a Certificate of Amendment to the Articles of Incorporation of the Company to increase its authorized common stock from 200,000,000 shares to 400,000,000 shares and approved the grant of discretionary authority to the board of directors of the Company to effect a reverse stock split of its outstanding shares of common stock at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-forty (1-for-40) split. On April 18, 2023, the Company implemented the 1-for-40 reverse stock split (the “Reverse Stock Split”) of its common stock. The Company’s common stock commenced trading on a post- reverse stock split basis on April 19, 2023. As a result of the Reverse Stock Split, every forty (40) shares of the Company’s pre-Reverse Stock Split common stock were combined and reclassified into one share of common stock. Any fractional shares were rounded up to a whole share which resulted in the issuance of 31,195 shares of common stock. The number of shares of common stock subject to outstanding options, warrants, and convertible securities were also reduced by a factor of forty and the exercise price of such securities increased by a factor of forty effective as of April 18, 2023.

Equity Incentive Plan

At the Special Meeting of Stockholders, the stockholders of the Company approved an amendment to the Company’s 2019 Incentive Compensation Plan to increase the number of shares authorized under the plan by 15,000,000 shares of common stock to be authorized for awards granted under the plan.

See Note 14 for Subsequent Events.

10. RESTRICTED STOCK UNITS

A summary of restricted stock unit activity for the nine months ended September 30, 2023 is presented below.

	Shares	Weighted- Average Grant Date Fair Value

Non-vested at January 1, 2023	89,898	$29.04
Granted	284,761	0.93
Vested/deemed vested	(198,437)	5.43
Forfeited	(20,650)	40.49
Non-vested at September 30, 2023	155,572	$6.57

On September 28, 2023, the Company granted 136,986 restricted stock units to its interim Chief Financial Officer. The restricted stock units vest annually through September 28, 2027. These restricted stock units were valued based on the closing price of the Company’s common stock on the date of issuance and had an aggregate grant date fair value of $100, which is being amortized as share-based compensation expense over the vesting term.

The total fair value of restricted stock units that vested or deemed vested during the nine months ended September 30, 2023 was $1,077. The share-based compensation expense recognized relating to the vesting of restricted stock units for the three and nine months ended September 30, 2023 amounted to $130 and $970, respectively. As of September 30, 2023 the amount of unvested compensation related to issuances of restricted stock units was $718 which will be recognized as an expense in future periods as the shares vest. When calculating basic net loss per share, these shares are included in weighted average common shares outstanding from the time they vest. When calculating diluted net loss per share, these shares are included in weighted average common shares outstanding as of their grant date.

F-20

11. STOCK OPTIONS

A summary of option activity for the nine months ended September 30, 2023 is presented below.

	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value

Outstanding at January 1, 2023	139,054	$52.11	3.37	$-
Granted	2,028,425	0.95	-	-
Forfeited	(110,597)	60.48	-	-
Exercised	-	-	-	-
Outstanding at September 30, 2023	2,056,882	$1.21	4.85	$-

Vested September 30, 2023	319,434	$1.99		$-

Exercisable at September 30, 2023	319,434	$1.99		$-

At September 30, 2023, the intrinsic value of the outstanding options was $0.

During the nine months ended September 30, 2023, the Company granted stock options to board members to purchase a total of 8,090 stock options as replacement awards related to forfeited restricted stock units. The options have an average exercise price of $9.20 per share, expire in five years, and vested on the grant date. The total fair value of these options at grant date was $66 using the Black-Scholes Option Pricing model.

On June 21, 2023, the Company granted stock options to board members to purchase a total of 997,595 stock options. The options have an average exercise price of $1.11 per share, expire in five years, and vest annually over 4 years. The total grant date fair value of these options was $953 based on the Black-Scholes option pricing model.

On September 28, 2023, the Company granted stock options to employees and a board member to purchase a total of 1,022,740 stock options. The options have an average exercise price of $0.73 per share, expire in five years, and vest annually over 4 years. The total grant date fair value of these options was $676 based on the Black-Scholes option pricing model.

The share-based compensation expense recognized relating to the vesting of stock options for the three and nine months ended September 30, 2023 amounted to $440 and $954, respectively. As of September 30, 2023, the total unrecognized share-based compensation expense was $1,795, which is expected to be recognized as part of operating expense through September 2027.

The fair value of share option award is estimated using the Black-Scholes option pricing method based on the following weighted-average assumptions:

	Nine Months Ended September 30,
	2023	2022
Risk-free interest rate	4.29%	1.24% - 3.37%
Average expected term	5 years	5 years
Expected volatility	136.2%	143.6-149.5%
Expected dividend yield	-	-

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of measurement corresponding with the expected term of the share option award; the expected term represents the weighted-average period of time that share option awards granted are expected to be outstanding giving consideration to vesting schedules and historical participant exercise behavior; the expected volatility is based upon historical volatility of the Company’s common stock; and the expected dividend yield is based on the fact that the Company has not paid dividends in the past and does not expect to pay dividends in the future.

12. STOCK WARRANTS

The Company has the following warrants outstanding as of September 30, 2023, all of which are exercisable:

	Warrants	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value

Outstanding at January 1, 2023	952,638	$37.60	3.56	$-
Granted	-	-	-	-
Forfeited	(32,974)	8.14	-	-
Exercised	-	-	-	-
Outstanding at September 30, 2023, all vested	919,664	$33.76	2.83	$-

At September 30, 2023 the intrinsic value of the outstanding warrants was $0.

On January 24, 2023, the Company entered into an underwriting agreement with Aegis relating to the January 2023 offering, issuance and sale of 901,275 shares of the Company’s common stock at a public offering price of $8.00 per share. As a result of this transaction, certain warrants which previously had an exercise price of $13.60 per share, had the exercise price reduced to $8.00 per share, which resulted in the Company recognizing a deemed dividend of $164.

On September 19, 2023, the Company issued 183,486 shares of its common stock to certain other investors to settle litigation, see Note 13. In exchange for the shares, 32,140 warrants were cancelled as part of the settlement agreement.

F-21

13. COMMITMENTS AND CONTINGENCIES

Litigation

a. Former Employee

The Company is currently in a dispute with a former employee of its predecessor bBooth, Inc. who has interposed a breach of contract claim in which he alleges that he is entitled to approximately $300 in unpaid bonus compensation from 2015. This former employee filed his complaint in the Superior Court of California for the County of Los Angeles on November 20, 2019, styled Meyerson v. Verb Technology Company, Inc., et al. (Case No. 19STCV41816). The Company does not believe the former employee’s claims have any merit as they are contradicted by documentary evidence, and barred by the applicable statute of limitations, and barred by a release. On February 9, 2021, the former employee’s counsel filed a motion for summary judgment, or in the alternative, summary adjudication against the Company. On October 13, 2021, the court issued an order (i) denying the former employee’s motion for summary judgment, (ii) partly granting the former employee’s motion for summary adjudication, in which the court dismissed certain of the Company’s affirmative defenses; and (iii) partly denying the former employee’s motion for summary adjudication. The court had set a trial date of August 28, 2023. On August 29, 2023 after a bench trial, the court found in favor of the plaintiff on his breach of contract claim. The court has not yet entered an order for judgement. Once entered, the Company intends to file an appeal, reinstating the Company’s affirmative defenses and vacating the trial court’s decision and order.

b. Legal Malpractice Action

The Company was involved in a dispute with Baker Hostetler LLP (“BH”) relating to corporate legal services provided by BH to the Company. The Company filed a complaint in the Superior Court of California for the County of Los Angeles on May 17, 2021, styled Verb Technology Company, Inc. v. Baker Hostetler LLP, et al. (Case No. 21STCV18387). The Company’s complaint arises from BH’s alleged legal malpractice, breach of fiduciary duties owed to the Company, breach of contract, and violations of California’s Business and Professions Code Section 17200 et seq. The Company is seeking, amongst other things, compensatory damages from BH. On October 5, 2021, BH filed a cross-complaint against the Company alleging, amongst other things, that the Company owes it approximately $915 in legal fees. The Company disputes owing this amount to BH. The Company believes that the resolution of these matters will have no material effect on the Company or its operations. On March 1, 2023, BH and the Company entered into an out of court settlement and the Company agreed to pay $25 on execution of the settlement agreement and $6.25 per month over a period of 12 months with a total settlement amount of $100. The remaining unpaid settlement amount of $50 was accrued by the Company as of September 30, 2023.

c. Dispute with Warrant Holder

The Company was involved in a dispute with Iroquois Capital Investment Group LLC and Iroquois Master Fund, Ltd (collectively, “Iroquois”) relating to a securities purchase agreement (the “SPA”) entered between the Company, Iroquois and certain other investors. The Company filed a complaint in the Supreme Court of New York for the County of New York on April 6, 2022, styled Verb Technology Company, Inc. v. Iroquois Capital Investment Group LLC, et al. (Index No. 651708/2022). The Company’s complaint sought a judicial declaration of its duties and obligations under the SPA. On May 5, 2022, Iroquois filed counterclaims against the Company for declaratory relief, breach of contract, and breach of the implied covenant of good faith and fair dealing relating to the SPA. Iroquois alleged damages of $1,500. The Company disputed Iroquois’ counterclaims and damages allegations. On September 19, 2023, the Company and Iroquois agreed to a settlement of the matter and an exchange of general releases. Pursuant to the settlement, the Company issued 183,486 shares to Iroquois and certain other investors. The fair market value of the shares issued was based on the closing price of the Company’s common stock on the date of the settlement, which amounted to $200. In exchange for the shares, 32,140 warrants were cancelled as part of the settlement agreement.

The Company knows of no material proceedings in which any of its directors, officers, or affiliates, or any registered or beneficial stockholder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

The Company believes it has adequately reserved for all litigation within its financial statements.

Board of Directors

The Company has committed an aggregate of $312 in board fees to its five board members over the term of their appointment for services to be rendered. Board fees are accrued and paid monthly. The members will serve on the board until the annual meeting for the year in which their term expires or until their successors has been elected and qualified.

Total board fees expensed during the nine months ended September 30, 2023 was $250. As of September 30, 2023, total board fees to be recognized in future period amounted to $62 and will be recognized once the service has been rendered.

F-22

14. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 14, 2023, the date these financial statements are available to be issued. The Company believes there were no material events or transactions discovered during this evaluation that requires recognition or disclosure in the financial statements other than the items discussed below.

Equity Financing

Subsequent to September 30, 2023, the Company issued 6,498,591 shares of its common stock and received $2,086 of net proceeds associated with ATM issuances.

Issuance of common shares as payment on notes payable

Subsequent to September 30, 2023, the Company issued 2,040,922 shares of its common stock pursuant to an exchange agreement in exchange for a reduction of $655 on the outstanding balance of the November Notes.

Debt Financing

On October 11, 2023, the Company entered into a note purchase agreement with Streeterville Capital, LLC (“Streeterville’) pursuant to which Streeterville purchased a promissory note (the “Note”) in the aggregate principal amount of $1,005 (the “Note Offering”). The Note bears interest at 9.0% per annum compounded daily. The maturity date of the Note is 18 months from the date of its issuance. In connection with the Note Offering, verbMarketplace, LLC, entered into a Guaranty, dated October 11, 2023, pursuant to which it guaranteed the obligations of the Company under the Note in exchange for receiving a portion of the proceeds.

Repayment of note payable – related party

On October 12, 2023, the Company repaid all of the outstanding principal and accrued interest amounting to $879 from a December 2015 related party note issued by Mr. Cutaia.

Sublease agreement – related party

On November 1, 2023, the Company entered into a corporate office sublease agreement with Mr. Cutaia for its executive office in Las Vegas, Nevada.

Repayment of advance on future receipts

Subsequent to September 30, 2023, the Company repaid all of the advances on future receipts.

F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors

Verb Technology Company, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Verb Technology Company, Inc. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring operating losses and used cash in operations since inception. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

F-24

Goodwill Impairment Assessment

As described in Notes 2 and 5 to the consolidated financial statements, the Company conducts its goodwill impairment testing on an annual basis as of December 31 or whenever events or circumstances indicate that the carrying value of a reporting unit may exceed its fair value. Impairment of goodwill is determined by comparing the fair value of the Company’s reporting unit to the carrying value of the underlying net assets in the reporting unit. If the fair value of the reporting unit is determined to be less than the carrying value of its net assets, goodwill is deemed impaired and an impairment loss is recognized to the extent that the carrying value of goodwill exceeds the difference between the fair value of the reporting unit and the fair value of its other assets and liabilities. In accordance with the “Segment Reporting” Topic of the Accounting Standards Codification, the Company’s chief operating decision maker (the Company’s Chief Executive Officer) determined that there is only one reporting unit.

The Company’s annual impairment analysis includes a qualitative assessment to determine if it is necessary to perform the quantitative impairment test. In performing a qualitative assessment, the Company reviewed events and circumstances that could affect the significant inputs used to determine if the fair value is less than the carrying value of goodwill. As a result of this qualitative assessment, the Company determined that a triggering event had occurred to necessitate performing the quantitative impairment test. After performing the quantitative impairment test, the Company determined that goodwill was impaired by $10,183. As a result of the impairment losses recognized, the carrying amount of the Company’s goodwill was reduced to $9,581 as of December 31, 2022.

We identified the evaluation of goodwill impairment assessment as a critical audit matter because of the significant judgment by management when determining the fair value of the reporting unit. This required a high degree of auditor judgment and increased auditor effort in auditing such assumptions.

The primary procedures we performed to address this critical audit matter included:

●	We compared forecasts prepared by management used in its impairment analysis to historical revenues and costs for reasonableness.
●	We performed procedures to verify the mathematical accuracy of the calculations used by management.
●	We recalculated the impairment recorded for goodwill of $10,183 based on the excess of the carrying value of goodwill over its estimated fair value as of December 31, 2022.
●	We assessed the appropriateness of the disclosures in the financial statements.

We have served as the Company’s auditor since 2017.

/s/ Weinberg & Company, P.A.

Los Angeles, California

April 17, 2023

F-25

VERB TECHNOLOGY COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of December 31,
	2022	2021
ASSETS

Current assets
Cash	$2,429	$937
Accounts receivable, net	1,024	1,382
Prepaid expenses and other current assets	605	875
Total current assets	4,058	3,194

Capitalized software development costs, net	6,176	4,348
ERC receivable	1,528	-
Property and equipment, net	537	702
Operating lease right-of-use assets	1,473	2,177
Intangible assets, net	833	3,953
Goodwill	9,581	19,764
Other non-current assets	306	293

Total assets	$24,492	$34,431

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$4,638	$3,751
Accrued expenses	1,646	3,500
Accrued officers’ compensation	764	1,209
Advances on future receipts, net	1,641	4,181
Notes payable – related party, current	765	40
Notes payable, current	3,704	-
Convertible notes payable, current	1,334	-
Deferred incentive compensation to officers, current	-	521
Operating lease liabilities, current	476	592
Contract liabilities	1,340	986
Derivative liability	222	3,155

Total current liabilities	16,530	17,935

Long-term liabilities
Notes payable, non-current	1,215	150
Notes payable – related party, non-current	-	725
Operating lease liabilities, non-current	1,581	2,299
Total liabilities	19,326	21,109

Commitments and contingencies (Note 16)

Stockholders’ equity
Preferred stock, $0.0001 par value, 15,000,000 shares authorized: Series A Convertible Preferred Stock, 6,000 shares authorized; 0 issued and outstanding as of December 31, 2022 and 2021	-	-
Class A units, 100 shares issued and authorized as of December 31, 2022 and 2021	-	-
Class B units, 2,642,159 shares authorized, 0 issued and outstanding as of December 31, 2022 and 2021	-	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 116,720,671 issued and outstanding as of December 31, 2022 and 72,942,948 issued and outstanding as of December 31, 2021	12	7
Additional paid-in capital	158,618	129,342
Accumulated deficit	(153,464)	(116,027)

Total stockholders’ equity	5,166	13,322

Total liabilities and stockholders’ equity	$24,492	$34,431

The accompanying notes are an integral part of these consolidated financial statements

F-26

VERB TECHNOLOGY COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Years Ended December 31,
	2022	2021
Revenue
Digital revenue
SaaS recurring subscription revenue	$7,663	$6,831
Other digital revenue	611	1,347
Total digital revenue	8,274	8,178

Non-digital revenue	1,161	2,346

Total revenue	9,435	10,524

Cost of revenue
Digital	2,306	2,249
Non-digital	1,005	2,255
Total cost of revenue	3,311	4,504

Gross margin	6,124	6,020

Operating expenses
Research and development	5,188	12,345
Depreciation and amortization	2,529	1,677
General and administrative	25,234	25,710
Impairment loss	11,965	-
Total operating expenses	44,916	39,732

Loss from operations	(38,792)	(33,712)

Other income (expense), net
Interest expense	(2,947)	(2,575)
Change in fair value of derivative liability	2,933	598
Other income, net	1,369	91
Debt extinguishment, net	-	1,112
Total other income (expense), net	1,355	(774)

Net loss	(37,437)	(34,486)

Deemed dividend to Series A preferred stockholders	-	(348)
Deemed dividend due to warrant reset	(246)	-

Net loss to common stockholders	$(37,683)	$(34,834)

Loss per share – basic and diluted	$(0.39)	$(0.55)
Weighted average number of common shares outstanding – basic and diluted	97,081,758	63,324,440

The accompanying notes are an integral part of these consolidated financial statements

F-27

VERB TECHNOLOGY COMPANY, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(in thousands, except share and per share data)

For the year ended December 31, 2022:

	Preferred Stock		Class A Units		Class B Units		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance as of December 31, 2021	-	$-	100	$-	-	$-	72,942,948	$7	$129,342	$(116,027)	$13,322
Issuance of common stock in connection with public offering, net	-	-	-	-	-	-	39,211,991	4	24,052	-	24,056
Issuance of common stock for commitment fee related to equity line of credit agreement	-	-	-	-	-	-	607,287	-	-	-	-
Issuance of common stock upon exercise of options	-	-	-	-	-	-	332,730	-	377	-	377
Fair value of common shares issued to settle accrued expenses	-	-	-	-	-	-	522,424	-	465	-	465
Fair value of common shares issued for services	-	-	-	-	-	-	2,166,711	1	1,560	-	1,561
Fair value of vested restricted stock awards, stock options and warrants	-	-	-	-	-	-	1,359,478	-	2,783	-	2,783
Fair value of common shares returned and replaced with stock options							(422,898)		39		39
Net loss	-	-	-	-	-	-	-	-	-	(37,437)	(37,437)
Balance as of December 31, 2022	-	$-	100	$-	-	$-	116,720,671	$12	$158,618	$(153,464)	$5,166

For the year ended December 31, 2021:

	Preferred Stock		Class A		Class B		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance as of December 31, 2020	2,006	$-	100	$-	2,642,159	$3,065	47,795,009	$5	$89,216	$(81,541)	$10,745

Issuance of common stock in connection with public offering, net	-	-	-	-	-	-	14,076,696	2	22,064	-	22,066
Issuance of common stock upon exercise of warrants	-	-	-	-	-	-	2,254,411	-	2,784	-	2,784
Issuance of common stock upon exercise of options	-	-	-	-	-	-	676,715	-	802	-	802
Fair value of common shares issued upon conversion of note payable – related party	-	-	-	-	-	-	194,175	-	200	-	200
Fair value of common shares issued to settle lawsuit	-	-	-	-	-	-	600,000	-	678	-	678
Conversion of Series A Preferred to common stock	(2,006)	-	-	-	-	-	1,978,728	-	348	-	348
Fair value of shares issued to Series A preferred stockholders – deemed dividend	-	-	-	-	-	-	-	-	(348)	-	(348)
Fair value of common shares issued for services	-	-	-	-	-	-	1,344,499	-	2,188	-	2,188
Fair value of vested restricted stock awards	-	-	-	-	-	-	1,177,378	-	1,627	-	1,627
Fair value of vested stock options and warrants	-	-	-	-	-	-	-	-	1,596	-	1,596
Extinguishment of derivative liability upon exercise of warrants	-	-	-	-	-	-	-	-	4,513	-	4,513
Fair value of common shares issued to settle accounts payable and accrued expenses	-	-	-	-	-	-	203,178	-	322	-	322
Fair value of warrants issued to officer to modify note payable	-	-	-	-	-	-	-	-	287		287
Conversion of Class B units to common shares	-	-	-	-	(2,642,159)	(3,065)	2,642,159	-	3,065	-	-
Net loss	-	-	-	-	-	-	-	-	-	(34,486)	(34,486)
Balance as of December 31, 2021	-	$-	100	$-	-	$-	72,942,948	$7	$129,342	$(116,027)	$13,322

The accompanying notes are an integral part of these consolidated financial statements

F-28

VERB TECHNOLOGY COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2022	2021

Operating Activities:
Net loss	$(37,437)	$(34,486)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	4,455	5,668
Loss on impairment of goodwill and intangible assets	11,965	-
Amortization of debt discount	1,799	2,461
Amortization of debt issuance costs	566	-
Change in fair value of derivative liability	(2,933)	(598)
Debt extinguishment costs, net	-	(1,112)
Depreciation and amortization	2,529	1,677
Loss on lease termination	22	-
(Gain)/loss on disposal of property and equipment	10	(5)
Allowance for doubtful accounts	613	300
Effect of changes in assets and liabilities:
Accounts receivable	(255)	(763)
Operating lease right-of-use assets	372	553
Prepaid expenses and other current assets	261	(96)
ERC receivable	(1,528)	-
Other assets	(13)	(224)
Accounts payable, accrued expenses, and accrued interest	716	1,218
Contract liabilities	354	714
Deferred incentive compensation	(377)	(521)
Operating lease liabilities	(525)	(648)
Net cash used in operating activities	(19,406)	(25,862)

Investing Activities:
Proceeds from sale of property and equipment	3	11
Capitalized software development costs	(4,645)	(2,248)
Purchases of intangible assets	(82)	-
Purchases of property and equipment	(24)	(26)
Net cash used in investing activities	(4,748)	(2,263)

Financing Activities:
Proceeds from sale of common stock	24,056	22,066
Proceeds from notes payable	11,020	-
Advances on future receipts	2,725	12,778
Proceeds from exercise of options	377	802
Proceeds from exercise of warrants	-	2,784
Payment of advances of future receipts	(6,685)	(11,168)
Payment of notes payable	(4,950)	-
Payment for debt issuance costs	(897)	(15)
Net cash provided by financing activities	25,646	27,247

Net change in cash	1,492	(878)

Cash - beginning of period	937	1,815

Cash - end of period	$2,429	$937

The accompanying notes are an integral part of these consolidated financial statements

F-29

VERB TECHNOLOGY COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

(in thousands, except share and per share data)

1.	DESCRIPTION OF BUSINESS

Our Business

References in this document to the “Company,” “Verb,” “we,” “us,” or “our” are intended to mean Verb Technology Company, Inc., individually, or as the context requires, collectively with its subsidiaries on a consolidated basis. Verb conducts its operations through various subsidiaries and was incorporated in 2012 in the state of Nevada.

The Company is a Software-as-a-Service (“SaaS”) applications platform developer that offers three platforms, each designed for a specific target customer. Its SaaS platform for the direct sales industry is comprised of a suite of interactive video-based sales enablement business software products marketed on a subscription basis. Available in both mobile and desktop versions, its base SaaS product is verbCRM, a Customer Relationship Management (“CRM”) application, to which the Company’s clients can add a choice of enhanced, fully integrated application modules that include verbLEARN, our gamified Learning Management System application; verbLIVE, a Live Stream interactive eCommerce application; and verbPULSE, a business/augmented intelligence notification and sales coach application. verbTEAMS is a standalone, self-onboarding, video-based CRM and content management application for life sciences companies, professional sports teams, small businesses, and solopreneurs, with seamless one-button synchronization with Salesforce, that also comes bundled with verbLIVE. MARKET.live is the Company’s multi-vendor, multi-presenter, livestream social shopping platform, that combines ecommerce and entertainment.

The Company also provides certain non-digital services to some of its enterprise clients such as printing and fulfillment services.

On April 12, 2019, the Company acquired Sound Concepts Inc. (“Sound Concepts”). The acquisition was intended to augment and diversify the Company’s internet and Software-as-a-Service (“SaaS”) business. Sound Concepts is now known as Verb Direct, LLC.

On September 4, 2020, Verb Acquisition Co., LLC (“Verb Acquisition”), a subsidiary of the Company, acquired Ascend Certification, LLC, dba SoloFire (“SoloFire”). The acquisition was intended to augment and diversify the Company’s internet and SaaS business.

On October 18, 2021, the Company established verbMarketplace, LLC (“Market LLC”), a Nevada limited liability company. Market LLC is a wholly owned subsidiary of the Company established for the MARKET.live platform.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, during the year ended December 31, 2022, the Company incurred a net loss of $37,437 and used cash in operations of $19,406. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date these financial statements were issued.

As of December 31, 2022, the Company had cash of $2,429.

Equity financing:

During the year ended December 31, 2022, the Company issued 39,211,991 shares of common stock which resulted in proceeds of $24,056, net of offering costs of $1,731 (see Note 11). Subsequent to December 31, 2022, the Company issued 36,051,000 shares of the Company’s common stock which resulted in proceeds of approximately $6,600, net of offering costs of approximately $600.

F-30

Debt financing:

During the year ended December 31, 2022, the Company received $11,020 from the issuance of two promissory notes in the aggregate principal amount of $11,770 (see Note 9). At December 31, 2022, the aggregate principal outstanding on these notes totaled $6,820, of which $1,350 was paid off in January 2023 (see Note 17). In addition, in September 2022, the U.S. Small Business Administration approved a loan of $350, which, as of April 17, 2023, the Company has not received.

Other:

The Company, through its Professional Employer Organization, filed for federal government assistance for the second and third quarters of 2021 in the aggregate amount of approximately $1,500 through Employee Retention Credit (“ERC”) provisions of the Consolidated Appropriations Act of 2021. The purpose of the ERC is to encourage employers to keep employees on the payroll, even if they are not working during the covered period due to the effects of the COVID-19 pandemic. As of December 31, 2022, the Company recorded a receivable of $1,528 as the amended payroll tax returns have been filed with the IRS related to the quarterly periods ending June 2021 and September 2021. Due to the uncertain timing of the receipt of this receivable, it is being classified as a long-term asset in the consolidated balance sheet.

In November 2022, a cost savings plan was approved and implemented to improve liquidity and preserve cash for operations (the “Cost Savings Plan”). This plan is expected to further reduce expenses moving forward through such actions as a reduction in force, elimination of certain services provided by various vendors, and a 25% reduction in cash compensation by senior management over a four-month period in exchange for shares of common stock.

If the Company is unable to generate sufficient cash flow from operations to operate its business and pay its debt obligations as they become due, it will need to seek to raise additional capital, borrow additional funds, dispose of subsidiaries or assets, reduce or delay capital expenditures, or change its business strategy. However, in light of the restrictive covenants imposed by certain of the Company’s prior financing arrangements, in combination with the recent decline in the trading price of the common stock, the Company may be unable to raise additional capital in sufficient amounts when needed to operate its business, service its debt or execute on its strategic plans. Further, notwithstanding such restrictions, there can be no assurance that debt or equity financing will be available in the amounts, on terms, or at times deemed acceptable by the Company. The issuance of additional equity securities would result in significant dilution in the equity interests of the Company’s current stockholders and could include rights or preferences senior to those of the current stockholders. Borrowing additional funds would increase the Company’s liabilities and future cash commitments and potentially impose significant operational or financial restrictions and require the Company to further encumber its assets. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the Company may be unable to continue to operate its business or pay its obligations as they become due, and as a result may be required to curtail or cease operations, which may result in stockholders or noteholders losing some or all of their investment.

Economic Disruption

Our business is dependent in part on general economic conditions. Many jurisdictions in which our customers are located and our products are sold have experienced and could continue to experience unfavorable general economic conditions, such as inflation, increased interest rates and recessionary concerns, which could negatively affect demand for our products. Under difficult economic conditions, customers may seek to cease spending on our current products or fail to adopt our new products, which could negatively affect our financial performance. We cannot predict the timing or magnitude of an economic slowdown or the timing or strength of any economic recovery. These and other economic factors could have a material adverse effect on our business, financial condition, and results of operations.

F-31

COVID-19

As of the date of this filing, there continues to be concern regarding the ongoing impacts and disruptions caused by the COVID-19 pandemic in the regions in which the Company operates. Although the impacts of the pandemic on our business have not been material to date, a prolonged downturn in economic conditions as a result of the pandemic could have a material adverse effect on our customers and demand for our products. At this time, it is not possible for the Company to predict the duration or magnitude of the impacts of the pandemic, or other outbreaks of communicable diseases, on the Company’s business, financial condition and results of operations.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND SUPPLEMENTAL DISCLOSURES

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of Verb, Verb Direct, LLC, Verb Acquisition Co., LLC, and verbMarketplace, LLC. All intercompany accounts have been eliminated in the consolidation. Certain prior period amounts have been reclassified to conform to the current year presentation within the consolidated balance sheets and consolidated statements of cash flows for the years ended December 31, 2022 and 2021.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported periods. Management bases these estimates and assumptions upon historical experience, existing and known circumstances, and other factors that management believes to be reasonable. In addition, the Company has considered the potential impact of the pandemic, as well as certain macroeconomic factors, including inflation, rising interest rates, and recessionary concerns, on its business and operations.

Significant estimates include assumptions made in analysis of reserves for allowance of doubtful accounts, assumptions made in purchase price allocations, impairment testing of long-term assets, realization of deferred tax assets, determining fair value of derivative liabilities, and valuation of equity instruments issued for services. Some of those assumptions can be subjective and complex, and therefore, actual results could differ materially from those estimates under different assumptions or conditions.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standard Board’s (“FASB”) ASC 606, Revenue from Contracts with Customers (“ASC 606”). The Company derives its revenue primarily from providing application services through the SaaS application, digital marketing and sales support services.

A description of our principal revenue generating activities is as follows:

1.	Digital Revenue, which is divided into two main categories:

a.	SaaS recurring digital revenue based on contract-based subscriptions to the Company’s app products and platform services which include verbCRM, verbLEARN, verbLIVE, verbTEAMS, and verbPULSE. The revenue is recognized straight-line over the subscription period.

b.	Non-SaaS, non-recurring digital revenue, which is revenue generated by the use of app products and in-app purchases, such as sampling and other services obtained through the app. The revenue for samples is recognized upon completion and shipment, while the design fees are recognized when the service has been rendered, collectability is reasonably assured, and the app is delivered to the customer.

Subscription revenue from the application services is recognized over the life of the estimated subscription period. The Company also charges certain customers setup or installation fees for the creation and development of websites and mobile applications. These fees are accounted for as part of contract liabilities and amortized over the estimated life of the agreement. Revenue is measured as the amount of consideration expected to be received in exchange for transferring the products or services to a customer.

F-32

2.	Non-digital revenue, which is revenue the Company generates from non-app, non-digital sources through ancillary services provided as an accommodation to clients and customers. These services include design, printing, fulfillment and shipping services. The revenue is recognized upon completion and shipment of products or fulfillment to customers. Effective April 1, 2022, the Company entered into a customer referral agreement with a third party for its cart site and printing business. Under the agreement, the Company earns a 10% commission for customer referrals and 8% on merchandise sales and certain cart site design fees, all of which are recognized as non-digital revenue on a net basis.

Revenues during the years ended December 31, 2022 and 2021, were substantially all generated from clients and customers located within the United States of America, though some utilize the Company’s applications outside the United States of America.

Cost of Revenue

Cost of revenue primarily consists of the salaries of certain employees and contractors, digital content costs, purchase price of consumer products, packaging supplies, and customer shipping and handling expenses. Shipping costs to receive products from our suppliers are included in our inventory and recognized as cost of revenue upon sale of products to its customers.

Assets Recognized from the Costs to Obtain a Contract with a Customer

The Company considers certain internal sales commissions as incremental costs of obtaining the contract with customers. Internal sales commissions for subscription offerings where the Company expects the benefit of those costs to continue throughout the subscription are capitalized and amortized ratably over the period of benefit, which generally ranges over a period of one year. Total capitalized costs to obtain a contract are not significant and are included in prepaid expenses and other current assets in the consolidated balance sheets.

Contract Liabilities

Contract liabilities represent consideration received from customers under revenue contracts for which the Company has not yet delivered or completed its performance obligation to the customer. Contract liabilities are recognized over the contract period.

The following table provides information about contract liabilities from contracts with customers, including significant changes in the contract liabilities balance during the period:

	As of December 31,
	2022	2021

Beginning balance	$986	$272

Increase due to deferral of revenue	3,357	2,755
Decrease due to recognition of revenue	(3,003)	(2,041)

Ending balance	$1,340	$986

Accounts Receivable, net

Accounts receivable is recorded at the invoiced amount and is non-interest bearing. The Company estimates losses on receivables based on expected losses, including its historical experience of actual losses. Receivables are considered impaired and written-off when it is probable that all contractual payments due will not be collected in accordance with the terms of the agreement. As of December 31, 2022 and 2021, the allowance for doubtful accounts balance was $1,218 and $615, respectively.

F-33

Capitalized Software Development Costs

The Company capitalizes internal and external costs directly associated with developing internal-use software, and hosting arrangements that include an internal-use software license, during the application development stage of its projects. The Company’s internal-use software is reported at cost less accumulated amortization. Amortization begins once the project has been completed and is ready for its intended use. The Company will amortize the asset on a straight-line basis over a period of three years, which is the estimated useful life. Software maintenance activities or minor upgrades are expensed in the period performed.

Amortization expense related to capitalized software development costs are recorded in depreciation and amortization in the consolidated statements of operations.

Property and Equipment

Property and equipment are recorded at historical cost and depreciated on a straight-line basis over their estimated useful lives of approximately five years once the individual assets are placed in service. Leasehold improvements are amortized over the shorter of the useful life or the remaining period of the applicable lease term.

Business Combinations

Pursuant to FASB ASC 805, Business Combinations (“ASC 805”), the Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and separately identified intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from, acquired technology, trademarks and trade names, useful lives, and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is the period needed to gather all information necessary to make the purchase price allocation, not to exceed one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Intangible Assets

The Company has certain intangible assets that were initially recorded at their fair value at the time of acquisition. The finite-lived intangible assets consist of developed technology and customer contracts. Indefinite-lived intangible assets consist of domain names. Intangible assets with finite useful lives are amortized using the straight-line method over their estimated useful life of five years.

The Company reviews all finite-lived intangible assets for impairment when circumstances indicate that their carrying values may not be recoverable. If the carrying value of an asset group is not recoverable, the Company recognizes an impairment loss for the excess carrying value over the fair value in our consolidated statements of operations.

In December 2022, the Company recorded an impairment loss of $440 on its indefinite-lived intangible assets that had been recognized as part of the Sound Concepts acquisition in 2019. The Company also recorded an impairment loss of $2 that had been recognized as part of the Solofire acquisition in 2020. As a result of the impairment losses recognized, the carrying amount of the Company’s indefinite-lived intangible assets were reduced to $0 as of December 31, 2022.

The Company did not record any impairment charges related to indefinite lived intangible assets for the year ended December 31, 2021.

Goodwill

In accordance with FASB ASC 350, Intangibles-Goodwill and Other, the Company reviews goodwill and indefinite lived intangible assets for impairment at least annually or whenever events or circumstances indicate a potential impairment. The Company’s impairment testing is performed annually at December 31 (its fiscal year end). Impairment of goodwill and indefinite lived intangible assets is determined by comparing the fair value of the Company’s reporting unit to the carrying value of the underlying net assets in the reporting unit. If the fair value of the reporting unit is determined to be less than the carrying value of its net assets, goodwill is deemed impaired and an impairment loss is recognized to the extent that the carrying value of goodwill exceeds the difference between the fair value of the reporting unit and the fair value of its other assets and liabilities. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker (the Company’s Chief Executive Officer) determined that there is only one reporting unit.

The Company’s annual impairment analysis includes a qualitative assessment to determine if it is necessary to perform the quantitative impairment test. In performing a qualitative assessment, the Company reviewed events and circumstances that could affect the significant inputs used to determine if the fair value is less than the carrying value of goodwill. As a result of this qualitative assessment, the Company determined that a triggering event had occurred to necessitate performing the quantitative impairment test. After performing the quantitative impairment test in accordance with ASC 350-20-35-3C, the Company determined that goodwill was impaired by $10,183. As a result of the impairment losses recognized, the carrying amount of the Company’s goodwill was reduced to $9,581 as of December 31, 2022.

The following table provides a breakdown of the change in goodwill for the year ended December 31, 2022:

	2022
	Sound Concepts	Solofire	Total
Beginning Balance	$3,427	$16,337	$19,764

Impairment loss recognized during the period	(1,665)	(8,518)	(10,183)

Ending Balance	$1,762	$7,819	$9,581

The Company did not record any impairment charges related to goodwill for the year ended December 31, 2021.

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Long-Lived Assets

The Company evaluates long-lived assets, other than goodwill and indefinite lived intangible assets, for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made.

In December 2022, the Company recognized an impairment loss of $1,340, net of accumulated amortization of $4,560, on its finite lived intangible assets that had been recognized as part of the Sound Concepts acquisition in 2019. As a result of the impairment losses recognized, the carrying amount of the Company’s consolidated definite lived intangible assets were reduced to $833 as of December 31, 2022.

The Company did not record any impairment charges related to finite lived intangible assets for the year ended December 31, 2021.

Leases

The Company leases certain corporate office space under lease agreements with monthly payments over a period of 18 to 94 months. The Company determines whether a contract contains a lease at contract inception. A contract is or contains a lease if the contract conveys the right to control the use of the identified asset for a period of time in exchange for consideration. Control is determined based on the right to obtain all of the economic benefits from use of the identified asset and the right to direct the use of the identified asset. Operating lease right-of-use assets (“ROU”) for operating leases represent the right to use an underlying asset for the lease term, and operating lease liabilities represent the obligation to make lease payments. Lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Operating lease expense is recognized on a straight-line basis over the lease term and is included in the general and administrative line in the Company’s consolidated statements of operations.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The deferred tax assets of the Company relate primarily to operating loss carry-forwards for federal and state income tax purposes. A full valuation allowance for deferred tax assets has been provided because the Company believes it is not more likely than not that the deferred tax asset will be realized. Realization of deferred tax assets is dependent on the Company generating sufficient taxable income in future periods.

The Company periodically evaluates its tax positions to determine whether it is more likely than not that such positions would be sustained upon examination by a tax authority for all open tax years, as defined by the statute of limitations, based on their technical merits. The Company accrues interest and penalties, if incurred, on unrecognized tax benefits as components of the income tax provision in the accompanying consolidated statements of operations. As of December 31, 2022, and 2021, the Company has not established a liability for uncertain tax positions.

Fair Value of Financial Instruments

The Company follows the guidance of FASB ASC 820 (“ASC 820”) and FASB ASC 825 for disclosure and measurement of the fair value of its financial instruments. ASC 820 establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

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The three (3) levels of fair value hierarchy defined by ASC 820 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and other current assets, accounts payable, and accrued expenses approximate their fair value due to their short-term nature. The carrying amount of the Company’s financial obligations approximate their fair values due to the fact that the interest rates on these obligations are based on prevailing market interest rates. The Company uses Level 2 inputs for its valuation methodology for the derivative liabilities.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the consolidated balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

The Company uses Level 2 inputs for its valuation methodology for the derivative liabilities as their fair values were determined by using a Binomial pricing model. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjusted to fair value of derivatives.

Share-Based Compensation

The Company issues stock options, warrants, shares of common stock and restricted stock units as share-based compensation to employees and non-employees. The Company accounts for its share-based compensation in accordance with FASB ASC 718, Compensation – Stock Compensation. Share-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the requisite service period. The fair value of restricted stock units is determined based on the number of shares granted and the quoted price of its common stock and is recognized as expense over the service period. Recognition of compensation expense for non-employees is in the same period and manner as if the Company had paid cash for services.

Research and Development Costs

Research and development costs included payroll and contractor costs involved in the development of new and existing products and technology. These costs primarily represent the Company’s cloud-based, Verb interactive video CRM SaaS platform. Research and development costs are expensed as incurred.

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Net Loss Per Share

Basic net loss per share is computed by using the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed giving effect to all dilutive potential shares of common stock that were outstanding during the period. Dilutive potential shares of common stock consist of incremental shares of common stock issuable upon exercise or conversion.

As of December 31, 2022, and 2021, the Company had total outstanding options of 5,561,355 and 5,404,223, respectively, outstanding warrants of 38,104,741 and 10,984,740, respectively, outstanding restricted stock units of 3,595,544 and 1,821,833, respectively, the Notes that are convertible into 453,141 and 0 shares at $3.00 per share, respectively, and convertible notes issued to a related party that are convertible into 831,351 and 742,278 shares at $1.03 per share, respectively, which were all excluded from the computation of net loss per share because they are anti-dilutive due to the Company’s net loss position during the reported periods.

Concentration of Credit and Other Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. Cash is deposited with a limited number of financial institutions. The balances held at any one financial institution at times may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits of up to $250.

The Company extends limited credit to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts and sales credits. The Company believes that any concentration of credit risk in its accounts receivable is substantially mitigated by the Company’s evaluation process, relatively short collection terms and the high level of credit worthiness of its customers.

The Company’s concentration of credit risk includes its concentrations from key customers and vendors. The details of these significant customers and vendors are presented in the following table for the years ended December 31, 2022 and 2021:

Years Ended December 31,
	2022	2021
The Company’s largest customers are presented below as a percentage of the aggregate

Revenues and Accounts receivable	No customers individually over 10%	No customers individually over 10%

The Company’s largest vendors are presented below as a percentage of the aggregate

Purchases	Two vendors that accounted for 55% and 13% of its purchases individually and 68% in the aggregate	Two vendors that accounted for 25% and 25% of its purchases individually and 50% in the aggregate

Accounts payable	Two vendors that accounted for 47% and 33% of its accounts payable individually and in the aggregate	One vendor that accounted for 40% of its accounts payable individually and in the aggregate

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Supplemental Cash Flow Information

	Years Ended December 31,
	2022	2021
Supplemental disclosures of cash flow information
Cash paid for interest	$359	$135
Cash paid for income taxes	$1	$1

Supplemental disclosure of non-cash investing and financing activities
Fair value of derivative liability extinguished	-	4,513
Fair value of common shares issued to settle accounts payable and accrued expenses	465	322
Reclassification of Class B upon conversion to common stock	-	3,065
Fair value of common stock issued to settle notes payable – related party	-	200
Fair value of common stock received in exchange for employee’s payroll taxes	12	139
Fair value of common stock issued for future services	-	164
Fair value of debt forgiveness	-	1,399
Accrued capitalized software development costs	215	2,100
Fair value of common stock issued to settle lawsuit	-	678
Discount recognized from advances on future receipts	997	3,194
Discount recognized from convertible notes payable	300	-
Discount recognized from notes payable	450
Derecognition of operating lease right-of-use assets	543	-
Derecognition of operating lease liabilities	521	-
Recognition of operating lease right-of-use asset and related lease liability	$212	$-

Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06 (“ASU 2020-06”) “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40).” ASU 2020-06 reduces the number of accounting models for convertible debt instruments by eliminating the cash conversion and beneficial conversion models. As a result, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost as long as no other features require bifurcation and recognition as derivatives. By removing those separation models, the effective interest rate of convertible debt instruments will be closer to the coupon interest rate. Further, the diluted net income per share calculation for convertible instruments will require the Company to use the if-converted method. ASU 2020-06 will be effective January 1, 2024, for the Company and is to be adopted through a cumulative-effect adjustment to the opening balance of retained earnings. Early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. Effective January 1, 2022, the Company early adopted ASU 2020-06 and that adoption did not have a material impact on the Company’s consolidated financial statements or the related disclosures.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. ASU 2021-04 provides clarification and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (such as warrants) that remain equity classified after modification or exchange. An issuer measures the effect of a modification or exchange as the difference between the fair value of the modified or exchanged warrant and the fair value of that warrant immediately before modification or exchange. ASU 2021-04 introduces a recognition model that comprises four categories of transactions and the corresponding accounting treatment for each category (equity issuance, debt origination, debt modification, and modifications unrelated to equity issuance and debt origination or modification). ASU 2021-04 is effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the guidance provided in ASU 2021-04 prospectively to modifications or exchanges occurring on or after the effective date. The Company adopted ASU 2021-04 effective January 1, 2022. The adoption of ASU 2021-04 did not have a material impact on the Company’s consolidated financial statements or the related disclosures.

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In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. ASU 2021-08 will require companies to recognize and measure contract assets and contract liabilities relating to contracts with customers that are acquired in a business combination in accordance with ASC 606. Under current GAAP, an acquirer generally recognizes assets acquired and liabilities assumed in a business combination, including contract assets and contract liabilities arising from revenue contracts with customers, at fair value on the acquisition date. ASU No. 2021-08 will result in the acquirer recording acquired contract assets and liabilities on the same basis that would have been recorded by the acquiree before the acquisition under ASC Topic 606. The ASU is effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company adopted ASU 2021-08 effective January 1, 2022 on a prospective basis and the adoption impact of the new standard will depend on the magnitude of future acquisitions. The standard did not impact acquired contract assets or liabilities from business combinations occurring prior to the adoption date.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses – Measurement of Credit Losses on Financial Instruments (“ASC 326”). The standard significantly changes how entities will measure credit losses for most financial assets, including accounts and notes receivables. The standard will replace today’s “incurred loss” approach with an “expected loss” model, under which companies will recognize allowances based on expected rather than incurred losses. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. As a small business filer, ASU 2020-06 will be effective January 1, 2024, for the Company and the provisions of this update can be adopted using either the modified retrospective method or a fully retrospective method. Management is currently assessing the impact of adopting this standard on the Company’s consolidated financial statements or the related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission (the “SEC”) did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

3.	CAPITALIZED SOFTWARE DEVELOPMENT COSTS

In 2020, the Company began developing MARKET.live, a livestream ecommerce platform, and has capitalized $7,108 and $4,348 of internal and external development costs as of December 31, 2022 and 2021, respectively. In October 2021, the Company entered into a 10-year license and services agreement with a third party (the “Primary Contractor”) to develop on a work-for-hire basis certain components of MARKET.live. The Primary Contractor’s fees for developing such components, including the license fee, is $5,750. The Primary Contractor was paid an additional $500 bonus in April 2022 for services rendered pursuant to the license and service agreement. In addition, as of December 30, 2022 and 2021, the Company had paid or accrued $604 and $248, respectively, of other capitalized software development costs.

For the years ended December 31, 2022 and 2021, the Company amortized $932 and $0, respectively.

Capitalized software development costs, net consisted of the following:

	As of December 31,
	2022	2021

Beginning balance	$4,348	$-

Additions	2,760	4,348
Amortization	(932)	-
Ending balance	$6,176	$4,348

F-39

The expected future amortization expense for capitalized software development costs as of December 31, 2022, is as follows:

Year ending	Amortization
2023	2,315
2024	2,370
2025	1,437
2026	54
Total amortization	$6,176

Option to Acquire Primary Contractor

In August 2021, the Company entered into a term sheet that provided the Company the option to purchase the Primary Contractor provided certain conditions are met. In November 2021, the Company exercised this option. The Company and the Primary Contractor subsequently reached an agreement-in-principle on the terms for the Company’s acquisition of the Primary Contractor, the final consummation of which is subject to the execution of a share purchase agreement (the “SPA”) and the completion of an audit of the Primary Contractor that is satisfactory to the Company (the “Primary Contractor Audit”), as well as the fulfillment by the Primary Contractor of certain other conditions set forth in the term sheet. The term sheet stipulates that if the Company had entered into the SPA and the Primary Contractor had the Primary Contractor Audit successfully completed prior to May 15, 2022 (or a subsequent mutually agreed upon date) and the Company thereafter determines not to consummate the acquisition of the Primary Contractor, the Company would have been liable for a $1,000 break-up fee payable to the Primary Contractor. However, as of May 15, 2022, the SPA had not been executed and the Primary Contractor Audit was not completed. The parties are still working together and in discussions regarding the transaction. Based on the term sheet, the purchase price for the Primary Contractor would have been $12,000, which could be paid in cash and/or stock, although the final terms of the acquisition if pursued will be set forth in the final executed SPA. There can be no assurance that the acquisition will be completed on the terms set forth in the term sheet or at all.

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2022 and 2021:

	As of December 31,
	2022	2021

Computers	$47	$29
Furniture and fixture	61	75
Machinery and equipment	50	49
Leasehold improvement	1,024	1,058
Total property and equipment	1,182	1,211
Accumulated depreciation	(645)	(509)
Total property and equipment, net	$537	$702

Depreciation expense amounted to $177 and $181 for the years ended December 31, 2022 and 2021, respectively.

F-40

5.	GOODWILL AND INTANGIBLE ASSETS

Goodwill

The changes in the carrying amount of goodwill are as follows:

	As of December 31,
	2022	2021

Beginning balance	$19,764	$20,060

Changes:
Impairment loss	(10,183)	-
Adjustment to provisional goodwill	-	(296)

Ending balance	$9,581	$19,764

In December 2022, after performing the quantitative impairment test in accordance with ASC 350-20-35-3C, the Company determined that goodwill was impaired by $10,183. The Company did not record any impairment charges for the year ended December 31, 2021.

In September 2021, the Company finalized the purchase price allocation of SoloFire which the Company acquired in September 2020. As a result, the Company adjusted $296 from goodwill to finite-lived intangible assets.

Intangible assets

Intangible assets, net consisted of the following:

	As of December 31,
	2022	2021

Amortizable finite-lived intangible assets	$1,499	$7,317
Accumulated amortization	(666)	(3,806)
Finite-lived intangible assets, net	833	3,511

Indefinite-lived intangible assets	-	442

Intangible assets, net	$833	$3,953

Amortizable finite-lived intangible assets are being amortized over a period of three to five years. In December 2022, the Company recorded an impairment loss on amortizable finite-lived and indefinite-lived intangible assets of $1,340, net of accumulated amortization of $4,560 and $442, respectively. No impairment loss was recorded for the year ended December 31, 2021.

During the years ended December 31, 2022 and 2021, the Company recorded amortization expense of $1,420 and $1,496, respectively.

The expected future amortization expense for amortizable finite-lived intangible assets as of December 31, 2022, is as follows:

Year ending	Amortization
2023	311
2024	308
2025	214
Total amortization	$833

F-41

6.	OPERATING LEASES

The Company leases warehouse and corporate office space under certain operating lease agreements. The Company determines if an arrangement is a lease at inception. Lease assets are presented as operating lease ROU assets and the related liabilities are presented as operating lease liabilities in the consolidated balance sheets pursuant to ASC 842, Leases.

Operating ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in lease arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives.

On January 3, 2022, the Company terminated the lease agreements relating to its office and warehouse leases in American Fork, Utah. In accordance with ASC 842, the Company derecognized the ROU assets of $543 and the corresponding lease liabilities of $521, resulting in a loss on lease termination of $22.

On April 26, 2022, the Company entered into an office space sub-lease agreement. The agreement requires payments of $12 per month for an initial term of eighteen months, which increases by 3% per annum after twelve months. In accordance with ASC 842, the Company recognized a ROU asset and the related lease liability of $212 on the commencement date of the lease.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

	Years Ended December 31,
	2022	2021
Lease cost
Operating lease cost (included in general and administrative expenses in the Company’s statement of operations)	$496	$598

Other information
Cash paid for amounts included in the measurement of lease liabilities	$608	$667
Weighted average remaining lease term – operating leases (in years)	3.85	4.34
Weighted average discount rate – operating leases	4.2%	4.0%

	As of December 31,
	2022	2021
Operating leases
ROU assets	$1,473	$2,177

Short-term operating lease liabilities	$476	$592
Long-term operating lease liabilities	1,581	2,299
Total operating lease liabilities	$2,057	$2,891

Year ending	Operating Leases
2023	583
2024	472
2025	484
2026 and thereafter	705
Total lease payments	2,244
Less: Imputed interest/present value discount	(187)
Present value of lease liabilities	$2,057

F-42

7.	ACCRUED OFFICERS’ COMPENSATION

Accrued officers’ compensation consists primarily of unpaid salaries and bonuses for the Company’s Chief Executive Officer, who is also the owner of approximately 5.4% of the Company’s outstanding shares of common stock as of December 31, 2022.

As of December 31, 2022, and 2021, accrued officers’ compensation amounted to $764 and $1,209, respectively.

8.	ADVANCES ON FUTURE RECEIPTS

The Company has the following advances on future receipts as of December 31, 2022:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2022	Balance at December 31, 2021

Note 1	October 29, 2021	April 28, 2022	5%	$2,120	$-	$1,299
Note 2	October 29, 2021	July 25, 2022	28%	3,808	-	2,993
Note 3	December 23, 2021	June 22, 2022	5%	689	-	689
Note 4	August 25, 2022	May 11, 2023	26%	3,400	1,782	-
Note 5	October 25, 2022	April 26, 2023	30%	322	207	-
Total				$10,339	1,989	4,981
Debt discount					(311)	(800)
Debt issuance costs					(37)	-
Net					$1,641	$4,181

Note 1

On October 29, 2021, the Company received secured advances from an unaffiliated third party totaling $2,015 for the purchase of future receipts/revenues of $2,120. During the year ended December 31, 2022, the Company paid $1,270 and amortized $41 of the debt discount. The note was paid in full on April 28, 2022.

Note 2

On October 29, 2021, the Company received secured advances from an unaffiliated third party totaling $2,744 for the purchase of future receipts/revenues of $3,808. During the year ended December 31, 2022, the Company paid $2,993 and amortized $694 of the debt discount. The note was paid in full on August 17, 2022.

Note 3

On December 23, 2021, the Company received secured advances from an unaffiliated third party totaling $651 for the purchase of future receipts/revenues of $689. During the year ended December 31, 2022, the Company paid $689 and amortized $36 of the debt discount. The note was paid in full on June 22, 2022.

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Note 4

On August 25, 2022, the Company received secured advances from an unaffiliated third party totaling $2,500 for the purchase of future receipts/revenues of $3,400, resulting in a debt discount of $900. The Company also paid $100 of debt issuance costs. The debt discount and debt issuance costs will be amortized over the term of the secured advance using the effective interest rate method. During the year ended December 31, 2022, the Company paid $1,618 and amortized $633 and $70 of the debt discount and debt issuance costs, respectively. As of December 31, 2022, the outstanding balance of the note was $1,782 and the unamortized balance of the debt discount and debt issuance costs were $267 and $30, respectively. On February 16, 2023, the Company agreed to extend the payment of the note over a period of 10 months, reducing the repayment by approximately 50%. See Note 17 – Subsequent Events.

Note 5

On October 25, 2022, the Company received secured advances from an unaffiliated third party totaling $225 for the purchase of future receipts/revenues of $322, resulting in a debt discount of $97. The Company also paid $16 of debt issuance costs. The debt discount and debt issuance costs will be amortized over the term of the secured advance using the effective interest rate method. During the year ended December 31, 2022, the Company paid $115 and amortized $53 and $9 of the debt discount and debt issuance costs, respectively. As of December 31, 2022, the outstanding balance of the note was $207 and the unamortized balance of the debt discount and debt issuance costs were $44 and $7, respectively. On February 16, 2023, the Company modified the payment terms of the note, reducing the payments by approximately 50%. See Note 17 – Subsequent Events.

9.	CONVERTIBLE NOTES PAYABLE AND NOTES PAYABLE

The Company has the following outstanding notes payable as of December 31, 2022 and 2021:

Note	Issuance Date	Maturity Date	Interest Rate	Original Borrowing	Balance at December 31, 2022	Balance at December 31, 2021
Related party convertible note payable (A)	December 1, 2015	April 1, 2023	12.0%	$1,249	$725	$725
Related party convertible note payable (B)	April 4, 2016	June 4, 2021	12.0%	343	40	40
Note payable (C)	May 15, 2020	May 15, 2050	3.75%	$150	150	150
Convertible Notes Due 2023 (D)	January 12, 2022	January 12, 2023	6.0%	6,300	1,350	-
Promissory note payable (E)	November 7, 2022	May 7, 2024	9.0%	5,470	5,470	-
Debt discount					(408)	-
Debt issuance costs					(309)	-
Total notes payable					7,018	915
Non-current					(1,215)	(875)
Current					$5,803	$40

F-44

(A)	On December 1, 2015, the Company issued a convertible note payable to Mr. Cutaia, the Company’s Chief Executive Officer and a director, to consolidate all loans and advances made by Mr. Cutaia to the Company as of that date. On May 19, 2021, the Company amended the note to allow for conversion of the note at any time at the discretion of the holder at a fixed conversion price of $1.03, which was the closing price of the common stock on the amendment date. On May 12, 2022, the maturity date of the note was extended to April 1, 2023. As of December 31, 2022, and 2021, the outstanding balance under the note was $811 and $725, respectively.

(B)	On April 4, 2016, the Company issued a convertible note payable to Mr. Cutaia, in the amount of $343, to consolidate all advances made by Mr. Cutaia to the Company during the period December 2015 through March 2016. On May 19, 2021, the Company amended the note to allow for conversion of the note at any time at the discretion of the holder at a fixed conversion price of $1.03, which was the closing price of the common stock on the amendment date. As of December 31, 2022 and 2021, the outstanding balance under the note was $45 and $40, respectively.

(C)	On May 15, 2020, the Company executed an unsecured loan with the SBA under the Economic Injury Disaster Loan program in the amount of $150. Installment payments, including principal and interest, began on October 26, 2022. In September 2022, the SBA approved an additional loan of $350. As of April 17, 2023, the Company has not received these funds. As of December 31, 2022, and 2021, the outstanding balance under the note was $150.

(D)

On January 12, 2022, the Company entered into a securities purchase agreement (the “January Note Purchase Agreement”) with three institutional investors (collectively, the “January Note Holders”) providing for the sale and issuance of an aggregate original principal amount of $6,300 in convertible notes due January 2023 (each, a “Note,” and, collectively, the “Notes,” and such financing, the “January Note Offering”). The Company and the January Note Holders also entered into a security agreement, dated January 12, 2022, in connection with the January Note Offering, pursuant to which the Company granted a security interest to the January Note Holders in substantially all of its assets. The January Note Purchase Agreement prohibits the Company from entering into an agreement to effect any issuance of common stock involving a Variable Rate Transaction (as defined therein) during the term of the agreement, subject to certain exceptions set forth therein. The January Note Purchase Agreement also gives the January Note Holders the right to require the Company to use up to 15% of the gross proceeds raised from future debt or equity financings to redeem the Notes, which redemptions have been elected by the January Note Holders. There are no financial covenants related to these notes payable.

The Company received $6,000 in gross proceeds from the sale of the Notes. The Notes bear interest of 6.0% per annum, have an original issue discount of 5.0%, mature 12 months from the closing date, and have an initial conversion price of $3.00, subject to adjustment in certain circumstances as set forth in the Notes.

In connection with the January Note Offering, the Company paid $461 of debt issuance costs. The debt issuance costs and the debt discount of $300 are being amortized over the term of the Notes using the effective interest rate method. During the year ended December 31, 2022, the Company amortized $294 of debt discount and $451 of debt issuance costs. As of December 31, 2022, the amount of unamortized debt discount and debt issuance costs was $6 and $10, respectively.

As of December 31, 2022 and 2021, the outstanding balance of the Notes amounted to $1,350 and $0, respectively. During the year ended December 31, 2022, the Company repaid $4,950 in principal payments and $357 of accrued interest to January Note Holders pursuant to the terms of the Notes.

On January 26, 2023, the Company repaid in full all outstanding obligations under the January Note Offering dated January 12, 2022. See Note 17 - Subsequent Events.

F-45

(E)

On November 7, 2022, the Company entered into a note purchase agreement (the “November Note Purchase Agreement”) and promissory note with an institutional investor (the “November Note Holder”) providing for the sale and issuance of an unsecured, non-convertible promissory note in the original principal amount of $5,470, which has an original issue discount of $470, resulting in gross proceeds to the Company of approximately $5,000 (the “November Note,” and such financing, the “November Note Offering”). The November Note matures eighteen months following the date of issuance. Commencing six months from the date of issuance, the Company is required to make monthly cash redemption payments in an amount not to exceed $600. The November Note may be repaid in whole or in part prior to the maturity date for a 10% premium. The November Note requires the Company to use up to 20% of the gross proceeds raised from future equity or debt financings, or the sale of any subsidiary or material asset, to prepay the November Note, subject to a $2,000 cap on the aggregate prepayment amount. Until all obligations under the November Note have been paid in full, the Company is not permitted to grant a security interest in any of its assets, or to issue securities convertible into shares of common stock, subject in each case to certain exceptions. verbMarketplace, LLC entered into a guaranty, dated November 7, 2022, in connection with the November Note Offering, pursuant to which it guaranteed the obligations of the Company under the November Note in exchange for receiving a portion of the loan proceeds.

In connection with the November Note Offering, the Company incurred $335 of debt issuance costs. The debt issuance costs and the debt discount of $450 are being amortized over the term of the November Notes using the effective interest rate method. As of December 31, 2022, the amount of unamortized debt discount and debt issuance costs was $402 and $299, respectively.

As of December 31, 2022, the outstanding balance of the November Notes amounted to $5,470. See Note 17, Subsequent Events.

The following table provides a breakdown of interest expense for the periods presented:

	Years Ended December 31,
	2022	2021

Interest expense – amortization of debt discount	$1,799	$2,461
Interest expense – amortization of debt issuance costs	566	-
Interest expense – other	582	114

Total interest expense	$2,947	$2,575

Total interest expense for notes payable to related parties (see Notes A and B above) was $91 and $111 for the years ended December 31, 2022 and 2021, respectively. The Company paid $0 and $135 in interest to related parties for the years ended December 31, 2022 and 2021, respectively.

10.	DERIVATIVE LIABILITY

Under authoritative guidance used by the FASB on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock, instruments that do not have fixed settlement provisions are deemed to be derivative instruments. In prior years, the Company granted certain warrants that included a fundamental transaction provision that could give rise to an obligation to pay cash to the warrant holder. As a result, the fundamental transaction clause of these warrants is accounted for as a derivative liability in accordance with ASC 815 and are being re-measured every reporting period with the change in value reported in the Company’s consolidated statements of operations.

F-46

The derivative liabilities were valued using a Binomial pricing model with the following assumptions:

	As of December 31,
	2022	2021
Stock Price	$0.16	$1.24
Exercise Price	$0.34	$1.11
Expected Life	1.98	2.97
Volatility	107%	119%
Dividend Yield	0%	0%
Risk-Free Interest Rate	4.41%	0.97%
Total Fair Value	$222	$3,155

The expected life of the warrants was based on the remaining contractual term of the instruments. The Company uses the historical volatility of its common stock to estimate the future volatility for its common stock. The expected dividend yield was based on the fact that the Company has not paid dividends in the past and does not expect to pay dividends in the future. The risk-free interest rate was based on rates established by the Federal Reserve Bank.

During the year ended December 31, 2022, the Company recorded other income of $2,933 to account for the decrease in the fair value of these derivative liabilities. As of December 31, 2022, the balance of derivative liabilities was $222.

During the year ended December 31, 2021, the Company recorded other income of $598 to account for the decrease in the fair value of derivative liabilities. In addition, the Company recorded a decrease in derivative liability of $4,513 related to derivative liabilities that were extinguished due to the exercise of 1,829,190 warrants and the forfeiture of 33,334 warrants. The extinguishment was accounted for as an increase to equity. As of December 31, 2021, the balance of derivative liabilities was $3,155.

The details of derivative liability transactions for the year ended December 31, 2022 and 2021 are as follows:

	Years Ended December 31,
	2022	2021
Beginning balance	$3,155	$8,266
Change in fair value	(2,933)	(598)
Extinguishment	-	(4,513)
Ending balance	$222	$3,155

11.	COMMON STOCK

The Company’s common stock activity for the year ended December 31, 2022 was as follows:

Shares Issued as Part of Equity Line of Credit

On January 12, 2022, the Company entered into a common stock purchase agreement (the “January Purchase Agreement”) with Tumim Stone Capital LLC (the “Investor”). Pursuant to the agreement, the Company has the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, up to $50,000 of newly issued shares (the “Total Commitment”) of the Company’s common stock, par value $0.0001 per share (the “common stock”) from time to time during the term of the agreement, subject to certain limitations and conditions. During the year ended December 31, 2022, the Company issued 11,096,683 shares of common stock pursuant to the January Purchase Agreement, which resulted in proceeds of $9,836, net of offering costs of $197. In addition, the Company issued 607,287 shares of common stock as a commitment fee in connection with the consummation of the transactions contemplated by the January Purchase Agreement. The Company terminated the equity line of credit agreement on January 26, 2023. See Note 17 – Subsequent Events.

F-47

Shares Issued as Part of Registered Direct Offering

On April 20, 2022, the Company entered into a securities purchase agreement, which provides for the sale and issuance by the Company of an aggregate of (i) 14,666,667 shares of common stock, and (ii) warrants to purchase 14,666,667 shares of the common stock at an exercise price of $0.75 per share, for aggregate gross proceeds of $11,000 before deducting placement agent commissions and other offering expenses (the “April Registered Direct Offering”). As a result of this transaction, certain of the Company’s Series A warrants which previously had exercise prices ranging from $1.10 to $2.10 per share had the exercise prices reduced to $0.75 per share. On April 20, 2022, the Company issued 14,666,667 shares of common stock as part of the April Registered Direct Offering, which resulted in proceeds of $10,242, net of offering costs of $758. The Company used a portion of the proceeds from the April Registered Direct Offering to repay $1,650 in principal amount of the January Note Purchase Agreement dated January 12, 2022.

Shares Issued as Part of Public Offering

On October 25, 2022, the Company entered into a securities purchase agreement (the “October Purchase Agreement”), which provides for the sale and issuance by the Company of an aggregate of (i) 12,500,000 shares of common stock, at a purchase price of $0.32 per share, and (ii) warrants to purchase 12,500,000 shares of the common stock at an exercise price of $0.34 per share, for aggregate gross proceeds of $4,000 before deducting placement agent commissions and other offering expenses (the “October Registered Direct Offering”). As a result of this transaction, certain warrants which previously had an exercise price of $0.75 per share, had the exercise price reduced to $0.34 per share. Further, in connection with the October Purchase Agreement, the Company is restricted from (i) issuing or filing any registration statement to offer the sale of any common stock or securities convertible into or exercisable for shares of common stock until 75 days after the date thereof; and (ii) entering into an agreement to effect any issuance of common stock involving a Variable Rate Transaction (as defined therein) during the term of the agreement, subject to certain exceptions set forth therein. On October 25, 2022, the Company issued 12,500,000 shares of common stock pursuant to the October Purchase Agreement, which resulted in proceeds of $3,601, net of offering costs of $399.

Shares Issued as Part of ATM Agreement

During the year ended December 31, 2022, the Company issued 948,641 shares of common stock pursuant to an at-the-market issuance sales agreement, which resulted in proceeds of $377, net of offering costs of $28.

Shares Issued for Services

During the year ended December 31, 2022, the Company issued 2,166,711 shares of common stock to certain employees and vendors for services rendered and to be rendered with an aggregate grant date fair value of $1,561. These shares of common stock were valued based on the closing price of the Company’s common stock on the date of the issuance or the date the Company entered into the agreement related to the issuance.

Shares Issued to Settle Accrued Expenses

On February 14, 2022, the Company issued 227,136 shares of common stock to the Company’s former Chief Financial Officer as part of a separation agreement, with an aggregate grant date fair value of $277 based on the closing price of the Company’s common stock on the date of issuance.

On May 19, 2022, the Company issued 189,394 shares of common stock to the Company’s Chief Executive Officer in lieu of the cash payment of a bonus accrued in a prior year, with an aggregate grant date fair value of $100 based on the closing price of the Company’s common stock on the date of issuance.

During the year ended December 31, 2022, the Company issued 105,894 shares of common stock with a fair value of $88 to other employees and former employees to settle certain unpaid amounts due them.

F-48

Shares Issued for Vested Restricted Stock Units

During the year ended December 31, 2022, the Company issued 475,700, 516,258, and 367,520 shares of common stock to certain officers, employees and directors, respectively, associated with the vesting of restricted stock units. These issuances include 598,336 shares of common stock issued as part of the Cost Savings Plan.

Shares Returned and Replaced

On November 17, 2022, certain officers and directors returned 422,898 shares of common stock that had previously been issued during the year in exchange for stock options in the Company. The aggregate fair value of this exchange was $39.

The Company’s common stock activity for the year ended December 31, 2021 was as follows:

Shares Issued as Part of Public Offering

On March 15, 2021, the Company completed a registered direct offering with institutional investors and sold 9,375,000 shares of common stock at a price of $1.60 per share, which resulted in aggregate net proceeds of $14,129. Included in the $14,129 is a refund of $144 from the underwriter.

Shares Issued as Part of ATM Agreement

In August 2021 and November 2021, the Company entered into two separate at-the-market issuance sales agreements (the “August 2021 ATM” and the “November 2021 ATM”, respectively) with Truist Securities, Inc., pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-252167). The August 2021 ATM was terminated in October 2021. In January 2022, the aggregate offering price of the shares of the Company’s common stock that may be sold under the November 2021 ATM was reduced from $30,000 to $7,300. The August 2021 and November 2021 ATM offerings are a follow-on offering of securities utilized by the Company in order to raise capital over a period of time. In an ATM offering, the Company sells newly issued shares into the trading market through our designated sales agent at prevailing market prices. During the year ended December 31, 2021, the Company received net proceeds of $7,937.

Shares Issued for Services

During the year ended December 31, 2021, the Company granted 1,546,599 shares of common stock to certain employees and vendors for services rendered and to be rendered with an aggregate fair value of $2,541. The shares of common stock were valued based on the market value of the Company’s common stock price at the issuance date or the date the Company entered into the agreement related to the issuance and is being amortized over its vesting term. The Company recorded stock compensation expense of $2,438 and issued 1,344,499 shares of common stock to account for common shares vested. In addition, 112,100 shares granted to employees that vested were returned to the Company in exchange for the Company paying the corresponding income and payroll taxes of the employees amounting to $139. The Company accounted for the return of the 112,100 shares and the payment of $139 for income and payroll taxes paid on behalf of the employees as a reduction in additional paid-in capital. Accordingly, the net increase to additional paid-in capital related to shares issued for services in 2021 is $2,188.

Shares Issued from Conversion of Note Payable – Related Party

During the year ended December 31, 2021, the Company issued 194,175 shares of common stock upon a partial conversion of a note payable due to the Company’s Chief Executive Officer totaling $200. The conversion price was $1.03, which was the closing price of the Company’s common stock on the day of conversion.

Shares Issued for Settlement of Accounts Payable and Accrued Expense

During the year ended December 31, 2021, the Company issued 192,678 shares of common stock to employees as settlement of $303 of previously recorded accrued payroll as of December 31, 2020. These shares of common stock were valued based on the market value of the Company’s common stock price at the issuance date and approximates the carrying value of the accrued payroll.

F-49

During the year ended December 31, 2021, the Company issued 10,500 shares of its restricted common stock to a vendor for conversion of $19 of accounts payable. Such issuance of securities was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Shares Issued for Settlement of Litigation

During the year ended December 31, 2021, the Company issued 600,000 shares to EMA Financial to settle a litigation. The fair market value of the shares issued was based on the closing price of Company’s stock on the day of settlement which amounted to $678. As of the settlement date the Company had previously accrued $585 and as a result the Company recorded an additional $93 in general and administrative expenses to account for the difference between the fair value of the common shares issued and amount accrued at December 31, 2020.

12.	RESTRICTED STOCK UNITS

A summary of restricted stock unit activity for the years ended December 31, 2022 and 2021, is presented below:

		Weighted-
		Average
		Grant Date
	Shares	Fair Value

Non-vested at January 1, 2021	2,185,946	$1.17
Granted	813,265	1.69
Vested/ deemed vested	(1,177,378)	1.15
Forfeited and other	-	-
Non-vested at December 31, 2021	1,821,833	$1.41
Granted	3,727,638	0.56
Vested/deemed vested	(1,359,478)	0.94
Forfeited and other	(594,449)	1.31
Non-vested at December 31, 2022	3,595,544	$0.73

During the year ended December 31, 2022, the Company granted 3,727,638 restricted stock units to certain officers, employees and directors. The restricted stock units vest on various dates from January 2023 through March 2026. These restricted stock units were valued based on the closing price of the Company’s common stock on the respective dates of issuance and had an aggregate grant date fair value of $2,088, which is being amortized as share-based compensation expense over the respective vesting terms.

On November 17, 2022, the board of directors approved the Cost Savings Plan in which certain directors and senior level management agreed to accept a 25% reduction in cash compensation over a four-month period commencing December 1, 2022 in exchange for shares of common stock. The shares were granted pursuant to agreements entered into effective November 17, 2022. The shares vest monthly, at the end of each month, over the four-month period, ending on March 31, 2023. On November 17, 2022, a total of 2,393,368 shares of restricted stock with a fair value of $527 was granted pursuant to the Cost Savings Plan. The total shares of restricted stock include 560,598 granted to officers and 132,572 granted to directors.

The total fair value of restricted stock units that vested during the year ended December 31, 2022 was $1,273. As of December 31, 2022, the remaining share-based compensation expense associated with previously issued restricted stock units was $1,781 which will be recognized in future periods as the units vest. When calculating basic net loss per share, these shares are included in weighted average common shares outstanding from the time they vest.

During the year ended December 31, 2021, the Company granted 813,265 restricted stock units to officers and directors. The restricted stock units vest starting on grant date through January 2024. These restricted stock units were valued based on the closing price of the Company’s common stock on the respective dates of issuance and had aggregate grant date fair value of $1,374.

F-50

The total fair value of restricted stock units that vested during the year ended December 31, 2021 was $1,626. As of December 31, 2021, the remaining share-based compensation expense associated with previously issued restricted stock units was $1,691 which was amortized over the remaining vesting periods.

13.	STOCK OPTIONS

A summary of option activity for the years ended December 31, 2022 and 2021 are presented below.

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value

Outstanding at January 1, 2021	6,031,775	$1.55	2.68	$1,932
Granted	2,494,333	1.71	-	-
Forfeited	(2,374,405)	2.68	-	-
Exercised	(747,480)	2.03	-	-
Outstanding at December 31, 2021	5,404,223	1.72	2.24	107
Granted	3,774,965	0.83	-	-
Forfeited	(3,285,103)	1.66	-	-
Exercised	(332,730)	1.13	-	-
Outstanding at December 31, 2022	5,561,355	$1.30	3.37	$-

Vested December 31, 2022	2,985,167	$1.03		$-

Exercisable at December 31, 2022	2,611,723	$1.57		$-

As of December 31, 2022, the intrinsic value of the outstanding options was $0.

During the year ended December 31, 2022, the Company granted stock options to certain employees and consultants to purchase a total of 3,774,965 shares of common stock for services rendered or to be rendered. The options have an average exercise price of $0.83 per share, terms between one and five years, and vest between zero and four years from the respective grant dates. The total grant date fair value of these options was approximately $2,778 using the Black-Scholes option pricing model. The total share-based compensation expense recognized relating to the vesting of stock options for the year ended December 31, 2022 was $1,652. As of December 31, 2022, the remaining share-based compensation expense associated with previously issued stock options was $1,532, which will be recognized in future periods as the options vest. The granted stock options include 235,848 for its Chief Executive Officer and 508,290 for directors associated with the return of previously issued stock in exchange for stock options. 227,272 stock options were granted to directors as part of the Cost Savings Plan.

During the year ended December 31, 2022, a total of 332,730 stock options were exercised. As a result of the exercise of the option, the Company issued 332,730 shares of common stock and received cash of $377.

During the year ended December 31, 2021, the Company granted stock options to employees and consultants to purchase a total of 2,494,333 shares of common stock for services rendered. The options have an average exercise price of $1.71 per share, expire between zero and five years, vesting from zero and four years from grant date. The total fair value of these options at grant date was approximately $3,927, determined using the Black-Scholes option pricing model. The total stock compensation expense recognized relating to the vesting of stock options for the year ended December 31, 2021 amounted to $1,596. As of December 31, 2021, the total unrecognized share-based compensation expense was $2,591, which is expected to be recognized as part of operating expense through December 2025.

F-51

The grant date fair value of option awards is estimated using the Black-Scholes option pricing model based on the following assumptions:

Years Ended December 31,
	2022	2021

Risk free interest rate	1.24% - 4.27%	0.17% - 1.26%
Average expected term	5 years	1 to 5 years
Expected volatility	141 - 150%	230 – 271%
Expected dividend yield	-	-
Forfeiture rate	44.23 – 53.47%	25.56 – 39.66%

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of measurement corresponding with the expected term of the share option award; the expected term represents the weighted-average period of time that option awards are expected to be outstanding giving consideration to vesting schedules and historical participant exercise behavior; the expected volatility is based upon historical volatility of the Company’s common stock; and the expected dividend yield is based on the fact that the Company has not paid dividends in the past and does not expect to pay dividends in the future.

14.	STOCK WARRANTS

The Company has the following warrants as of December 31, 2022 and 2021 are presented below:

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Warrants	Price	Life (Years)	Value

Outstanding at January 1, 2021	13,351,251	$2.48	3.38	$3,022
Granted	138,889	2.61	-	-
Forfeited	(220,011)	6.25	-	-
Exercised	(2,285,389)	1.25	-	-
Outstanding at December 31, 2021	10,984,740	2.67	2.38	507
Granted	27,166,667	0.34	4.82	-
Forfeited	(46,666)	0.34	-	-
Exercised	-	-	-	-
Outstanding at December 31, 2022	38,104,741	$0.94	3.56	$-

In connection with the April Registered Direct Offering on April 20, 2022, the Company issued 14,666,667 warrants to purchase common stock with a vesting period of six months and an exercise price of $0.75. As a result, 3,704,826 warrants, with exercise prices ranging from $1.10 to $2.10 per share, had the exercise prices reduced to $0.75 per share. The change in fair value of such warrants as a result of the new exercise price is approximately $200 and the Company accounted for this change as part of the change in fair value of derivative liability (see Note 10).

Further, as a result of the October Purchase Agreement, certain warrants which previously had an exercise price of $0.75 per share had the exercise price reduced to $0.34 per share, which resulted in the Company recognizing a deemed dividend of $246 (see Note 11). As of December 31, 2022, the intrinsic value of the outstanding warrants was $0.

F-52

On January 24, 2023, the Company entered into an underwriting agreement with Aegis relating to the January 2023 offering, issuance and sale of 36,051,000 shares of the Company’s common stock at a public offering price of $0.20 per share. As a result of this transaction, certain warrants which previously had an exercise price of $0.34 per share, had the exercise price reduced to $0.20 per share. See Note 17 – Subsequent Events.

During the year ended December 31, 2021, the Company granted 138,889 warrants to an officer. The warrants are fully vested upon grant, have an exercise price of $2.61 per share, expire in 3 years with an estimated fair value of $363.

During the year ended December 31, 2021, a total of 2,285,389 warrants were exercised into 2,254,411 shares of common stock at a weighted average exercise price of $1.25. The Company received cash of $2,784 upon exercise of the warrants.

15.	INCOME TAXES

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	Years Ended December 31,
	2022	2021
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal benefit	6.9%	6.9%
Non-deductible items	1.0%	1.0%
Impairment loss	(6.7)%	-
Change in valuation allowance	(22.2)%	(28.9)%
Effective income tax rate	0.0%	0.0%

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	Years Ended December 31,
	2022	2021
Net operating loss carry-forwards	$24,500	$20,950
Share based compensation	(322)	(422)
Non-cash interest and financing expenses	(344)	(358)
Other temporary differences	(388)	(388)
Less: Valuation allowance	(23,446)	(19,782)
Deferred tax assets, net	$-	$-

ASC 740 requires that the tax benefit of net operating loss carry-forwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry forward period. Because of the Company’s recent history of operating losses, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a 100% valuation allowance against the asset amounts.

Any uncertain tax positions would be related to tax years that remain open and subject to examination by the relevant tax authorities. The Company has no liabilities related to uncertain tax positions or unrecognized benefits for the years ended December 31, 2022 and 2021.

F-53

As of December 31, 2022 and 2021, the Company had federal net operating loss carry-forwards of approximately $98.1 million and $79.2 million, respectively, and state net operating loss carry-forwards of approximately $95.8 million and $76.9 million, respectively, which may be available to offset future taxable income for tax purposes. These net operating loss carry-forwards begin to expire in 2034. This carry-forward may be limited upon the ownership change under IRS Section 382. IRS Section 382 places limitations (the “Section 382 Limitation”) on the amount of taxable income which can be offset by net operating loss carry-forwards after a change in control (generally greater than 50% change in ownership) of a loss corporation. Generally, after a change in control, a loss corporation cannot deduct operating loss carry-forwards in excess of the Section 382 Limitation. Due to these “change in ownership” provisions, utilization of the net operating loss may be subject to an annual limitation regarding their utilization against taxable income in future periods. The Company has not concluded its analysis of Section 382 through December 31, 2022 but believes the provisions will not limit the availability of losses to offset future income.

The Company is subject to income taxes in the U.S. federal jurisdiction and the state of Nevada. The tax regulations within each jurisdiction are subject to interpretation of related tax laws and regulations and require significant judgment to apply. As of December 31, 2022, tax years 2016 through 2021 remain open for IRS audit. The Company has received no notice of audit from the IRS for any of the open tax years.

16.	COMMITMENTS AND CONTINGENCIES

Litigation

a. Former Employee

The Company is currently in a dispute with a former employee of its predecessor bBooth, Inc. who has interposed a breach of contract claim in which he alleges that he is entitled to approximately $300 in unpaid bonus compensation from 2015. This former employee filed his complaint in the Superior Court of California for the County of Los Angeles on November 20, 2019, styled Meyerson v. Verb Technology Company, Inc., et al. (Case No. 19STCV41816). The Company does not believe the former employee’s claims have any merit as they are contradicted by documentary evidence, and barred by the applicable statute of limitations, and barred by a release. On February 9, 2021, the former employee’s counsel filed a motion for summary judgment, or in the alternative, summary adjudication against the Company. On October 13, 2021, the court issued an order (i) denying the former employee’s motion for summary judgment, (ii) partly granting the former employee’s motion for summary adjudication, and (iii) partly denying the former employee’s motion for summary adjudication. The court has set a trial date of August 28, 2023. The Company believes the resolution of this matter will not have a material adverse effect on the Company or its operations.

b. Legal Malpractice Action

The Company is currently in a dispute with Baker Hostetler LLP (“BH”) relating to corporate legal services provided by BH to the Company. The Company filed its complaint in the Superior Court of California for the County of Los Angeles on May 17, 2021, styled Verb Technology Company, Inc. v. Baker Hostetler LLP, et al. (Case No. 21STCV18387). The Company’s complaint arises from BH’s alleged legal malpractice, breach of fiduciary duties owed to the Company, breach of contract, and violations of California’s Business and Professions Code Section 17200 et seq. The Company is seeking, amongst other things, compensatory damages from BH. On October 5, 2021, BH filed a cross-complaint against the Company alleging, amongst other things, that the Company owes it approximately $915 in legal fees. The Company disputes owing this amount to BH. The Company believes that the resolution of these matters will not have a material adverse effect on the Company or its operations. On March 1, 2023, BH and the Company entered into an out of court settlement and the Company agreed to pay $25 on execution of the settlement agreement and $6.25 per month over a period of 12 months with a total settlement amount of $100. The total settlement amount was accrued by the Company as of December 31, 2022. See Note 17 – Subsequent Events.

c. Dispute with Warrant Holder

The Company is currently in a dispute with Iroquois Capital Investment Group LLC and Iroquois Master Fund, Ltd (collectively, “Iroquois”) relating to a securities purchase agreement (the “SPA”) entered between the Company, Iroquois and certain other investors. The Company filed a complaint in the Supreme Court of New York for the County of New York on April 6, 2022, styled Verb Technology Company, Inc. v. Iroquois Capital Investment Group LLC, et al. (Index No. 651708/2022). The Company’s complaint seeks a judicial declaration of its duties and obligations under the SPA. On May 5, 2022, Iroquois filed counterclaims against the Company for declaratory relief, breach of contract, and breach of the implied covenant of good faith and fair dealing relating to the SPA. Iroquois alleges damages of $1,500. The Company disputes Iroquois’ counterclaims and damages allegations. The Company intends to vigorously pursue its claims and to vigorously defend itself against the counterclaims. The Company believes that the resolution of these matters will not have a material adverse effect on the Company or its operations.

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From time to time, the Company is involved in various other legal proceedings, disputes or claims arising from or related to the normal course of its business activities. Although the results of legal proceedings, disputes and other claims cannot be predicted with certainty, the Company believes it is not currently a party to any other legal proceedings, disputes or claims which, if determined adversely to the Company, would, individually or taken together, have a material adverse effect on the Company’s business, operating results, financial condition or cash flows. However, regardless of the merit of the claims raised or the outcome, legal proceedings may have an adverse impact on the Company as a result of defense and settlement costs, diversion of management time and resources, and other factors.

Board of Directors

The Company has committed an aggregate of $475 in board fees to its five board members over the term of their appointment for services to be rendered. Board fees are accrued and paid monthly. The members will serve on the board until the annual meeting for the year in which their term expires or until their successors has been elected and qualified.

On November 17, 2022, the board of directors approved a cost savings plan to improve the Company’s liquidity and preserve cash for operations. In connection with the cost savings plan, the board agreed to accept a 25% reduction in cash compensation over a four-month period. In consideration of the reduction in cash compensation, the board will be compensated with equity award grants.

Total board fees expensed and paid in 2022 totaled $447. As of December 31, 2022, total board fees to be recognized in 2023 amounted to $455 and will be recognized once the service has been rendered.

17.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 17, 2023, the date these consolidated financial statements were issued. There were no material events or transactions that require disclosure in the financial statements other than the items discussed below.

Equity financing

Public Offering – Common Stock

On January 24, 2023, the Company entered into an underwriting agreement with Aegis relating to the offering, issuance and sale of 36,051,000 shares of the Company’s common stock at a public offering price of $0.20 per share. The net proceeds for the offering were approximately $6,600, after deducting discounts, commissions and estimated offering expenses. As a result of this transaction, certain warrants which previously had an exercise price of $0.34 per share, had the exercise price reduced to $0.20 per share.

Termination of Equity Line of Credit Agreement

On January 26, 2023, the Company terminated the January Purchase Agreement dated January 12, 2022, which provided for the sale by the Company of up to $50,000 of newly issued shares.

Debt financing

Repayment of Convertible Notes Payable

On January 26, 2023, the Company repaid in full all outstanding obligations under the January Note Offering dated January 12, 2022.

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Modification of Advance on Future Receipts

On February 16, 2023, the Company and the lender agreed to extend the payment of the notes over a period of 10 months. As a result, monthly payments were reduced by approximately 50%.

November Notes

At a Special Meeting of Stockholders on April 10, 2023, the Company’s shareholders approved for purposes of Nasdaq Listing Rule 5635, the issuance of shares of common stock in partial or full satisfaction of the November Note. However, there is no current agreement or understanding with the November Note holder with respect to repayment of the November Note through the issuance of shares of common stock.

Settlement Agreement – Legal Malpractice Action

On March 1, 2023, BH and the Company entered into an out of court settlement and the Company agreed to pay $25 on execution of the settlement agreement and $6.25 per month over a period of 12 months with a total settlement amount of $100.

Issuance of Series B Preferred Stock

On February 17, 2023, the Company entered into a subscription agreement with Rory J. Cutaia, its Chief Executive Officer, pursuant to which the Company agreed to issue and sell one (1) share of the Company’s Series B Preferred Stock, par value $0.0001 per share, for $5 in cash.

The Certificate of Designation setting for the rights and preferences of the Series B Preferred Stock provides that the holder of the Series B Preferred Stock will have 700,000,000 votes and will vote together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to any proposal to amend the Company’s Articles of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock and to increase the number of authorized shares of common stock of the Company. The Preferred Stock will be voted, without action by the holder, on any such proposal in the same proportion, both For and Against, as the shares of common stock are voted. The Preferred Stock otherwise has no voting rights except as otherwise required by the Nevada Revised Statutes.

The Series B Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series B Preferred Stock has no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily. The holder of the Series B Preferred Stock will not be entitled to receive dividends of any kind.

The outstanding share of Series B Preferred Stock shall be redeemed in whole, but not in part, at any time (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the effectiveness of the amendment to the Certificate of Incorporation implementing a reverse stock split and the increase in authorized shares of common stock of the Company. Upon such redemption, the holder of the Preferred Stock will receive the redemption price of $5,000.00 in cash.

Issuances of Common Stock

From January to March 2023, the Company issued 1,983,689 shares of common stock to officers, employees, and board members associated with the vesting of Restricted Stock Units.

Issuances of Stock Options

From January to March 2023, the Company granted stock options to certain employees to purchase a total of 323,545 stock options for services to be rendered. The options have an average exercise price of $0.23 per share, expire in five years, and vested on the grant date. The total grant date fair value of these options was $73 based on the Black-Scholes option pricing model.

Reverse Split

At a Special Meeting of Stockholders on April 10, 2023, the stockholders of the Company approved a Certificate of Amendment to the Articles of Incorporation of the Company to increase its authorized common stock from 200,000,000 shares to 400,000,000 shares and approved the grant of discretionary authority to the board of directors of the Company to effect a reverse stock split of its outstanding shares of common stock at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-forty (1-for-40) split. As of April 17, 2023, the reverse stock split has not been approved by the board of directors.

Equity Incentive Plan

At the Special Meeting of Stockholders, the stockholders of the Company approved an amendment to the Company’s 2019 Incentive Compensation Plan to increase the number of shares authorized under the plan by 15,000,000 shares of common stock to be authorized for awards granted under the plan.

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EXHIBITS

Exhibit Number	Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith

2.1	Articles of Incorporation as filed with the Secretary of State of the State of Nevada on November 27, 2012	S-1	333-187782	3.1	04/08/2013

2.2	Amended and Restated Bylaws of Verb Technology Company, Inc.	8-K	001-38834	3.12	11/01/2019

2.3	Certificate of Change as filed with the Secretary of State of the State of Nevada on October 6, 2014	8-K	001-38834	3.3	10/22/2014

2.4	Articles of Merger as filed with the Secretary of State of the State of Nevada on October 6, 2014	8-K	001-38834	3.4	10/22/2014

2.5	Articles of Merger as filed with the Secretary of State of the State of Nevada on April 4, 2017	8-K	001-38834	3.5	04/24/2017

2.6	Certificate of Correction as filed with the Secretary of State of the State of Nevada on April 17, 2017	8-K	001-38834	3.6	04/24/2017

2.7	Certificate of Change as filed with the Secretary of State of the State of Nevada on February 1, 2019	10-K	001-38834	3.7	02/07/2019

2.8	Articles of Merger as filed with the Secretary of State of the State of Nevada on January 31, 2019	10-K	001-38834	3.8	02/07/2019

2.9	Certificate of Correction as filed with the Secretary of State of the State of Nevada on February 22, 2019	S-1/A	333-226840	3.9	03/14/2019

2.10	Articles of Merger of Sound Concepts, Inc. with and into NF Merger Sub, Inc. as filed with the Utah Division of Corporations and Commercial Code on April 12, 2019	10-Q	001-38834	3.10	05/15/2019

2.11	Statement of Merger of Verb Direct, Inc. with and into NF Acquisition Company, LLC as filed with the Utah Division of Corporations and Commercial Code on April 12, 2019	10-Q	001-38834	3.11	05/15/2019

2.12	Certificate of Withdrawal of Certificate of Designation of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on August 10, 2018	S-1	333-226840	4.28	08/14/2018

2.13	Certificate of Designation of Rights, Preferences, and Restrictions of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Nevada on August 12, 2019	10-Q	001-38334	3.12	08/14/2019

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2.14	Certificate of Designation of Series B Preferred Stock, dated February 17, 2023	8-K	001-38834	3.1	02/24/2023

2.15	Certificate of Amendment to the Articles of Incorporation, dated April 17, 2023	8-K	001-38834	3.1	04/18/2023

2.16	Certificate of Designation of Series C Preferred Stock, dated December 28, 2023	8-K	001-38834	3.1	01/04/2024

3.1	Common Stock Purchase Warrant dated January 11, 2018 issued to EMA Financial, LLC	8-K	001-38834	10.3	01/26/2018

3.2	Form of Investor Common Stock Purchase Warrant	S-1/A	333-226840	4.34	04/02/2019

3.3	Form of Underwriter’s Common Stock Purchase Warrant	S-1/A	333-226840	4.35	04/02/2019

3.4	Form of Common Stock Purchase Warrant in favor of A.G.P./Alliance Global Partners	S-1/A	333-226840	4.36	04/02/2019

3.5	Form of Common Stock Purchase Warrant	10-Q	001-38834	4.37	08/14/2019

3.7	Form of Common Stock Purchase Warrant (granted by the Company in February 2020 and March 2020)	8-K	001-38834	4.38	02/25/2020

3.8	Common Stock Purchase Warrant dated August 5, 2020 in favor of Iroquois Capital Investment Group LLC	S-3	333-243438	4.18	08/10/2020

3.9	Common Stock Purchase Warrant dated August 5, 2020 in favor of Iroquois Master Fund Ltd.	S-3	333-243438	4.19	08/10/2020

3.10	Common Stock Purchase Warrant dated August 6, 2020 in favor of Kingsbrook Opportunities Master Fund LP	S-3	333-243438	4.20	08/10/2020

3.11	Common Stock Purchase Warrant dated July 10, 2019 in favor of Meridian Newcastle Group, Inc.	S-3	333-243438	4.21	08/10/2020

3.12	Common Stock Purchase Warrant dated July 10, 2019 in favor of Meridian Newcastle Group, Inc.	S-3	333-243438	4.22	08/10/2020

3.13	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934	10-K/A	001-38834	4.17	06/04/2020

3.14	Form of Common Stock Purchase Warrant	8-K	001-38834	4.1	4/22/2022

4.1	Form of Subscription Agreement					X

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6.1#	2014 Stock Option Plan	8-K	001-38834	10.1	10/22/2014

6.2	Verb Technology Company, Inc. 2019 Omnibus Incentive Plan	S-8	333-235684	4.13	12/23/2019

6.3	Executive Employment Agreement dated December 20, 2019 by and between the Company and Rory J. Cutaia	10-K	001-38834	10.2	05/14/2020

6.4	Agreement and Plan of Merger, dated November 8, 2018, by and among the Company, Sound Concepts, Inc., NF Merger Sub, Inc., NF Acquisition Company, LLC, the shareholders of Sound Concepts, Inc., and the shareholders’ representative	8-K	001-38834	10.1	11/14/2018

6.5	Letter Agreement dated November 8, 2018, by and among the Company, Sound Concepts, Inc., NF Merger Sub, Inc., NF Acquisition Company, LLC, the shareholders of Sound Concepts, Inc., and the shareholders’ representative	8-K	001-38834	10.2	11/14/2018

6.6	Letter Agreement dated November 12, 2018, by and among the Company, Sound Concepts, Inc., NF Merger Sub, Inc., NF Acquisition Company, LLC, the shareholders of Sound Concepts, Inc., and the shareholders’ representative	8-K	001-38834	10.3	11/14/2018

6.7	Partner Application Distribution Agreement dated February 4, 2019, by and between the Company and Salesforce.com, Inc.	10-K	001-38834	10.43	02/07/2019

6.8	Lease Agreement dated February 5, 2019 by and between the Company and NPBeach Marina LLC	S-1/A	333-226840	10.45	02/19/2019

6.9	Warrant Agent Agreement dated April 4, 2019 by and between the Company and VStock Transfer, LLC	8-K	001-38834	10.1	04/05/2019

6.10	First Amendment to Lease dated June 2, 2019 by and between the Company and NPBeach Marina LLC	10-Q	001-38834	10.54	08/14/2019

6.11	Extension Letter from the Company to NPBeach Marina LLC dated March 26, 2019	10-Q	001-38834	10.55	08/14/2019

6.12	Securities Purchase Agreement dated August 14, 2019 between the Company and certain purchasers identified therein	10-Q	001-38834	10.56	08/14/2019

6.13	Form of Omnibus Waiver and Acknowledgment Agreement, entered into as of February 7, 2020, by and between the Company and certain purchasers of the Company’s Series A convertible Preferred Stock and grantees of the Company’s common stock purchase warrants in August 2019	8-K	001-38834	10.58	02/25/2020

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6.14	Form of alternative Omnibus Waiver And Acknowledgement Agreement, entered into as of February7, 2020, by and between the Company and certain purchasers of the Company’s Series A convertible Preferred Stock and grantees of the Company’s common stock purchase warrants in August 2019	8-K	001-38834	10.58a	02/25/2020

6.15	Form of Indemnity Agreement between the Company and each of its Executive Officers and Directors	10-K/A	001-38834	10.43	06/04/2020

6.16	Membership Interest Purchase Agreement, dated September 4, 2020, by and among Verb Acquisition Co., LLC, Ascend Certification, LLC, the sellers party thereto and Steve Deverall, as the seller representative	8-K	001-38834	10.1	09/10/2020

6.17	Amended and Restated Operating Agreement of Verb Acquisition Co., LLC, dated September 4, 2020, by and among Verb Acquisition Co., LLC and the members party thereto	8-K	001-38834	10.6	09/10/2020

6.18	At-the-Market Issuance Sales Agreement, dated November 16, 2021, between the Company and Truist Securities, Inc.	8-K	001-38834	1.1	11/16/2021

6.19	Common Stock Purchase Agreement, dated January 12, 2022, between the Company and Tumim Stone Capital LLC	8-K	001-38834	10.1	1/13/2022

6.20	Securities Purchase Agreement, dated January 12, 2022, amongst the Company and certain institutional investors identified therein	8-K	001-38834	10.2	1/13/2022

6.21	Form of Securities Purchase Agreement	8-K	001-38834	10.1	4/22/2022

6.22	Form of Securities Purchase Agreement	8-K	001-38834	10.1	10/28/2022

6.23	Note Purchase Agreement, dated November 7, 2022, between Verb Technology Company, Inc. and Streeterville Capital, LLC	10-Q	001-38834	10.1	11/14/22

6.24	Promissory Note, dated November 7, 2022, issued by Verb Technology Company, Inc.	10-Q	001-38834	10.2	11/14/22

6.25	Underwriting Agreement, dated January 24, 2023, by and between the Company and Aegis Capital Corp	8.K	001-38834	1.1	01/26/2023

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6.26	Subscription and Investment Representation Agreement, dated February 17, 2023, by and between the Company and purchaser signatory thereto	8-K	001-38834	10.1	02/24/2023

6.27	2019 Stock Incentive Plan (amended September 2, 2020 and ratified by Stockholders October 16, 2020)	DEF 14A	001-38834		09/11/2020

6.28	Amendment to 2019 Stock Incentive Compensation Plan	DEF 14A	001-38834		2/28/2023

6.29	Note Purchase Agreement dated October 11, 2023, between the Company and Streeterville Capital, LLC	8-K	001-38834	10.1	10/17/2023

6.30	Promissory Note dated October 11, 2023, issued by the Company	8-K	001-38834	10.2	10/17/2023

6.31	ATM Sales Agreement between the Company and Ascendiant Capital Markets, LLC, dated December 15, 2023	8-K	001-38834	1.1	12/15/2023

6.32	Securities Purchase Agreement, dated December 29, 2023, by and between the Company and Streeterville Capital, LLC	8-K	001-38834	10.1	01/04/2024

7.1	Asset Purchase Agreement dated June 13, 2023, between the Company and SW Direct Sales, LLC	8-K	001-38834	10.1	06/20/2023

9.1	Letter of Weinberg & Company, P.A. dated April 21, 2023	8-K	001-38834	16.1	04/21/2023

11.1	Consent of Weinberg & Company, PA					X

11.2	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 12.1) (to be filed by amendment)

12.1	Opinion of Sichenzia Ross Ference Carmel LLP (to be filed by amendment)

(#) A contract, compensatory plan or arrangement to which a director or executive officer is a party or in which one or more directors or executive officers are eligible to participate.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on February 14, 2024.

VERB TECHNOLOGY COMPANY, INC.

By:	/s/ Rory J. Cutaia
Rory J. Cutaia
Chief Executive Officer (Principal Executive Officer)

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rory J. Cutaia	Chairman of the Board,	February 14, 2024
Rory J. Cutaia	Chief Executive Officer, President and Secretary
(Principal Executive Officer)

/s/ Bill J. Rivard	Chief Financial Officer	February 14, 2024
Bill J. Rivard	(Principal Financial Officer and Principal Accounting Officer)

/s/ James P. Geiskopf	Lead Director	February 14, 2024
James P. Geiskopf

/s/ Kenneth S. Cragun	Director	February 14, 2024
Kenneth S. Cragun

/s/ Edmund C. Moy	Director	February 14, 2024
Edmund C. Moy

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